PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 1 of 125 Quarterly Financial Information [105000] Management commentary .................................................................................................................................2 [110000] General information about financial statements ...........................................................................................37 [210000] Statement of financial position, current/non-current.....................................................................................38 [310000] Statement of comprehensive income, profit or loss, by function of expense ...........................................40 [410000] Statement of comprehensive income, OCI components presented net of tax .........................................41 [520000] Statement of cash flows, indirect method ......................................................................................................43 [610000] Statement of changes in equity - Accumulated Current ..............................................................................45 [610000] Statement of changes in equity - Accumulated Previous ............................................................................48 [700000] Informative data about the Statement of financial position .........................................................................51 [700002] Informative data about the Income statement...............................................................................................52 [700003] Informative data - Income statement for 12 months.....................................................................................53 [800001] Breakdown of credits ........................................................................................................................................54 [800003] Annex - Monetary foreign currency position..................................................................................................59 [800005] Annex - Distribution of income by product .....................................................................................................60 [800007] Annex - Financial derivate instruments ..........................................................................................................61 [800100] Notes - Subclassifications of assets, liabilities and equities .......................................................................73 [800200] Notes - Analysis of income and expense.......................................................................................................77 [800500] Notes - List of notes ..........................................................................................................................................78 [800600] Notes - List of accounting policies ..................................................................................................................79 [813000] Notes - Interim financial reporting ...................................................................................................................80 Exhibit 1 PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 2 of 125 [105000] Management commentary Management commentary [text block] In addition to this document, the Company is providing a report to publish its preliminary financial and operational results as of September 30, 2024. The Company encourages the reader to analyze this document together with the information provided in said report and annexes in addition to the transcript of its conference call announcing its quarterly results. All comparisons are made against the same period of the previous year unless otherwise specified. This call was made on October 29, 2024. Annexes, transcripts, and relevant documents related to this call can be found at www.pemex.com/en/investors. Information Summary Third Quarter 2024 During the third quarter of 2024 (3Q24), Petróleos Mexicanos maintained its commitment to provide timely support for operations, employing resources responsibly and efficiently. The Exploration and Production strategy prioritized activities in shallow waters and onshore areas, primarily focusing on promoting the accelerated development of new fields and reducing the time to bring recent discoveries into operation, while also maintaining baseline production. However, natural decline in fields and adverse weather conditions negatively impacted production, resulting in 3Q24 production of 1,764 thousand barrels per day (Mbd), which is 107 Mbd below the 1,871 Mbd achieved in 3Q23. In 3Q24, crude processing reached 962 Mbd, an increase of 185 Mbd compared to the 3Q23, reflecting progress in the consolidation of the rehabilitation and timely maintenance plan for the National Refining System, which has allowed for recovery of capacity and improved operational efficiency. Regarding financial results, a net loss of MXN 161.5 billion was reported in 3Q24, which is MXN 82.3 billion higher than the loss recorded in 3Q23. This increase is primarily due to a 6.84% rise in the peso/dollar exchange rate during 3Q24, resulting in an exchange loss of MXN 130.1 billion for the period, which is MXN 82.3 billion greater than the exchange loss of MXN 47.8 billion observed in 3Q23. The financing strategy continued to be executed in coordination with the Ministry of Finance and Public Credit, aimed at ensuring timely access to resources to optimally meet the company’s commitments while promoting a reduction in debt levels. This resulted in a balance of USD 97.3 billion as of September 30, 2024, representing a USD 8.7 billion decrease compared to the balance recorded at the end of 2023. As a key participant in national development, Petróleos Mexicanos recognizes the importance of sharing information with its stakeholders to enhance their understanding of the company's actions regarding climate change. During 3Q24, efforts continued to strengthen the company’s sustainability strategy, including the publication and dissemination, in both English and Spanish, of the first Climate Risk Report aligned with the guidelines of the Task Force on Climate-related Financial Disclosures (TCFD). This report discloses the actions taken and future plans for managing risks and opportunities associated with climate change, as well as for increasing the company’s resilience and transitioning to a more sustainable economy. PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 3 of 125 Main Results 3Q23 3Q24 Change % Operative (Mbd) Crude Oil Production 1,871 1,764 (5.7) Crude Oil Processing 778 962 23.7 Financial (Ps. million) Operating Income (loss) 31,662 508 (98.4) Net Income (loss) (79,134) (161,455) (104.0) EBITDA 84,014 84,775 0.9 Disclosure of nature of business [text block] Petróleos Mexicanos, its Productive State-owned Subsidiaries, its Affiliates, and its Subsidiary Entities (PEMEX), comprise the oil and gas Productive State-Owned Company of the United Mexican States. Petróleos Mexicanos is a Productive State-Owned Company of the Federal Government of Mexico, with legal personality and equity, with technical, operational and managerial autonomy, as established on the Law of Petróleos Mexicanos. Disclosure of management's objectives and its strategies for meeting those objectives [text block] Petróleos Mexicanos is Mexico's oil and gas production company, whose objective is to compete in an open market and maintain a leadership position in the energy sector, generating economic value through all its business lines, from the hydrocarbons exploration and extraction in Mexico and abroad, to refining, transforming, processing and commercialization of hydrocarbons and derivatives. Disclosure of entity's most significant resources, risks and relationships [text block] PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 4 of 125 When evaluating the potential acquisition of securities from PEMEX, potential investors must consider all the information included in the company's Annual Report, and specially, the risk factors hereby mentioned. These risks could significantly affect PEMEX's performance and profitability but are not the only risks the Company faces. Risks described in this document are the ones PEMEX is currently aware of and that it considers relevant. In addition, other risks may exist or emerge in the future and influence the price of the company's securities. Risk Factors Related to Our Operations We have a substantial amount of indebtedness and other liabilities and are exposed to significant liquidity constraints, which could make it difficult for us to obtain financing on favorable terms and could adversely affect our financial condition, results of operations and ability to repay our debt and, ultimately, our ability to operate as a going concern without additional support from the Mexican Government. We have a substantial amount of debt, which we have incurred primarily to fund operating expenses and finance our capital investment projects. Due to our heavy tax burden, our cash flow from operations in recent years has not been sufficient to fund our capital expenditures and other expenses and, accordingly, we face significant indebtedness. Therefore, in order to develop our assigned hydrocarbon reserves, service our indebtedness and amortize scheduled debt maturities, we will need to obtain funds from a broad range of sources, in addition to continuing efficiency and cost-cutting initiatives. There can be no assurances that we will continue to have access to capital on favorable terms or any terms at all. During the first nine months period ended on September 30, 2024, we received support from the Mexican Government to strengthen our financial condition by Ps. 145.0 billion and by Ps. 5.5 billion for el proyecto aprovechamiento de residuales in the Salina Cruz refinery, Oaxaca. As of September 30, 2024, our total indebtedness, including accrued interest, was Ps. 1,910.1 billion (U.S. $97.3 billion), in nominal terms, which represented a 6.4% decrease in peso terms compared to our total indebtedness, including accrued interest, of Ps. 1,794.5 billion (U.S. $106.0 billion) as of December 31, 2023. As of September 30, 2024, 44.9% of our existing debt, or Ps. 856.9 billion (U.S. $43.6 billion), including accrued interest, is scheduled to mature in the next three years, including Ps. 227.4 billion (U.S. $11.6 billion) scheduled to mature in 2024. Our working capital got better from a negative working capital of Ps. 585.2 billion (U.S. $29.8 billion) as of December 31, 2023 to a negative working capital of Ps. 565.8 billion (U.S. $ 28.8 billion) as of September 30, 2024. Our level of debt may increase further in the short or medium term as a result of new financing activities or future depreciation of the peso as compared to the U.S. dollar and may have an adverse effect on our financial condition, results of operations and liquidity position. To service our debt, we have relied and may continue to rely on a combination of cash flows from our operations, drawdowns under our available credit facilities, capital contributions from the Mexican Government and the incurrence of additional indebtedness (including refinancing of existing indebtedness). If we were unable to obtain financing on favorable terms or any terms at all, this could hamper our ability to obtain further financing, to invest in projects, exploit hydrocarbon reserves, and meet our principal and interest payment obligations with our creditors. This risk would be further magnified if we also were unable to receive support from the Mexican Government. As a result, we may be exposed to significant liquidity constraints and may not be able to service our debt, pay our suppliers or make the capital expenditures required to maintain our current production levels and to maintain, and increase, the proved hydrocarbon reserves assigned to us by the Mexican Government, which may adversely affect our financial condition and results of operations. See “—Risk Factors Related to our Relationship with the Mexican Government—We must make significant capital expenditures to maintain our current production levels, and to maintain, as well as increase, the proved hydrocarbon reserves assigned to us by the Mexican Government. Reductions in our income, adjustments to our capital expenditures budget or an inability to obtain financing may limit our ability to make capital investments” below. If such constraints occur at a time when our cash flow from operations is less than the resources necessary to meet our debt service obligations, we could be forced to further reduce our planned capital expenditures and implement further austerity

PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 5 of 125 measures in order to provide additional liquidity to our operations. A reduction in our capital expenditure program could adversely affect our financial condition and results of operations. Additionally, such measures may not be sufficient for us to meet our obligations. Our condensed consolidated interim financial statements not audited have been prepared on the assumption that we will continue as a going concern. Our condensed consolidated interim financial statements not audited as of September 30, 2024, have been prepared under the assumption that we will continue as a going concern. However, there is material uncertainty that raises significant doubt about our ability to continue operating as a going concern. Our condensed consolidated interim financial statements not audited as of the first nine months period ended on September 30, 2024 do not include any adjustments that might result from the outcome of that uncertainty. If the actions we are taking to improve our financial condition are not successful, we may not be able to continue operating as a going concern. Downgrades in our credit ratings could negatively impact our access to the financial markets and cost of financing. We rely on access to the financial markets to fund our operations and finance the capital expenditures needed to carry out our capital investment projects. Accordingly, credit ratings are important to our business and financial condition. Ratings address our creditworthiness and the likelihood of timely payment of our long-term debt securities. Ratings are not a recommendation to purchase, hold or sell securities and may be changed, suspended or withdrawn at any time. Our current credit ratings and the rating outlooks depend, in part, on economic conditions and other factors that affect credit risk and are outside our control, as well as assessments of the creditworthiness of Mexico. Certain rating agencies downgraded Mexico’s credit ratings in July 2022 and their assessment of Mexico’s creditworthiness has and may further affect our credit ratings. Further, certain rating agencies recently downgraded our credit rating and/or ratings outlook during July and December of 2023, February and April of 2024. We currently have a “split rating” among the rating agencies that formally rate our credit profile. Two of such rating agencies have assigned us a non-investment grade rating and the other agency assigned us an investment grade rating. For more information regarding credit ratings, you can consult our web site www.pemex.com. While these downgrades do not constitute a default or an event of default under our debt instruments, they have increased our cost of financing. Further downgrades may have material adverse consequences on our ability to access the financial markets and the terms on which we may obtain financing, including our cost of financing. In turn, this could significantly harm our financial condition, results of operations and ability to meet existing obligations. In addition, in connection with the entry into new financings or amendments to existing financing arrangements, our financial and operational flexibility may be impaired as a result of more restrictive covenants, requirements for security and other terms that may be imposed on “split-rated” entities. Our “split rating” and any further credit rating downgrades could also negatively impact the prices of our debt securities, reduce our potential pool of investors and limit our funding sources, among other consequences. There can be no assurance that we will be able to maintain or improve our current credit ratings or outlook. Crude oil, natural gas and petroleum products prices are volatile, and low crude oil and natural gas prices adversely affect our income and cash flows and the value of the hydrocarbon reserves that we have the right to extract and sell. Most of our cash flow derives from sales of crude oil, petroleum products and natural gas. International prices of crude oil, petroleum products and natural gas are subject to global supply and demand and fluctuate due to many factors beyond our control. These factors include (i) competition within the oil and natural gas industry, (ii) the existence and development of alternative sources of energy, (iii) prices fluctuations of alternative sources of energy, (iv) the cost of exploration and exploitation of oil fields, (v) international economic trends, (vi) exchange rate fluctuations, (vii) expectations of inflation, (viii) domestic and PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 6 of 125 foreign laws and government regulations, (ix) political, social and other events (including public health events and armed conflict) in major oil- and natural gas-producing and consuming nations, (x) actions taken by Organization of the Petroleum Exporting Countries (“OPEC”) members and other oil exporting countries, (xi) trading activity in oil and natural gas and (xii) transactions in derivative financial instruments (“DFIs”) related to oil and gas. When international prices of crude oil, petroleum products and/or natural gas are low, we earn less revenue and, therefore, generate lower cash flows and earn less income before taxes and duties because our costs remain roughly constant. Conversely, when prices of crude oil, petroleum products and/or natural gas are high, we earn more revenue and our income before taxes and duties increases. The Mexican crude oil export price has been extremely volatile in recent years, reaching an unprecedented low of negative U.S. $7.33 per barrel on April 28, 2020 in reaction to the COVID-19 pandemic and actions taken by other oil-producing countries. During the first nine months period ended on September 30, 2024, the weighted average Mexican crude oil price remained volatile due to market conditions, averaging U.S. $ 72.48 per barrel, as compared to U.S. $ 69.12 per barrel during 2023. Any future decline in international crude oil and natural gas prices will have a negative impact on our results of operations and financial condition. Price fluctuations may also affect estimates of the amount and value of Mexico’s hydrocarbon reserves that we have the right to extract and sell, which could affect our future production levels. See “—Risk Factors Related to our Relationship with the Mexican Government—Hydrocarbon reserves are based on estimates, which are uncertain and subject to revisions” below. We could be affected by the generation of persistent false information and synthetic content, through artificial intelligence and the use of tools for its dissemination that make it challenging to distinguish this content from genuine information from the media and governments. Misinformation, false information, and synthetic content generated deliberately or not, will be increasingly prevalent, which could lead to significant shifts in public opinion and distrust in facts and authority. This information is often disseminated with specific objectives, such as increasing climate activism, promoting an escalation of conflicts, provoking disagreements that could influence the results of elections and changes of government at a global level, polarizing opinions, damaging reputations of individuals and companies, inciting riots, among others. Likewise, recent technological advances have improved the volume, scope, and effectiveness of counterfeit information, with flows more difficult to track and control. Our business could be negatively impacted by hydrocarbon price volatility, as the result of actual or threatened global military or paramilitary activity and any related destabilization of the world energy markets. Our income and cash flows depend on the prices of crude oil, petroleum products and natural gas. Oil prices are highly sensitive to actual and perceived threats to global geopolitical stability and to changes in production from Organization of the Petroleum Exporting Countries (OPEC) and OPEC+ member states and other oil-producing nations. An increase, or the threat of an increase, in military or paramilitary activities, including Russian military activities in Ukraine, the increasing conflict in Gaza and related countries, could lead to increased volatility in global oil, natural gas and petroleum products prices. The destabilization of global hydrocarbon prices could reduce the price we receive from our sales and adversely affect our profitability. Increases in oil, gas and petroleum products prices may not persist and could be followed by price decreases based on factors beyond our control, including geopolitical events. Our business may be materially and adversely affected by the emergence of epidemics or pandemics. PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 7 of 125 Public health events, including epidemics and pandemics caused by infectious agents and diseases, such as the COVID-19 pandemic, may adversely impact the health of our workforce, the operations of our partners and suppliers and demand the redesign of routines and procedures. Public health events can also significantly affect the operation of our facilities, including our oil platforms, refineries and terminals, as well as adversely impact the functioning of our supply chain. In addition, public health events may impact Mexico, the Mexican and/or the global economy and the international prices, and demand for crude oil, petroleum products and/or natural gas, which may in turn affect our business, results of operations and financial condition. See “—Risk Factors Related to our Operations—Crude oil, natural gas and petroleum products prices are volatile, and low crude oil and natural gas prices adversely affect our income and cash flows and the value of the hydrocarbon reserves that we have the right to extract and sell” above for further information. The impact of current or future public health events is highly uncertain and will depend on numerous evolving factors that we cannot predict, including, among others: • the duration, scope, and severity of any such public health event; • volatility in oil demand and oil prices; • the impact of travel bans, shelter-in-place orders, or work-from-home policies; • staffing shortages; • interest rate and inflation rate volatility; • general economic, financial, and industry conditions, particularly relating to liquidity and financial performance, which may be amplified by the effects of public health events; and • the long-term effects of any such public health event on the Mexican and global economies, including on global supply chains, consumer confidence and spending, financial markets and the availability of credit for us, our suppliers and our customers, among others. We are an integrated oil and gas company and are exposed to production, equipment and transportation risks, criminal acts, blockades to our facilities and deliberate acts of terror that could adversely affect our business, results of operations and financial condition. We are subject to several risks that are common among oil and gas companies. These risks include (i) production risks, including fluctuations in production due to operational hazards, accidents at our facilities and effects of natural disasters or weather, (ii) equipment risks, including those relating to the adequacy, condition and maintenance of our facilities and equipment and (iii) transportation risks, including those relating to the condition, availability and vulnerability of pipelines and other modes of transportation. Our business is subject to risks of explosions in pipelines, refineries, plants, drilling wells and other facilities, as well as oil spills, hurricanes in the Gulf of Mexico and other natural or geological disasters and accidents, fires and mechanical failures. Our operations are also exposed to risks arising from criminal acts to steal, divert or tamper with our crude oil, natural gas and refined products from our pipeline network, as well as risks arising from materials and equipment theft. Since 2021, we have experienced an increase in the illegal “tapping” of our pipelines and the illegal trade in the fuels that we produce. In some cases, such criminal activity has led to explosions, property and environmental damage, injuries and loss of life, as well as loss of revenue from the stolen products. The actions we have taken in conjunction with the Mexican Government to reduce the illicit market of fuels have not produced sustained improvement in recent years. In 2023 and 2022, we discovered 14,890 and 13,946 illegal pipeline taps, respectively. We are also exposed to that some of our employees may, or may be perceived to, be participating in the illicit market in fuels. In addition, our facilities are exposed to intentional acts of sabotage, terrorism, blockades, theft and piracy. The occurrence of incidents such as these related to the production, processing and transportation of oil and gas products could result in personal injuries, loss of life, environmental damage from the subsequent containment, clean up and repair expenses, equipment damage and damage to our facilities, which in turn could adversely affect our business, results of operations and financial condition. PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 8 of 125 We are exposed to cybersecurity incidents, failures and attacks that could adversely affect our business, results of operations and financial condition. Our operations are highly dependent on information technology systems and services. Cyber-threats and cyber-attacks are becoming increasingly sophisticated, coordinated and costly, and could and have been targeted at our operations or information technology systems. If the integrity of our information technology systems were to be compromised due to cyber-attacks, or due to the negligence or misconduct of our employees, our business operations could be disrupted or even paralyzed, and our proprietary information could be stolen or lost. If such information security failures occur, we could face, among other things, (i) disruptions to our operations and critical infrastructure, (ii) regulatory action, (iii) legal liability, (iv) damage to our reputation, (v) a significant reduction in revenues, (vi) an increase in costs (including costs associated with the recovery of information and assets), and (vii) a loss of our investments in areas affected by such cyber-attacks, which in turn could have a material adverse effect on our reputation, results of operations and financial condition. A continued decline in our proved hydrocarbon reserves and production could adversely affect our operating results and financial condition. Some of our existing oil and gas-producing fields are mature and, which implies that, our reserves and production may decline as reserves are depleted. In 2023, our total proven reserves had a small increase of 29.6 million barrels of crude oil equivalent, or 0.4%, after accounting for discoveries, extensions, revisions, and delimitations, from 7,450.8 million barrels of crude oil equivalent as of December 31, 2022 to 7,480.4 million barrels of crude oil equivalent as of December 31, 2023. Based on these numbers, our reserve replacement ratio (“RRR”) in 2023 was 103.2%, an increase as compared to a RRR of 102.8% in 2022. Our proven reserves increased from 7,450.8 million barrels of crude oil equivalent as of December 31, 2022 to 7,480.4 million barrels of crude oil equivalent as of December 31, 2023, due to discoveries, developments, delineations and, revisions of our proved reserves, in particular to the recategorization of reserves due to drilling of development wells. Crude oil production increased by 5.1% in 2023, mainly as a result of the increase in the new offshore fields projects Maloob, Balam, Esah, Itta, Pokche, Teca, Tlalkivak, Tekel and Ayatsil in onshore fields Quesqui, Tupilco Profundo, Cibix, Racemosa and Ixachi. As of the nine months period ended on September 30, 2024, the production of liquids with partners was 1,764 thousand barrels per day of crude oil which represents a decrease of 107 thousand barrels per day of crude oil compared to the same period in 2023. The main causes of this decrease are the natural decline of fields such as Maloob and Zaap, delays in the installation of marine infrastructure, adverse weather conditions and delays in the completion of complex wells due to their depth, pressure and temperature. There can be no assurance, however, that we will be able to continue to increase, or otherwise stop or reverse the trend of decline in, our proved reserves and production, which at any time could have an adverse effect on our business, results of operations and financial condition. Developments in the oil and gas industry and other factors may result in substantial write-downs of the carrying amount of certain of our assets, which could adversely affect our operating results and financial condition. We evaluate on an annual basis, or more frequently where the circumstances require, the carrying amount of our assets for possible impairment. Our impairment tests are performed by a comparison of the carrying amount of an individual asset or a cash- generating unit with its recoverable amount. Whenever the recoverable amount of an individual asset or cash-generating unit is less than its carrying amount, an impairment loss is recognized to reduce the carrying amount to the recoverable amount. Changes in the economic, regulatory, business or political environment in Mexico or other markets where we operate, such as the liberalization of fuel prices or a significant decline in international crude oil and gas prices, among other factors, may result in the recognition of impairment charges in certain of our assets. Due to continued decline in the price of crude oil, we have performed

PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 9 of 125 impairment tests of our non-financial assets (other than inventories and deferred taxes) at the end of each quarter. As of September 30, 2024 and 2023 we recognized a net impairment in the amount of Ps. 51.8 billion and Ps. 74.2 billion respectively. See Note 13 to our condensed consolidated interim financial statements not audited as of the first nine months period ended on September 30, 2024 for further information about the impairment of certain of our assets. Future developments in the economic environment, in the oil and gas industry and other factors could result in further substantial impairment charges, adversely affecting our operating results and financial condition. Increased competition in the energy sector could adversely affect our business and financial performance. The Mexican Constitution and the Ley de Hidrocarburos (the “Hydrocarbons Law”) allow other oil and gas companies, in addition to us, to carry out certain activities related to the energy sector in Mexico, including exploration and production activities, and the import and sale of gasoline. As a result, we face competition for the right to explore and develop new oil and gas reserves in Mexico. We also face competition in connection with certain refining, transportation and processing activities, as well as the distribution and sale of gasoline and other fuels. Increased competition could make it difficult for us to hire and retain skilled personnel, especially for the sale of gasoline. If we are unable to compete successfully with other oil and gas companies in the energy sector in Mexico, our results of operations and financial condition may be adversely affected. We are subject to Mexican and international anti-corruption, anti-bribery and anti-money laundering laws. Our failure to comply with these laws could result in penalties, which could harm our reputation and have an adverse effect on our business, results of operations and financial condition. We are subject to Mexican and international anti-corruption, anti-bribery and anti-money laundering laws. We maintain a corporate compliance program that includes policies and processes intended to monitor compliance with these laws, such as our internal control system. Our internal control system aims to prevent risks, anticipate any weaknesses arising from our operations or internal control over financial reporting and promote information exchange and communication. However, we are subject to the risk that our management, employees, contractors or any person doing business with us may (i) engage in fraudulent activity, corruption or bribery, (ii) circumvent or override our internal controls and procedures or (iii) misappropriate or manipulate our assets to our detriment. This risk is heightened because we have a large number of complex and significant contracts with local and foreign third parties. Although we have systems and internal policies in place for identifying, monitoring and mitigating these risks, such systems and policies have failed in the past and may not be effective in the future. Further, we cannot ensure that these compliance policies and processes will prevent intentional, reckless or negligent acts committed by our management, employees, contractors or anyone doing business with us. Any failure—real or perceived—to comply with applicable governance or regulatory obligations by our management, employees, contractors or any person doing business could harm our reputation, limit our ability to obtain financing and otherwise have a material adverse effect on our business, financial condition and results of operations. If we fail to comply with any applicable anti-corruption, anti-bribery or anti-money laundering laws, we and our management, employees, contractors or any person doing business with us may be subject to criminal, administrative or civil penalties and other measures, which could in turn have material adverse effects on our reputation, business, financial condition and results of operations. Any investigation of potential violations of anti-corruption, anti-bribery or anti-money laundering laws by governmental authorities in Mexico or other jurisdictions could result in an inability to prepare our condensed consolidated interim financial statements not audited in a timely manner and could adversely impact our reputation, limit our ability to access financial markets and adversely affect our ability to obtain contracts, assignments, permits and other government authorizations necessary to participate in our industry, which, in turn, could have adverse effects on our business, results of operations and financial condition. We participate in strategic alliances, joint ventures and other joint arrangements, which may not perform as expected, could harm our reputation and could have an adverse effect on our business, results of operations and financial condition. PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 10 of 125 Although we have not entered into any strategic alliances, joint ventures or other joint arrangements since 2018, we continue to participate in previous arrangements and we have recently entered into contratos de servicios integrales de exploración y extracción (long-term service contracts for oil production, or “CSIEEs”). CSIEEs are intended to reduce or reallocate risks in oil and gas exploration and production, refining, transportation and processing activities. Our partners in such arrangements may, as a result of financial or other difficulties, be unable or unwilling to fulfill their financial or other obligations under our agreements, threatening the viability of the relevant project. In addition, our partners may have inconsistent or opposing interests and may act contrary to our policies or objectives, which could be to our overall detriment. If our strategic alliances, joint ventures or other joint arrangements do not perform as expected, our reputation may be harmed and our business, financial condition and results of operations could be adversely affected. Our brand and reputation are key assets, and our business may be materially affected by negative perceptions from the media, investors and rating agencies. Our reputation is a key asset, and perceptions of our commitment to and compliance with environmental, corporate governance and social goals could have a material impact on us, our ability to obtain financing and the value of our debt securities. We are exposed to significant publicity due to our relationship with the Mexican Government and our role in the Mexican economy. Political and public sentiment regarding the Mexican Government, Mexico, the oil and gas industry and us has resulted and may result in adverse publicity affecting us, which may expose us to reputational harm, regardless of the accuracy of information being publicized. Our exposure to potentially adverse publicity is heightened by the growing role of social media and the increasing sophistication and availability of generative artificial intelligence, which facilitates the creation of false or misleading information and increase the velocity with which such information is distributed. In addition to the general risk that negative publicity poses to us and our reputation, rating agencies and third party ESG certification agencies may consider publicly available data and information as part of their analysis and methodology. Any such information that adversely affects our reputation could be considered in the assessments by these agencies, which could have a negative impact on us and, in turn, increase our cost of financing. See “—Risk Factors Related to Climate Issues—Deficient performance related to environmental, social and governance (ESG) criteria may adversely impact our reputation and could make it difficult for us to access financing, increase the cost of financing, reduce insurance options or increase the cost of insurance” below. Risk Factors Related to our Relationship with the Mexican Government The Mexican Government controls us, could transfer or reorganize our assets, or may otherwise limit our ability to satisfy our external debt obligations. We are controlled by the Mexican Government and our annual budget may be adjusted by the Mexican Government in certain respects. Pursuant to the Petróleos Mexicanos Law, we are a productive state-owned company. The Petróleos Mexicanos Law establishes a special regime governing, among other things, our budget, debt levels, administrative liabilities, acquisitions, leases, services and public works. This special regime provides Petróleos Mexicanos with additional technical and managerial autonomy and, subject to certain restrictions, with additional autonomy with respect to our budget. Notwithstanding this increased autonomy, the Mexican Government still controls us and, subject to the approval of the Chamber of Deputies, has the power to adjust our targeted net cash flow for the fiscal year based on our projected revenues and expenses, as well as our annual wage and salary expenditures. Adjustments to our annual budget may compromise our ability to develop the reserves assigned to us by the Mexican Government and to successfully compete with other oil and gas companies that may enter the Mexican energy sector. In addition, the Mexican Government’s control over us could adversely affect our ability to make payments on our outstanding securities. Although we are wholly owned by the Mexican Government, our financial obligations do not constitute obligations of, and are not guaranteed by, the Mexican Government. See “—Risk Factors Related to our Relationship with the Mexican Government—Our financial obligations are not guaranteed by the Mexican Government.” PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 11 of 125 The Mexican Government’s agreements with international creditors may affect our external debt obligations. In certain past debt restructurings of the Mexican Government, our external indebtedness was treated on the same terms as the debt of the Mexican Government and other public-sector entities, and it may be treated on similar terms in any future debt restructuring. In addition, Mexico has entered into agreements with official bilateral creditors to reschedule public-sector external debt. The Mexican Government has not requested restructuring of bonds or debt owed to multilateral agencies. If the Mexican Constitution and federal law were amended in the future, the Mexican Government would have the power to reorganize our corporate structure, including a transfer of all, or a portion of, our assets to an entity not controlled, directly or indirectly, by the Mexican Government. See “—Risk Factors Related to Mexico” below. Our financial obligations are not guaranteed by the Mexican Government. Although we are wholly owned by the Mexican Government, our financial obligations do not constitute obligations of, and are not guaranteed by, the Mexican Government. Accordingly, the Mexican Government has no legal obligation to make principal or interest payments on our debt, nor would any such obligation arise if we were unable to service our financial obligations. The Mexican Government may cease to support us. The Mexican Government made capital contributions to us of Ps. 5.5 billion (U.S.$ 108.1 billion) in the first nine months period ended on September 30, 2024. Given that the Mexican Government is not legally or contractually obligated to make such capital contributions to us or assist us in repaying our debt, it may cease to provide such support at any time. Any change in the Mexican Government’s support of us, including as a result of liquidity constraints or a change in policy objectives, would likely have a material adverse effect on our financial condition and ability to pay our indebtedness obligations, as well as on the market value of our debt securities. We pay significant taxes and duties to the Mexican Government and, if certain conditions are met, we may be required to pay a state dividend, which may limit our capacity to expand our investment program or negatively impact our financial condition generally. We are required to make significant payments to the Mexican Government, including in the form of taxes and duties, which may limit our ability to make capital investments. As of September 30, 2024, our total taxes and duties were Ps. 122.2 billion, or 9.8% of our sales revenues in the form of taxes and duties, which constituted a substantial portion of the Mexican Government’s revenues. On February 13, 2024, the Federal Government issued a decree granting a tax credit equivalent to 100% of the fees for hydrocarbon extraction and shared utility rights for the months of October, November and December of 2023 for an amount of Ps. 91.5 billion and, on January 2024 for an amount of Ps.20.6 billion. On August 23, 2024, another decree was issued granting a tax credit equivalent to 100% of the amount of the right to extract hydrocarbons for the months of June and July 2024 for Ps. 11.0 billion and the right to shared profits corresponding to the months of May, June and July for Ps. 47.7 billion, which reduced the tax burden for fiscal year 2023. As of January 1, 2024, 2023, and 2022, the applicable rate of the Derecho por la Utilidad Compartida (Profit-Sharing Duty or “DUC”) was 30%, 40% and 54%, respectively. In addition, we are generally required, subject to the conditions set forth in the Petróleos Mexicanos Law, to pay a state dividend to the Mexican Government. We were not required to pay a state dividend from 2016 through 2023, and we will not be required to pay a state dividend in 2024. Although the Mexican Government has on occasion indicated a willingness to reduce its reliance on payments made by us, and recent changes to the fiscal regime applicable to us are designed in part to reduce such reliance by the Mexican Government, we cannot provide any assurances that we will not be required to continue to pay a large proportion of our sales revenue to the Mexican Government. In addition, the Mexican Government may change the applicable rules in the future. PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 12 of 125 The Mexican Government could enter into agreements with other nations to limit production. Although Mexico is not a member of OPEC, it from time to time enters into agreements with OPEC and non-OPEC countries to reduce the global supply of crude oil. We do not control the Mexican Government’s international affairs and the Mexican Government could enter into further agreements with OPEC, OPEC+ or other countries to restrict our crude oil production or exports in the future. A reduction in our oil production or exports may have an adverse effect on our business, results of operations and financial condition. The Mexican nation, not us, owns the hydrocarbon reserves located in Mexico and our right to continue to extract these reserves is subject to the approval of the Ministry of Energy. The Mexican Constitution provides that the Mexican nation, not us, owns all petroleum and other hydrocarbon reserves located in Mexican territory. Article 27 of the Mexican Constitution provides that the Mexican Government will carry out exploration and production activities through agreements with third parties and through assignments to and agreements with us. We and other oil and gas companies are allowed to explore and extract the petroleum and other hydrocarbon reserves located in Mexico, subject to assignment of rights by the Secretaría de Energía (Ministry of Energy) and entry into agreements pursuant to a competitive bidding process. Access to crude oil and natural gas reserves is essential to an oil and gas company’s sustained production and generation of income, and our ability to generate income would be materially and adversely affected if the Mexican Government were to restrict or prevent us from exploring or extracting any of the crude oil and natural gas reserves that it has assigned to us, or if we are unable to compete effectively with other oil and gas companies in future bidding rounds for additional exploration and production rights in Mexico. For more information, see “—Risk Factors Related to our Relationship with the Mexican Government—We must make significant capital expenditures to maintain our current production levels, and to maintain, as well as increase, the proved hydrocarbon reserves assigned to us by the Mexican Government. Reductions in our income, adjustments to our capital expenditures budget or an inability to obtain financing may limit our ability to make capital investments” below. Hydrocarbon reserves are based on estimates, which are uncertain and subject to revisions. The information on oil, gas and other reserves set forth in this report is based on estimates. Reserves valuation is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact manner; the accuracy of any reserves depends on the quality and reliability of available data, engineering and geological interpretation and expert judgment. Additionally, estimates may be revised based on subsequent results of drilling, testing and production. These estimates are also subject to certain adjustments based on changes in variables, including crude oil prices. Therefore, proved reserves estimates may differ materially from the ultimately recoverable quantities of crude oil and natural gas. Downward revisions in our reserve estimates could lead to lower future production, which could have an adverse effect on our results of operations and financial condition. See “—Risk Factors Related to our Operations—Crude oil, natural gas and petroleum products prices are volatile, and low crude oil and natural gas prices adversely affect our income and cash flows and the value of the hydrocarbon reserves that we have the right to extract and sell” above. We revise our hydrocarbon reserve estimates annually, which may result in material revisions to estimates contained in this report. Our ability to maintain our long-term growth objectives for oil production depends on our ability to successfully develop our reserves, and failure to do so could prevent us from achieving our long-term goals for growth in production. The Comisión Nacional de Hidrocarburos (National Hydrocarbons Commission, or “CNH”) has the authority to review and approve our hydrocarbon reserves estimates and may require us to adjust these estimates. In case of a request to adjust these hydrocarbon reserves estimates could result in our inability to prepare our condensed consolidated interim financial statements

PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 13 of 125 not audited in a timely manner. This could adversely impact our ability to access financial markets and obtain contracts, assignments, permits and other government authorizations necessary to participate in the crude oil and natural gas industry, which, in turn, could have an adverse effect on our business, results of operations and financial condition. We must make significant capital expenditures to maintain our current production levels, and to maintain, as well as increase, the proved hydrocarbon reserves assigned to us by the Mexican Government. Reductions in our income, adjustments to our capital expenditures budget or an inability to obtain financing may limit our ability to make capital investments. Because our ability to maintain, as well as increase, our oil production levels is highly dependent on our ability to successfully develop existing hydrocarbon reserves and, in the long term, on our ability to obtain the right to develop additional reserves, we continually invest capital to enhance our hydrocarbon recovery factor and improve the reliability and productivity of our infrastructure. The development of the reserves assigned to us by the Mexican Government demands significant capital investments and poses significant operational challenges. Our right to develop such reserves is conditioned upon our ability to develop such reserves in accordance with our development plans, which were based on our technical, financial and operational capabilities at the time such reserves were assigned. We cannot provide assurances that we will have, or will be able to obtain, in the time frame that we expect or at all, sufficient resources or the technical capacity necessary to explore and extract the reserves that the Mexican Government assigned to us or the reserves that the Mexican Government may assign to us in the future. In the past, we have reduced our capital expenditures in response to declining oil prices, and unless we are able to increase our capital expenditures, we may not be able to develop the reserves assigned to us in accordance with our development plans. If we fail to develop the reserves assigned to us in accordance with our development plans, we could lose the right to continue to extract such reserves, which could in turn adversely affect our operating results and financial condition. Our ability to make capital expenditures is limited by the substantial taxes and duties that we pay to the Mexican Government, the ability of the Mexican Government to adjust certain aspects of our annual budget, cyclical decreases in our revenues related to lower oil prices and any constraints on our liquidity. Our ability to make the capital investments that are necessary to maintain current production levels depends on the availability of financing. While competitive bidding rounds for exploration and extraction of hydrocarbons through the bidding process known as Rondas are currently suspended, this risk may be exacerbated if there is increased competition in the oil and gas sector in Mexico, as this may increase the cost of obtaining additional acreage in potential future bidding rounds for the rights to new reserves. For more information on the liquidity constraints we are exposed to, see “— Risk Factors Related to our Operations—We have a substantial amount of indebtedness and other liabilities and are exposed to significant liquidity constraints, which could make it difficult for us to obtain financing on favorable terms and could adversely affect our financial condition, results of operations and ability to repay our debt and, ultimately, our ability to operate as a going concern without additional support from the Mexican Government.” above. In addition, we have entered into strategic alliances, joint ventures and other joint arrangements with third parties in order to develop our reserves. If our partners were to significantly default on their obligations to us, we may be unable to maintain production levels or extract from our reserves. Moreover, we cannot assure you that these strategic alliances, joint ventures and other joint arrangements will be successful or reduce our capital commitments. For more information, see “—Risk Factors Related to Our Operations—We participate in strategic alliances, joint ventures and other joint arrangements, which may not perform as expected, could harm our reputation and could have an adverse effect on our business, results of operations and financial condition” above. The Mexican Government has historically imposed price controls in the domestic market on our products. The Mexican Government has from time to time imposed price controls on the sales of natural gas, liquefied petroleum gas, gasoline, diesel, gas oil intended for domestic use, fuel oil and other products. As a result of these price controls, we have not been able to pass on all of the increases in the prices of our product purchases to our customers in the domestic market. PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 14 of 125 In accordance with the Ley de Ingresos de la Federación para el Ejercicio Fiscal de 2017 (2017 Federal Revenue Law), during 2017, the Mexican Government gradually removed price controls on gasoline and diesel as part of the liberalization of fuel prices in Mexico. As of the date of this report, sales prices of gasoline and diesel remain fully liberalized and are determined by the free market. However, we do not control the Mexican Government’s domestic policies and the Mexican Government could impose new price controls on the domestic market in the future. The imposition of such price controls would negatively affect our results of operations. Risk Factors Related to Mexico Economic conditions and government policies in Mexico and elsewhere may have a material impact on our operations. A deterioration in Mexico’s economic condition, social instability, political unrest or other adverse social developments in Mexico could negatively affect our business and financial condition. Such events could also lead to increased volatility in the foreign exchange and financial markets, thereby affecting our ability to obtain new financing on favorable terms or at all and service our debt. In the past, the Mexican Government has implemented budget cuts in response to declines in international crude oil prices and global economic conditions and it may reduce our budget in the future. Any new budget cuts could adversely affect the Mexican economy and, consequently, our business, results of operations and financial condition and ability to service our debt. See “Risk Factors—Risk Factors Related to our Relationship with the Mexican Government—The Mexican Government controls us, could transfer or reorganize our assets, or may otherwise limit our ability to satisfy our external debt obligations” above. Mexico has experienced periods of slow or negative economic growth, high inflation, high interest rates, currency devaluation and other economic problems. These problems may worsen and could adversely affect our financial condition, as well as our ability to service our debt in the absence of additional support from the Mexican Government. A deterioration in international financial or economic conditions, such as a slowdown in growth or recessionary conditions in Mexico’s trading partners, including the United States, or the emergence of a new financial crisis, could have adverse effects on the Mexican economy, our financial condition and our ability to service our debt, including by adversely affecting the Mexican Government’s ability to support us. Mexico has experienced a period of heightened criminal activity, which could affect our operations. In recent years, Mexico has experienced a period of heightened criminal activity, primarily due to the activities of drug cartels and related criminal organizations. In addition, the development of the illicit fuel market in Mexico has led to heightened theft and illegal trade in the fuels we produce, as well as the theft of equipment and materials. In response, the Mexican Government has implemented various security measures and has strengthened its military and police forces, and we have established various strategic measures to reduce incidents of theft and other criminal activities targeting our facilities and products. Criminal activity remains prevalent in Mexico and is likely to persist. Criminal activities, along with the associated damage to human life and property, may negatively impact our business continuity, financial condition and results of operations. Economic and political developments in Mexico and the United States may adversely affect Mexican economic policy and, in turn, our operations. Political events in Mexico may significantly affect Mexican economic policy and, consequently, our operations. The current administration and the Mexican Congress have the power to revise the legal framework that governs us. We cannot predict how any future policies could impact our results of operations and financial position, nor can we provide any assurances that political developments in Mexico will not have an adverse effect on the Mexican economy, the Mexican oil and gas industry or on our business, results of operations, financial condition and ability to service our debt. Presidential and federal congressional elections were held in Mexico in June 2024, while the United States elections are scheduled for November 2024. The Mexican presidential election will lead to a change in administration, as presidential reelection is not PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 15 of 125 permitted in Mexico. The United States presidential election may also result in a change in administration. We cannot predict the impact that political developments in Mexico and the United States may have on the Mexican economy or the oil and gas industry, nor can we provide any assurances that these events, over which we have no control, will not have a material adverse effect on our business, results of operations and financial condition, including our ability to repay our debt. Economic conditions in Mexico are highly correlated with those in the United States due to the geographical proximity and the high degree of economic activity between the two countries. As a result, political developments in the United States, including changes in administration and governmental policies, can also impact the exchange rate between the U.S. dollar and the Mexican peso, economic conditions in Mexico and the global capital markets. In addition, because the Mexican economy is heavily influenced by the U.S. economy, any unfavorable policies that may be adopted by the U.S. government may adversely affect economic conditions in Mexico. As of September 30, 2024, our export sales to the United States amounted to Ps. 360,074 million, representing 29.0 % of total sales and 71.6 % of export sales for the year. Beginning in 2003 under the North American Free Trade Agreement (“NAFTA”), exports of petrochemical products from Mexico to the United States have enjoyed a zero-tariff. Additionally, subject to limited exceptions, exports of crude oil and petroleum products have also been free or exempt from tariffs. On November 30, 2018, the Presidents of Mexico and the United States, along with the Prime Minister of Canada, signed the United States-Mexico-Canada Agreement (the “USMCA”), which came into force on July 1, 2020, replacing NAFTA. While the USMCA provides that exports of petrochemical products from Mexico to the United States will continue to enjoy a zero-tariff rate, any future shift in the trade relationships between Mexico, the United States and Canada could require us to renegotiate our contracts or lose business, resulting in a material adverse impact on our business and results of operations. The macroeconomic environment in which we operate is beyond our control and the future economic environment may be less favorable than in recent years. The risks associated with current and potential changes in the Mexican and United States political environment and economies are significant and could have an adverse effect on our financial condition, results of operations and ability to repay our debt. Changes in Mexico’s exchange control laws may hamper our ability to service our foreign currency debt. The Mexican Government does not currently restrict the ability of Mexican companies or individuals to convert pesos into other currencies. However, we cannot provide assurances that the Mexican Government will maintain its current policies regarding the peso. The Mexican Government has imposed foreign exchange controls in the past and could do so again in the future. If imposed, Mexican Government policies preventing us from exchanging pesos into U.S. dollars could hamper our ability to service our debt, the majority of which is denominated in currencies other than pesos, and other foreign currency obligations. Risk Factors Related to Climate Issues Environmental regulations, including in connection with efforts to address climate change, could result in material adverse effects on our results of operations. A wide range of general and industry-specific Mexican, and, in relation to certain of our assets, United States, federal and state environmental laws and regulations apply to our operations. These laws and regulations are often difficult and costly to comply with and carry substantial penalties in case of noncompliance and may therefore result in adverse operational and financial impacts. This regulatory burden increases our costs, as it requires significant capital expenditures, which in turn reduces our revenues. In addition, noncompliance with applicable regulatory requirements may damage our reputation and limit our ability to access financing on favorable terms or at all. Global efforts to address climate change have led to the adoption of stricter laws and regulations regarding greenhouse gas emissions and related climate change issues, aimed at decarbonizing the economy and limiting global warming. This could result in PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 16 of 125 additional capital requirements in medium- to long -term horizon to execute projects outlined in transition plans, economic losses due to legal liabilities or, ultimately, the potential mandatory shutdown of our facilities. We are exposed to severe natural and weather conditions, which may be exacerbated by global climate change. Our facilities and operations are exposed to physical risks from natural catastrophes such as floods, hurricanes, wildfires and droughts, among others, as well as long-term hazards such as sea level rise, changes in precipitation patterns and increases in global average temperatures. Global climate change may exacerbate the incidence and intensity of adverse weather conditions and could increase physical damages to our facilities and disrupt our operations and, in turn, generate economic losses. Adapting and protecting our assets from these risks increases our costs and expenses, which adversely affects our financial condition. Growing international concern over climate change could adversely impact our strategies and results of our operations. In the context of the transition to a decarbonized economy, we may become subject to climate change mitigation policies, such as carbon taxes and emissions trading, which may increase our costs and expenses associated with mitigation strategy implementation, thereby adversely affecting our financial condition. International agreements, such as the Paris Agreement adopted by the Mexican Government, include commitments to combat climate change and adapt to its effects. Measures taken in response to these commitments could increase our costs and expenses. Additionally, such measures may drive a shift in consumer demand from petroleum-based fuels to lower-carbon alternatives, adversely affecting our operations and financial results. Our failure to implement a successful transition plan may have several negative impacts, including damage to our reputation and a reduced ability to contract with third parties and access capital on favorable terms or at all. In addition, addressing climate change involves global decarbonization, which could impact our business due to technological changes, such as the decreasing cost of renewables making oil-based energy less profitable, reputational risk from bottom-up consumer pressure for sustainable products and market disruptions, such as sharp drops in hydrocarbon product prices. All of these factors may have an adverse effect on our business, results of operations and financial condition. Deficient performance related to environmental, social and governance (ESG) criteria may adversely impact our reputation and our ability to access financing, increase the cost of financing, reduce insurance options or raise insurance costs. Recently, our financial counterparties, including investors, lenders and insurance companies, have expressed interest in our performance regarding ESG criteria. ESG considerations encompass: (i) social challenges as improving our practices regarding human rights, worker health and protection, fair employment practices and culture of gender equality; (ii) environmental challenges as reducing our greenhouse gas and other air pollutant emissions, improving our effluent treatment systems, hazardous waste management and complying with admissible water discharge parameters; and (iii) the incorporation of the best corporate governance practices. Our failure or inability to meet evolving stakeholder expectations regarding ESG practices, or the perception of such failure or inability, may harm our reputation and adversely affect our access to financing and insurance on favorable terms or even limit that access either partially or entirely.

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

Risk Factors Related to the Certificados Bursátiles.

Secondary Market for the Certificados Bursátiles.

Currently, Certificados Bursátiles (peso-denominated publicly traded notes) exhibit low levels of trading activity in the secondary market and the Company cannot guarantee that there will be sustained development of the market for these notes. These notes have been registered with the Registro Nacional de Valores (Mexican National Securities Registry, RNV) and are traded on the Bolsa Mexicana de Valores, S.A.B. de C.V. (Mexican Stock Exchange). However, the Company cannot assure that an active market will emerge for these Certificados Bursátiles, or that they will be traded at par or above their initial offering price. This could limit the holders' capacity to sell them at the price, time and quantity that they may wish to. Therefore, potential investors should be prepared to assume the risk in investing in Certificados Bursátiles until maturity.

To enhance liquidity for the Certificados Bursátiles, in November 2013, the Company established a Market-Makers Program for its peso-denominated Certificados Bursátiles with fixed and floating rates, and for the Certificados Bursátiles in the form of Global Depositary Notes. This program is aimed at financial institutions in accordance with applicable laws and the operating rules outlined by the Company on its website.

Financial obligations compliance.

The Company considers it has complied with the submission of reports to the U.S. Securities and Exchange Commission (SEC) in a timely and orderly manner, as well as with every requirement from that authority. The Company is aware of both the principal payments and the interest generated by these securities.

The Company files its Annual Report on 20-F Form with the SEC. Additionally, the Company provides information on relevant events and quarterly reports (comparing current quarter to the same quarter of the previous year) to foreign investors, which are also filed with Mexican regulators CNBV and BMV, through the Forms 6-K with the SEC. The Company considers it has complied, in a timely and orderly manner, with the submission of quarterly reports and information on relevant events to Mexican regulators BMV and CNBV.

In addition, the company has provided copies of the corresponding quarterly reports to the Luxembourg Stock Exchange and the Swiss Stock Exchange for the securities listed on each exchange.

The Company considers it has delivered, in a timely and orderly manner over the past three years, all reports required by Mexican and foreign legislation regarding periodic information and relevant events.

Use of Proceeds.

The total amount of resources obtained from the Company's issuance of Certificados Bursátiles have been deposited into the Company's treasury and allocated according to the investment programs of the company and its subsidiaries.

Public Domain Documents.

This quarterly report can be accessed through the CNBV's information center on its website, www.cnbv.gob.mx, as well as on the BMV's website, www.bmv.com.mx, and at the company's website, www.pemex.com. In addition, any public information that the Company has submitted to national and foreign securities regulators under the Ley del Mercado de Valores (Securities Market Law) and other applicable regulation can be found on the Company's website, www.pemex.com. Investors may also request this information by sending a written request to the Company at Avenida Marina Nacional No. 329, Torre Ejecutiva, Piso 38, Colonia

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PEMEX			Consolidated
Ticker: PEMEX	Quarter: 3	Year: 2024	

Verónica Anzures, Alcaldía Miguel Hidalgo, C.P. 11300, Ciudad de México, México, Telephone No.: +52 (55) 9126-2940, E-mail: ri@pemex.com, to the Investor Relations Office.

Disclosure of results of operations and prospects [text block]

Operating Headlines

Hydrocarbons Production

Liquids production with partners in 3Q24 was 1,764 Mbd, a decrease of 107 Mbd (5.7%) compared to 3Q23, when 1,871 Mbd was produced. The main causes of this decrease are the natural decline of fields such as Maloob and Zaap, delays in the installation of offshore infrastructure, adverse weather conditions that affected offshore operations, and delays in the completion of complex wells due to their depth, pressure, and temperature.

Total natural gas production with partners averaged 3,749 MMcfd, which is equivalent to a decrease of 273 MMcfd (6.8%) compared to 3Q23.

Crude Oil Processing

In the third quarter of 2024, crude oil processing averaged 962 Mbd, due to improved performance at the Cadereyta, Salamanca, and Salina Cruz refineries, which increased their processing by 66 Mbd, 24 Mbd, and 22 Mbd, respectively. It is noteworthy that the Olmeca refinery recorded a processing level of 56 Mbd.

In this context, the average utilization rate of primary distillation capacity was 55.3%.

Petroleum Products Production

As a result, the production of petroleum products averaged 930 Mbd, of which 490 Mbd (52.7%) were high-value distillates (gasoline, diesel, and jet fuel)

Upstream	3Q 23	3Q 24	Variation	
Total hydrocarbons (MMboed)	2,663	2,502	(6.0%)	(161)
Total crude oil production (Mbd)	1,877	1,776	(5.4%)	(101)
Crude oil and condensates	1,871	1,764	(5.7%)	(107)
PEMEX's production	1,850	1,746	(5.6%)	(104)
Business Partners' production	21	18	(17.1%)	(4)
Other condensates (Mbd)	6	12	104.7%	6
Natural gas (MMcfd)[1]	4,022	3,749	(6.8%)	(273)
Downstream	**3Q 23**	**3Q 24**	**Variation**	
Crude Oil Processing (Mbd)	778	962	23.7%	185
Dry gas from plants (MMcfd)	1,910	1,770	(7.3%)	(140)
Natural gas liquids (Mbd)	154	156	1.3%	2
Petroleum products (Mbd)	787	930	18.2%	144
Petrochemical products (Mt)	235	223	(5.0%)	(12)
Variable Refining Margin (U.S. $/b)	21.31	(1.62)	(107.6%)	(22.92)

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PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

EXPLORATION AND PRODUCTION 3Q24

Liquids Hydrocarbons Production

Maintaining base production and adding new production is critical to meeting targets and ensuring the viability of the company. The physical activity associated with well interventions is essential to this process.

With many of our major fields at a mature stage of development, we have continued our strategy of maintaining base production through minor repairs and well stimulations. In 3Q24, 507 minor repairs and 186 well stimulations were completed.

In addition, drilling, completion, and major repairs of wells are expected to provide additional production. In 3Q24, 18 developments, well completions and 55 major workovers were completed.

Liquids production with partners in 3Q24 was 1,764 Mbd, a decrease of 107 Mbd (5.7%) compared to 3Q23 when 1,871 Mbd was produced. The main reasons for this decrease were the natural decline of fields such as Maloob and Zaap, delays in the installation of marine infrastructure, adverse weather conditions that affected offshore operations, and delays in the completion of complex wells due to their depth, pressure and temperature.

In terms of the quality of hydrocarbons produced, the share of light crude oil increased to 48% of total production due to the inclusion of gas and condensate reservoirs.

Regarding the location of production, 65% comes from shallow water fields and 35% from onshore fields.

Natural Gas Production

During 3Q24, partnered hydrocarbon gas production (excluding nitrogen) diminished by 273 MMcfd, a decrease of 6.8% compared to the same period in 2023, from 4,022 MMcfd to 3,749 MMcfd.

Associated gas decreases by 293 MMcfd, a 13.7% decline compared to the same period in 2023. This reduction was mainly due to the decline of the Akal, Zaap and Balam fields and the shut-in of cyclical wells in the Northeast Marine region.

On the other hand, non-associated gas production increased by 21 MMcfd, a variation of 1.1% compared to the same period of the previous year, mainly due to higher production from the Ixachi field.

In terms of location, 38% of production came from shallow water fields and the remaining 62% from onshore fields.

Natural Gas Use

In 3Q24, gas use reached 93.1%, virtually unchanged from 3Q23. This was mainly due to

- the production of highly nitrogenous gas;
- the Akal-B contingency in the Northeast Marine region;
- the maintenance and compression equipment outages in the Southern Region;
- the Ixachi field gas conditioning process equipment failures in the Northern Region; and
- The rejections and release from the Industrial Transformation Gas Processing Centers;

Infrastructure

During the quarter, 26 development wells were completed, 18 wells less than in the same period of 2023. With respect to exploration wells, 6 wells were completed in 3Q24, 6 wells less than in the same period of 2023.

Main Discoveries

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PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

No new discoveries were reported in the quarter, bringing the cumulative total from January to September to seven exploration discoveries and one offshore well under appraisal with a preliminary 3P reserve estimate of 281 MMboe.

Exploration and Production Strategy

The goals that Exploration & Production intends to achieve with its new strategy by 2030 are:

1. 1P reserves sufficient for 10 years of consumption.
2. Maintain national liquid hydrocarbon production platform at 1.8 MMbd.
3. Increase national gas production to 4,500 MMcfd.

The above will be achieved through the implementation of the following lines of action:

- Ensure production continuity by reactivating exploration:
  - In conventional fields in the deep Gulf of Mexico in the southeastern basins.
  - In oil and gas fields in the northern Veracruz Basin.

- Expand the portfolio of available fields to restore 2P and 3P oil and gas reserves, as well as develop the strategy of exploration associations in conventional and frontier areas, sharing risks.
- Develop specific proposals for fiscal regimes for natural gas and marginal oil fields.
- Actively participate in Pemex's sustainability strategy.

Execute in the short term:

- Maximize the value of PEP's project portfolio and optimize the development of strategic fields.
- Implement the Operational Efficiency and Cost Optimization Plan and leverage assets with low residual value through partnerships.

INDUSTRIAL TRANSFORMATION 3Q24

Crude Oil Processing
In the third quarter of 2024, crude oil processing in the National Refining System (NRS) averaged 962 Mbd, representing an increase of 185 Mbd, or 23.7%, compared to the same period in 2023. This recovery in the processing level of the NRS is attributed to improved performance at the following refineries: Cadereyta, which increased its processing by 66 Mbd; Salamanca by 24 Mbd; Salina Cruz by 22 Mbd; Madero by 11 Mbd; and Minatitlán by 9 Mbd, in comparison to the same quarter of the previous year. Additionally, the Olmeca refinery recorded an average processing level of 56 Mbd.

The installed atmospheric distillation capacity of the NRS is 1,640 Mbd. With this processing level, the utilization of primary distillation capacity in the NRS averaged 55.3%, an increase of 7.8 percentage points compared to the third quarter of 2023. The refineries that recorded utilization rates above the system average were: Salina Cruz at 69.6%, Tula at 59.5%, and Cadereyta at 56.1%

Petroleum Products Production
During the third quarter of 2024, petroleum products production averaged 930 Mbd, representing an increase of 18.2% or 144 Mbd compared to the same period in 2023. The production basket was composed of 278 Mbd of gasoline, 186 Mbd of diesel, 27 Mbd of jet fuel, and 440 Mbd of other petroleum products and LPG. Notably, compared to the same quarter of 2023, distillate production at the refineries of Cadereyta, Salamanca, Salina Cruz, and Minatitlán increased by 34 Mbd, 14 Mbd, 9 Mbd, and 9 Mbd, respectively.

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PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 21 of 125 Variable Refining Margin In the third quarter of 2024, the NRS recorded a negative variable margin of U.S. $ 1.62 per barrel (U.S. $/b), a decrease of U.S. $ 22.92/b compared to the value recorded in the same quarter of 2023. This change is primarily attributed to lower prices of refined products in the Gulf Coast reference market. PEMEX Service Stations As of September 30, 2024, 7,305 service stations operate under the PEMEX Franchise, a 2.6% increase as compared to those registered on September 30, 2023. Of these stations, 7,260 are managed by third parties, while 45 are owned by Pemex Transformación Industrial (self-consumption service stations). Additionally, as of the same date, 1,146 service stations operate under a brand sublicensing scheme, while 4,154 service stations operate under brands other than PEMEX and are supplied by both PEMEX and direct imports. Related parties Related parties include individuals and companies that do not form part of PEMEX, but that could take advantage of being in a privileged position as a result of their relation with PEMEX. Also included are situations in which PEMEX could take advantage of a special relationship in order to benefit its financial position or results of operations. Mr. Manuel Bartlett Díaz, Chief Executive Officer of CFE, was appointed member of the Board of Directors of Petróleos Mexicanos in December 2018. CFE has executed several purchase agreements with Pemex Industrial Transformation. As of September 30, 2024, the amount of operations held is Ps. 30.9 billion and the balance receivable is Ps. 8.4 billion. Natural Gas Processing and Production In the third quarter of 2024, wet gas processing averaged 2,274 MMcfd, a 8.8% or 220 MMcfd decrease as compared to the same period in 2023, due to lower availability of wet gas in the Southeastern and Northern regions of Pemex Exploration and Production. Dry gas production stood at 1,770 MMcfd, a 7.3% or 140 MMcfd decrease as compared to the figure reported in the same quarter of 2023, primarily due to lower gas production at the Cactus gas processing complex. In contrast, gas liquids production averaged 156 Mbd, an 2 Mbd increase as compared to the same quarter of 2023, mainly due to higher production at the Ciudad Pemex gas processing complex. Similarly, condensate processing averaged 14 Mbd, a volume 7 Mbd higher than that recorded from July to September 2023, due to a higher supply of sour condensates from PEP Petrochemicals Production In the third quarter of 2024, petrochemical production recorded 223 thousand tons (Mt), a 5.0% increase as compared to the same period in 2023. This change is primarily explained by the following factors: - sulfur production decreased by 34.5% due to reduced sulfur output at gas processing complexes; - methanol production fell by 33.1% due to minor repairs conducted at Methanol Plant No. 2 from September 2 - 26. The plant is currently operating stably with methanol production; in contrast - raw material production for carbon black increased by 176.1%, attributed to higher output at the Cadereyta refinery; and - aromatics and derivatives production rose by 110.7%, as the aromatics extraction fractionator at the continuous catalytic reforming (CCR) plant of the La Cangrejera petrochemical complex recorded increased operating time. Additional Information Related to Downstream and Midstream Activities PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 22 of 125 Rehabilitation program of the National Refining System Regarding the rehabilitation program of the National Refining System, at the end of 3Q24, repairs were completed in 43 process plants, 38 of which correspond to the 2024 program and five programs from previous years. As part of the rehabilitation program, in 3Q24, the programmed major maintenance was carried out in the primary plant no. 1 of the Tula refinery, this maintenance was concluded at the beginning of July and by the same month a recovery in the process level was recorded. Anti-Fuel Subtraction Strategy Since 2019, PEMEX in coordination with federal and local authorities implemented a safeguard program to reduce fuel theft. The program consists of operational, administrative, judicial, and legislative actions. In the third quarter of 2024 the volume of fuel theft remained at 4.7 Mbd on average, which is equivalent to Ps. 5.4 billion in losses, compared to the Ps. 2.1 billion reported in 2023. Environmental, Social & Governance Criteria 3Q24 Environmental Carbon dioxide equivalent emissions During 3Q24, carbon dioxide equivalent emissions decreased by 7.2% compared to 3Q23. This decrease is mainly due to progress in the implementation of energy efficiency projects, such as the rehabilitation of heat exchangers, oxygen analyzers, and the elimination of steam leaks. In addition, fuel oil consumption at the refineries has been reduced. Other factors include the reestablishment of compression systems, the increase in gas transportation capacity for reinjection in exploration and production, the conclusion of operating contingencies, and the continuity of major maintenance programs in compression systems for the use of associated gas in Pemex Exploración y Producción. Sulfur oxide emissions As of 3Q24, sulfur oxide emissions increased 23.1% compared to 3Q23. The main cause of this increase has been the intermittent operation of sulfur recovery plants in gas processing complexes and a slight increase in the flaring of acid gas in gas production. PEMEX plans to make significant investments in the rehabilitation of these plants starting in the first half of 2025. Water Reuse During 3Q24, the water reuse index (reuse/use) increased 21.6% compared to 3Q23. The increase is attributed to the increase in water reuse due to the rehabilitation of the effluent treatment system at the Tula refinery, the rehabilitation of the wastewater treatment plant (WWTP) at the Madero refinery, and the increase in reuse water from the WWTP at the Cadereyta refinery. Environmental initiatives Emissions Trading System The work centers participating in the test phase of the Emissions Trading System have uploaded their verification reports and are preparing the delivery of rights corresponding to 2023 activities. Greenhouse Gas (GHG) emission reductions in Pemex Transformación Industrial (PTRI) Maintenance of gas sweetening infrastructure, facilitating its use and reducing the risk of sending it to venting. Gas use Implementation of gas management and use projects in Pemex Exploration and Production (PEP) such as: closing of wells with high gas-oil ratio, reestablishment of boosters, compressor overhaul, surface infrastructure for production management and operational flexibility for the development of new and existing fields. PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 23 of 125 Methane emissions Verification of PEP's methane emissions prevention and control programs by an accredited third party, as well as the preparation of compliance reports that include leak detection and repair programs. With respect to the technical collaboration agreement between the U.S. Environmental Protection Agency (EPA) and PEMEX, the results of methane emission reduction opportunities at PEP and PTRI are analyzed, and the methodology for quantifying the methane baseline is being strengthened, as well as the next steps for mitigation projects. Adaptation to climate change Preparation of climate risk analysis for the Matapionche, Arenque, Burgos, Cd. Pemex and Poza Rica gas processing centers and the Salamanca, Minatitlán, Tula and Cadereyta refineries. Studies were completed to quantify the carbon reserves of the Jaguaroundi and Tuzandépetl Ecological Parks, owned by Pemex, as well as the biodiversity study of the Tuzandépetl Ecological Park. Follow-up of the critical risks attention program At the end of 3Q24, of the total inventory of 240 environmental risks, 43 risks have been addressed, 91 are in the process of being addressed, 59 have a work program for subsequent years, and 47 are pending assignment of a program. Of the priority 1 risks, 11 have been addressed, 23 are in process, and 4 are programmed for 2025. For the attention of the inventory of environmental risks, a total investment amount of Ps. 11.62 billion has been estimated, which will contribute to the mitigation of soil, water and air impacts. Social Industrial Safety and occupational health Frequency Index[2] The frequency index for PEMEX personnel was 0.35, which is 22% lower than the figure recorded in the same period of 2023, with a value of 0.45. The distribution of accidents within PEMEX is: i) Pemex Exploration and Production with six injured workers; ii) Pemex Industrial Transformation with 9 injured workers and three fatalities; iii) the corporate with nine injured workers; and iv) Pemex Logistics with three injured workers. Severity Index[3] The severity index for PEMEX personnel was 25 lost days per million man-hours worked with exposure to risk, a result 19% lower compared to the value of 31 lost days recorded in the same period of 2023. In all moderate and severe events, Petróleos Mexicanos performs a root cause analysis (RCA) to identify the causes that originate them and define corrective actions to prevent recurrence. In very serious events, the analyses have been developed by independent investigators, which guarantees total transparency and allows the strengthening of the PEMEX SSPA System and accountability to stakeholders. PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 24 of 125 Safety initiatives The following activities were carried out during the quarter: - Second-party SSPA audits and advice to work centers to receive reinsurance audits. - Accident prevention and risk reduction program at work centers with low performance (Terminal de Almacenamiento y Despacho Chihuahua). - Development of three second part audits to SSPA performance in risk management: AP Cantarell (CP Akal-B) Type A: 5, Type B: 11 and Type C: 3, AP Samaria Luna (BS Sen) Type B: 6 and Type C: 4, TAD Topolobampo Type A: 3, Type B: 5 and Type C: 3. - Follow-up to the Inspection Unit Program 2024, six inspection visits were made for the evaluation of conformity with NOM- 020-STPS-2011, for pressure vessels, and 100 reports were issued during the period for Logistics and Industrial Transformation. - Participation in the root cause analysis of four relevant events at the Olmeca (3 events) and Salina Cruz (1 event) refineries. Inventory of safety and reliability risks At the end of 3Q24, of the total inventory of 865 safety and reliability risks, 714 were addressed. For the remaining 151 risks, mitigation plans have been implemented to definitively address them. Currently, risks from each year of identification are being addressed simultaneously. A total investment of Ps. 23.3 thousand has been estimated for this inventory. Social responsibility PEMEX donated oil products and implemented programs, works and/or actions, which were determined through community dialogue to build agreements that addressed local needs and generated shared benefits, which helped build stable social environments for operational continuity. In 3Q24, social investment amounted to Ps. 1,786.8 million, implemented through the granting of 13 donations of petroleum products for a total amount of Ps. 1,430.9 million and the delivery of 73 programs, works and/or actions for a total amount of Ps. 355.8 million. Ninety-seven percent of this social investment was distributed to 10 priority entities for the operation of PEMEX's value chain and the remaining 3% in five entities in the rest of the country.

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

Social investment during 3Q24 increased by Ps. 1,185.9 million compared to 3Q23.

State	Programs, works, and/or actions (PROAs)	Social investment (Ps. million)
Priority states		
Campeche	11	484.3
Chiapas	-	39.7
Guanajuato	1	1.1
Hidalgo	6	99.6
Nuevo León	1	1.4
Oaxaca	9	28.5
Puebla	-	20.6
Tabasco	25	664.2
Tamaulipas	9	143.9
Veracruz	11	248.6
Other states		
Baja California	-	12.4
Guerrero	-	4.8
Morelos	-	9.8
San Luis Potosí	-	13.1
Tlaxcala	-	14.6
Total	**73**	**1,786.8**

Our strategic axes of attention: Education and Sports, Infrastructure, Environmental Protection, Productive Projects, Health, Public Safety and Civil Protection, through which we implement programs, works and actions in the area of social responsibility; are linked to the goals of the objectives of the 2030 Agenda for Sustainable Development of the United Nations Organization, with which we promote the welfare and improvement of the quality of life of communities.

On the other hand, donations of oil products have the objective of strengthening the institutional relationship with local governments through the delivery of asphalt and fuels to strengthen the provision of public services and generate well-being, increase security and promote development.

Of the social responsibility actions carried out in the quarter, the following stand out:

Program type	PROAs
Education (SDG 4, targets 4.1, 4.2, 4.a)	Enhancing the quality and accessibility of education in oil-producing communities. - Constructed and rehabilitated sports and educational facilities in Campeche, Tabasco, and Veracruz. - Delivered school furniture to over 50 schools in Campeche and Tabasco. - Supported artistic development in Guanajuato by providing equipment for creative startups.
Infrastructure (SDG 11, target 11.7)	Revitalizing public spaces and promoting safe, accessible areas. - Built sports domes in Veracruz, Tabasco, and Oaxaca. - Rehabilitated and modernized sports facilities in Veracruz and Oaxaca. - Improved mobility through road works in Tabasco, Oaxaca, and Veracruz. - Installed LED lamps in Oaxaca to enhance safety and energy efficiency.

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PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

Program type	PROAs
Projects (SDG 2 goal 2.3)	Boosting productivity and income for fishermen, rural producers, and entrepreneurs. - Increased the productivity of fishermen and farmers in Veracruz and Campeche. - Delivered fishing equipment and upgraded poultry farm infrastructure.
Health (SDG 3, targets 3.4 y 3.8)	Enhancing access to health services and medicines. - Our Mobile Medical Unit provided free care to over 45,000 people across various regions. - Conducted free mammography screenings in Campeche and Tabasco. - Delivered ambulances to Tamaulipas, Oaxaca, and Veracruz.
Public utilities (SDG 11 target 11.1)	Improving the provision of basic public services. - Delivered civil protection equipment in Oaxaca. - Provided heavy machinery in Campeche, Veracruz, and Hidalgo. - Rehabilitated drinking water systems in Campeche. - Carried out road works in Tabasco and Veracruz. - Delivered garbage collection and compactor trucks to several regions. - Strengthened public safety in Tamaulipas by delivering four patrol cars to enhance the state government's capabilities.

Governance

During 3Q24, the implementation of the "Pemex Cumple" compliance program continued, through which the projects of the 2023-2027 Business Plan in charge of the Legal Department are fulfilled, with the following advances:

Training

Personnel participated in various training courses, with 1,523 people in "Our Codes", 2,122 in "Anti-Corruption Policy", 3,947 in "Conflict of Interests" and 17,202 in "Transparency, Access to Information and Protection of Personal Data".

Due Diligence

701 due diligence processes were concluded, and 658 feasibility opinions were issued to enter into commercial agreements with third parties.

Proactive Transparency, Corporate and Public Interest Transparency, and Accountability

In September, the applications for the PEMEX ASISTE APP and the Institutional Database (eBDI) were submitted to INAI for the process of evaluation and recognition of proactive transparency practices 2024.

Corporate Integrity assessment results

In the recent publication of the results of the June 2024 Corporate Integrity assessment of the 500 most important companies in Mexico (IC500), PEMEX obtained 96.10 points out of 100 and was positioned in 85th place. This represented an advance of 29 positions with respect to the 2023 assessment and 107 positions with respect to the 2021 assessment. With this result, PEMEX was positioned among the companies that obtained third place with respect to the 2021 evaluation.

Ethics and integrity governance	1Q23	1Q24	2Q23	2Q24	3Q23	3Q24
Compliance with Pemex's comprehensive training program Compliant (%)	213.4	26.0	431.3	358.2	366.9	443.9
Application of due diligence to third parties (%)	84.6	91.69	96.09	88.7	90.40	93.87

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PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

Additional Information Related to ESG issues

Incidents

On October 10, 2024, a controlled gas release and flaring event occurred at the Deer Park refinery.

We deeply regret the deaths of two people as a result of this incident. Thirteen workers were transported from the refinery to area hospitals for evaluation and medical care. The information we have indicates that all have been released.

U.S. federal authorities have opened investigations into the incident, and refinery teams are working to respond to the authorities' requests for information and have begun their own root cause analysis.

Although these investigations are at an early stage, it is possible to provide some details at this time. The release of hydrogen sulfide occurred when a line in one of the refinery's amine regeneration units was opened by a crew during scheduled maintenance.

Containment efforts began immediately. The release of gases was stopped by diverting process flow from the unit to the burners and closing the appropriate valve. The refinery team was able to significantly reduce the emissions in approximately one hour. The release was mitigated and stopped in approximately three hours.

Air quality around the refinery was closely monitored during this event to measure hydrogen sulfide and sulfur dioxide concentrations, and no impacts were detected outside the industrial complex.

As of the date of this report, the authorities have completed their tour of the facility, and the investigation continues. Following a decision by U.S. federal authorities, all process units at the refinery were allowed to resume operations on Friday, October 18.

The company will continue to work with the authorities to determine the causes of this incident.

The safety of our employees and the community will always be our top priority.

[1] Does not Include nitrogen. Includes production from business partners.

[2] Refers to the number of accidents with incapacitating injuries per million man-hours worked (MMhh) with risk exposure during the relevant period. An incapacitating injury is an injury, functional damage or death that is caused, either immediately or subsequently, by a sudden event at work or during work-related activities. Man-hours worked with risk exposure represent the number of hours worked by all personnel, including overtime hours.

[3] Refers to the total number of days lost per million man-hours worked with risk exposure during the relevant period. The number of days lost is based on medical leaves of absence for injuries stemming from accidents at work, plus the number of corresponding days on which compensation is paid for partial or total disability or death.

Financial position, liquidity and capital resources [text block]

Financial Summary

Revenues

In the third quarter of 2024 (3Q24), total sales amounted to Ps. 426.1 billion, 7.7% lower than in 3Q23, due to a 17.8% decrease in crude oil export sales and the appreciation of the peso against the US dollar, partially offset by a 0.5% increase in gasoline, diesel and fuel oil domestic sales.

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PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

Cost of Sales

Cost of sales increased by 1.2%, including the effect of impairment of fixed assets. This increase is mainly explained by: a higher impairment of fixed assets of Ps. 34.3 billion in 3Q24 compared to an impairment of Ps. 8.1 billion in 3Q23; a Ps. 9.4 billion increase in operating expenses mainly in taxes and duties; offset by lower purchases of products for resale of Ps. 22.6 billion; a Ps. 11.3 billion decrease in variation in inventories; and a Ps. 11.5 billion decrease in hydrocarbons extraction duty due to the fiscal stimulus of the decree dated August 23, 2024.

Taxes and duties

In 3Q24, a total credit for taxes and duties amounting to Ps. 6.0 billion was recorded, in contrast to a tax charge of Ps. 24.7 billion in the 3Q23. This change is primarily due to the implementation of the tax incentive outlined in the decree dated August 23, 2024, and to the reduction in the DUC[1] rate. In this sense, DUC payment decreased by 98.4% compared to 3Q23.

Net Income

In 3Q24, a Ps. 161.5 billion net loss was recorded, as compared to a Ps. 79.1 billion net loss in 3Q23.

The main factors contributing to this change were: a decrease in total sales; an increase in the impairment of fixed assets; an increase in the foreign exchange loss; offset by a decrease in the cost of sales; an increase in the return on derivative financial instruments; and a decrease in taxes and duties.

Financial debt

Total financial debt decreased by 6.4% compared to the end of 2023, mainly due to the objective of maintaining a net indebtedness close to zero.

As of September 30, 2024, the exchange rate was Ps. 19.6290 to U.S. $ 1.00, resulting in financial debt of Ps. 1,910.1 billion or U.S. $ 97.3 billion.

Liquidity Management

PEMEX has revolving credit lines for liquidity management totaling up to U.S. $ 5.9 billion and Ps. 20.5 billion. As of September 30, 2024, U.S. $ 80 million were available.

EBITDA[2]

EBITDA during 3Q24 amounted to Ps. 84.8 billion.

Budgetary Investment Activities

As of September 30, 2024, a budgetary investment of Ps. 302.9 billion was exercised, representing 75.2% of the 2024 budget.

QUARTERLY FINANCIAL RESULTS 3Q24

Total Sales

Total sales and service income amounted to Ps. 426.1 billion, a 7.7% decrease as compared to the third quarter of 2023.

This was mainly due to:

a 17.8% decrease in export sales revenues, mainly due to a lower traded volume of crude oil, and a depreciation of the peso against the dollar; and

a slight increase in the domestic sales revenues of 0.5%, mainly explained by higher gasoline, diesel, and fuel oil traded as compared to 3Q23.

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PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

Cost of sales

Cost of sales increased by 1.2%, including the effect of impairment on fixed assets. This increase is mainly explained by: i) a higher impairment of fixed assets of Ps. 34.3 billion in 3Q24 as compared to a Ps. 8.1 billion impairment in 3Q23; ii) a Ps. 9.4 billion increase in operating expenses mainly in taxes and duties; iii) a MNX 4.5 billion increase in amortization; iv) a Ps. 7.4 billion increase in conservation and maintenance; offset by v) lower purchases of products for resale by Ps. 22.6 billion, due to lower volume of Magna gasoline and diesel; vi) a Ps. 11.3 billion decrease in inventory variation; and vii) a Ps. 11.5 billion decrease in the hydrocarbons extraction duty due to the fiscal stimulus of the decree dated August 23, 2024.

Taxes and Duties

In the third quarter of 2024, a total credit for taxes and duties amounting to Ps. 6.0 billion was recorded, compared to a tax charge of Ps. 24.7 billion in 3Q23. This change is primarily due to the application of the tax incentive outlined in the decree dated August 23, 2024, which grants a 100% tax credit for the amounts corresponding to profit sharing duty (DUC, for its Spanish acronym) provisional payments for May, June, and July 2024, as well as a decrease in the rate, which was reduced from 40% in 2023 to 30% in 2024. In this context, the payment of DUC decreased by 98.4% compared to 3Q23

Evolution of Net Income (Loss)

In 3Q24, PEMEX recorded a Ps. 161.5 billion net loss, as compared to a Ps. 79.1 billion net loss in 3Q23.

The main factors contributing to this change were: i) the decrease in total sales; ii) an increase in the impairment of fixed assets; iii) an increase in the foreign exchange loss; offset by iv) a decrease in the cost of sales; v) an increase in the income on derivative financial instruments; and vi) a decrease in taxes and duties.

A Ps. 130.1 billion foreign exchange loss was recorded in 3Q24, as compared to a Ps. 47.8 billion foreign exchange loss in 3Q23. This change is explained by a greater depreciation of the Mexican peso against the US dollar in 3Q24 as compared to a lower-impact depreciation of the peso in the same period of the previous year. The exchange rate changed from Ps. 18.3773 per U.S. $ 1.00 as of June 30, 2024, to Ps. 19.6290 per U.S. $ 1.00 as of September 30, 2024, representing a 6.8% change.

A Ps. 2.5 billion income on derivative financial instruments was recorded in 3Q24, as compared to a Ps. 9.4 billion cost in 3Q23. This variation is mainly explained by the fair value effect of cross-currency swaps, foreign exchange options and crude oil options.

Additionally, a Ps. 34.3 billion impairment of fixed assets was recognized in 3Q24 compared to a Ps. 8.1 billion impairment in the same period of the previous year.

Comprehensive Income (Loss)

In 3Q24, a Ps. 138.9 billion comprehensive loss was recorded, mainly as a result of the Ps. 161.5 billion net loss and the effects of actuarial losses of Ps. 10.0 billion, offset by positive translation effects of Ps. 32.6 billion as a result of the depreciation of the peso against the dollar in 3Q24.

Consolidated Balance Sheet as of September 30, 2024

Working Capital

As of September 30, 2024, a Ps. 565.8 billion negative working capital was recorded, as compared to a Ps. 585.2 billion negative working capital as of December 31, 2023. This improvement of Ps. 19.4 billion was mainly due to:

- a Ps. 118.6 billion decrease in short-term debt;
- a Ps. 32.4 billion increase in cash and cash equivalents and clients;
- a Ps. 13.3 billion decrease in taxes and duties payable; offset by
- a Ps. 74.0 billion decrease in other non-financial receivables;

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PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

- a Ps. 34.5 billion increase in suppliers of; and
- a Ps. 25.6 billion increase in accrued accounts payable and expenses, and derivative financial instruments.

Debt

Financial resources

As of September 30, 2024, Petróleos Mexicanos, its Subsidiary Productive Companies, and subsidiaries carried out financing activities (including short-term bank loans) for a total of Ps. 802.7 billion (U.S. $ 40.9 billion). Total debt repayments amounted to Ps. 904.7 billion (U.S. $ 46.1 billion).

Approximately 83% of the debt is denominated in non-peso currencies, mainly in U.S. $, and for recording purposes, it is translated into Ps. at the closing exchange rate.

Financing Activities

In line with the Business Plan of Petróleos Mexicanos and its Subsidiary Productive Companies 2023-2027, we will continue with the strategy of convergence to zero net indebtedness.

Financial market operations

In the third quarter of 2024, PEMEX completed the following financial operations:

Date	Financial instrument	Amount (Ps. Billion)	Maturity
July 2, 2024	Credit contract	U.S. $ 2.5	July 2026
July 19,2024	Amendment agreement	U.S. $ 0.7	January 2026
September 19, 2024	Credit contract	Ps. 5.0	September 2025

Revolving credit facilities

PEMEX has revolving credit facilities (RCFs) for liquidity management of up to U.S. $ 5.9 billion and Ps. 20.5 billion. As of September 30, 2024, U.S. $ 80 million were available.

Budgetary Investment Activities

2024 Exercise

For the 2024 fiscal year, an approved budget of Ps. 421.4 billion (U.S. $ 22.7 billion[3]) has been allocated to budgetary investment activities. As of September 30, 2024, Ps. 302.9 billion (U.S. $ 17.1 billion[4]) had been exercised, representing 75.2% of the approved budget.

The budget investment programmed for 2024 and the amount spent as of September 30, 2024, was allocated as follows:

EPS	2024 Budget (Ps. billion)	Exercised Investment as of September 30, 2024 (Ps. billion)
Exploration and Production[5]	310.7	225.0
Industrial Transformation	92.5	72.05
Logistics	15.4	4.8
Corporate	2.8	1.05
Total	**421.4**	**302.9**

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PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

Budgetary investment has been oriented to support the extraction of hydrocarbons and their processing in refineries to produce petroleum products and gas liquids. In Pemex Exploration and Production, resources continue to be channeled to accelerate the entry into operation of fields in new developments, which have made it possible to offset the decline of mature fields. Likewise, investments continue in the Refinery Rehabilitation Plan to increase operational reliability and the crude oil processing for the commercialization of petroleum products in the domestic market.

As of September 30, 2024, the following capital contributions have been made to subsidiary companies: Ps. 42.7 billion for the new *Olmeca* refinery in Dos Bocas, as well as Ps. 2.4 billion for the capitalization of subsidiaries in the fertilizer business line and Ps. 0.3 billion for *Gas Bienestar* and *Gasolinas Bienestar*.

OTHER RELEVANT TOPICS

Appointments

The President of Mexico, Claudia Sheinbaum Pardo, appointed Víctor Rodríguez Padilla as the General Director of Petróleos Mexicanos, effective October 2, 2024.

On October 2, 2024, the Board of Directors of PEMEX (CAPEMEX) approved the following appointments:

- Juan Carlos Carpio Fragoso as Corporate Director of Finance.
- Néstor Martínez Romero as General Director of Pemex Exploración y Producción.
- Carlos Armando Lechuga Aguiñaga as General Director of Pemex Trasformación Industrial.
- Israel Benítez López as General Manager of Pemex Logística.
- Marcela Villegas Silva as Corporate Director of Administration and Services.
- Jorge Alberto Aguilar López as Corporate Director of Planning, Coordination and Performance.
- Rosa Bello Pérez as Legal Director.

CAPEMEX also approved the appointment of some deputy directors. Subsequently.

PEMEX and STPRM sign salary review agreement

PEMEX and the Petroleum Workers Union of the Republic of Mexico (STPRM) concluded the 2024-2025 salary review with a 5% salary increase and a 2% increase in benefits, applied retroactively as of August 1, 2024.

Strategic progress on ESG

Transparency and Alignment with International Standards

At PEMEX, we recognize the importance of enhancing our communication channels regarding Environmental, Social, and Governance (ESG) issues. To strengthen transparency and access to ESG information, as well as our alignment with reporting standards, we presented the following reports during the third quarter:

1. **Climate Risk Report**: For the first time, PEMEX discloses its plan for managing risks and opportunities associated with climate change, following the guidelines of the Task Force on Climate-related Financial Disclosures (TCFD).

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2. **2023 Sustainability Report**: Since 1999, PEMEX has been a pioneer in the industry by publishing its Safety, Health, and Environment Report. The current Sustainability Report aligns with GRI and IPIECA methodologies and includes ISAE 3000 assurance.


Divulgar datos, impulsar la acción.
CDP
DISCLOSER
2024

Sustainable1
Proud participant of the 2024 Corporate Sustainability Assessment (CSA)
S&P Global

Carbon Disclosure Project (CDP) Questionnaires and S&P Global CSA Assessment

PEMEX addressed the CDP environmental and water questionnaires and the Corporate Sustainability Assessment (CSA) from S&P Global. This information allows us to benchmark against other companies and identify areas for improvement in ESG matters.

NET ZERO COMPANY BENCHMARK

Climate Action 100+

PEMEX received the Net Zero Company Benchmark assessment results from Climate Action 100+, which analyzes the transition to net zero for the largest companies globally. It is important to note that PEMEX has improved in several indicators thanks to the publication of its Sustainability Plan.

Rejoining the International Association of Oil and Gas Producers (IOGP)

PEMEX's Sustainability Plan integrates key enablers to support the achievement of its goals. Among these is participation in leading international organizations for the oil and gas industry concerning environmental, social, and governance (ESG) matters.

In this regard, and to reaffirm its commitment to operational excellence, PEMEX rejoined IOGP as a member on July 1. Being a member of IOGP will provide access to expert groups on specialized topics, as well as a library of information, standards, and internationally recognized best practice guidelines.

For further information about IOGP members and initiatives, visit: IOGP Members.

Governance of ESG Matters

Additionally, in August, the administration presented the General Sustainability Policy project to the Sustainability Committee, which will govern the integration of sustainability perspectives considering their risks and opportunities in business decision-making and implementation tools. This will serve as the starting point for updating the remaining internal regulations of PEMEX under this new perspective.

FORWARD-LOOKING STATEMENT AND CAUTIONARY NOTE

Variations

Cumulative and quarterly variations are calculated comparing the period with the realized one of the previous year; unless specified otherwise.

Rounding

Numbers may not total due to rounding.

Financial Information

32 of 125

PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 33 of 125 Excluding budgetary and volumetric information, the financial information included in this report and the annexes hereto is based on unaudited consolidated financial statements prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), which PEMEX has adopted effective January 1, 2012. For more information regarding the transition to IFRS, see Note 23 to the consolidated financial statements included in Petróleos Mexicanos’ 2012 Form 20-F filed with the Securities and Exchange Commission (SEC) and its Annual Report filed with the Comisión Nacional Bancaria y de Valores (CNBV). EBITDA is a non-IFRS measure. A reconciliation of EBITDA to operating income is shown in Table 32 of the annexes to the quarterly results report as of September 30, 2024. Budgetary information is based on standards from Mexican governmental accounting; therefore, it does not include information from the subsidiary companies or affiliates of Petróleos Mexicanos. It is important to mention that PEMEX’s current financing agreements do not include financial covenants or events of default that would be triggered as a result of PEMEX having negative equity. Methodology The methodology of the information disclosed may change in order to enhance its quality and usefulness, and/or to comply with international standards and best practices. Foreign Exchange Conversions Convenience translations into U.S. dollars of amounts in Mexican pesos have been made at the exchange rate at close for the corresponding period, unless otherwise noted. Due to market volatility, the difference between the average exchange rate, the exchange rate at close and the spot exchange rate, or any other exchange rate used could be material. Such translations should not be construed as a representation that the Mexican peso amounts have been or could be converted into U.S. dollars at the foregoing or any other rate. It is important to note that PEMEX maintains its consolidated financial statements and accounting records in pesos. As of September 30, 2024, the exchange rate of Ps. 19.6290 = U.S. $1.00 is used. Fiscal Regime Beginning January 1, 2015, Petróleos Mexicanos’ fiscal regime is governed by the Ley de Ingresos sobre Hidrocarburos (Hydrocarbons Revenue Law). From January 1, 2006 and to December 31, 2014, PEP was subject to a fiscal regime governed by the Federal Duties Law, while the tax regimes of the other Subsidiary Entities were governed by the Federal Revenue Law. On April 18, 2016, a decree was published in the Official Gazette of the Federation that allows assignment operators to choose between two schemes to calculate the cap on permitted deductions applicable to the Profit-Sharing Duty: (i) the scheme established within the Hydrocarbons Revenue Law, based on a percentage of the value of extracted hydrocarbons; or (ii) the scheme proposed by the SHCP, calculated upon established fixed fees, U.S. $6.1 for shallow water fields and U.S. $8.3 for onshore fields. The Special Tax on Production and Services (IEPS) applicable to automotive gasoline and diesel is established in the Production and Services Special Tax Law “Ley del Impuesto Especial sobre Producción y Servicios”. As an intermediary between the Ministry of Finance and Public Credit (SHCP) and the final consumer, PEMEX retains the amount of the IEPS and transfers it to the Mexican Government. In 2016, the SHCP published a decree trough which it modified the calculation of the IEPS, based on the past five months of international reference price quotes for gasoline and diesel. From January 1, 2016, and until December 31, 2017, the SHCP established monthly fixed maximum prices of gasoline and diesel based on the following: maximum prices were referenced to prices in the U.S. Gulf Coast, plus a margin that includes retails, freight, transportation, quality adjustment and management costs, plus the applicable IEPS to automotive fuel, plus other concepts (IEPS tax on fossil fuel, established quotas on the IEPS Law and value added tax). As of January 1, 2018, gasoline and diesel prices are determined by the free market. PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 34 of 125 PEMEX’s “producer price” is calculated in reference to that of an efficient refinery operating in the Gulf of Mexico. Until December 31, 2017, the Mexican Government is authorized to continue issuing pricing decrees to regulate the maximum prices for the retail sale of gasoline and diesel fuel, taking into account transportation costs between regions, inflation and the volatility of international fuel prices, among other factors. Beginning in 2018, the prices of gasoline and diesel fuel will be freely determined by market conditions. However, the Federal Commission for Economic Competition, based on the existence of effective competitive conditions, has the authority to declare that prices of gasoline and diesel fuel are to be freely determined by market conditions before 2018. Production-sharing In accordance with Production-sharing Agreements signed by Petróleos Mexicanos, due to its participation in bidding rounds organized by the National Hydrocarbons Commission (CNH), in addition to the migration of blocks, Petróleos Mexicanos will disclose only its share of production for blocks Ek-Balam, Block 2 Tampico-Misantla (Round 2.1), Block 8 Southeastern Basins (Round 2.1), Santuario, Misión, Block 16 Tampico-Misantla-Veracruz (Round 3.1), Block 17 Tampico-Misantla-Veracruz (Round 3.1), Block 18 Tampico-Misantla-Veracruz (Round 3.1), Block 29 Southeastern Offshore Basins (Round 3.1), Block 32 Southeastern Basins Marino (Round 3.1), Block 33 Southeastern Offshore Basins (Round 3.1) y Block 35 Southeastern Offshore Basins (Round 3.1). Hydrocarbon Reserves In accordance with the Hydrocarbons Law, published in the Official Gazette of the Federation on August 11, 2014, the National Hydrocarbons Commission (CNH) will establish and will manage the National Hydrocarbons Information Center, comprised by a system to obtain, safeguard, manage, use, analyze, keep updated and publish information and statistics related; which includes estimations, valuation studies and certifications. On August 13, 2015, the CNH published the Guidelines that govern the valuation and certification of Mexico’s reserves and the related contingency resources. Effective January 1, 2010, the Securities and Exchange Commission (SEC) changed its rules to permit oil and gas companies, in their filings with the SEC, to disclose not only proved reserves, but also probable reserves and possible reserves. Nevertheless, any description of probable or possible reserves included herein may not meet the recoverability thresholds established by the SEC in its definitions. Investors are urged to consider closely the disclosure in PEMEX’s Form 20-F and its Annual Report to the CNBV and SEC, available at http://www.pemex.com/. Forward-looking Statements This document contains forward-looking statements. There may also be written or oral forward-looking statements in PEMEX’s periodic reports to the CNBV and the SEC, in its annual reports, in its offering circulars and prospectuses, in press releases and other written materials and in oral statements made by PEMEX’s officers, directors or employees to third parties. PEMEX may include forward-looking statements that address, among other things, their: - exploration and production activities, including drilling; - activities relating to import, export, refining, petrochemicals and transportation, storage and distribution of petroleum, natural gas and oil products; - activities relating to their lines of business, including the generation of electricity; - projected and targeted capital expenditures and other costs, commitments and revenues; - liquidity and sources of funding, including their ability to continue operating as a going concern; - strategic alliances with other companies; and - the monetization of certain of their assets. Actual results could differ materially from those projected in such forward-looking statements as a result of various factors that may be beyond PEMEX’s control. These factors include, but are not limited to: - changes in international crude oil and natural gas prices; - effects on the company from competition, including on PEMEX’s ability to hire and retain skilled personnel; PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 35 of 125 - limitations on their access to sources of financing on competitive terms; - their ability to find, acquire or gain access to additional reserves and to develop the reserves that PEMEX obtains successfully; - uncertainties inherent in making estimates of oil and gas reserves, including recently discovered oil and gas reserves; - technical difficulties; - significant developments in the global economy; - significant economic or political developments in Mexico; - developments affecting the energy sector; and - changes in PEMEX’s legal regime or regulatory environment, including tax and environmental regulations. Accordingly, readers should not place undue reliance on these forward-looking statements. In any event, these statements speak only as of their dates, and PEMEX undertakes no obligation to update or revise any of them, whether as a result of new information, future events or otherwise. These risks and uncertainties are more fully detailed in PEMEX’s most recent Annual Report filed with the CNBV and available through the Mexican Stock Exchange (http://www.bmv.com.mx/) and PEMEX’s most recent Form 20-F filing filed with the SEC (http://www.sec.gov/). These factors could cause actual results to differ materially from those contained in any forward-looking statement. ACCRONYMS USED IN THIS DOCUMENT Thousand barrels per day (Mbd) Million barrels (MMb) Million barrels of oil equivalent (MMboe) Million barrels of oil equivalent per day (MMboed) Million cubic feet per day (MMcfd) Thousand tons (Mt) Million tons (MMt) Dollars of the United States of America (U.S. $) Mexican pesos (Ps.) Meters (m) Kilometers (km) Square kilometers (km2) [1] Profit-sharing duty [2] Net cost of employee benefits in the period (excluding pension payments, seniority premium, and health service, since they are cash items), depreciation, amortization and impairment of wells, pipelines, property, plants, and equipment are added to the operational income. [3] The exchange conversion from Ps. to U.S. $ was made at the average annual exchange rate of the last Budget Adjustment (4C) Ps. 18.5500 = U.S. $ 1.00. [4] The exchange rate conversion from Ps. to U.S. $ was made at the average exchange rate from January 1 to September 30, 2024, Ps. 17.7291 = U.S. $ 1.00. [5] Exploration investment totaled Ps. 37.5 billion in 3Q24 compared to Ps. 33.4 billion in 3Q23. Internal control [text block] The information related to internal control has not had any changes with respect to the last annual information. PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 36 of 125 Disclosure of critical performance measures and indicators that management uses to evaluate entity's performance against stated objectives [text block] Key indicators Change Indicator Group 3Q23 3Q24 % Amount Mexican Mix (U.S. $/b) 76.98 69.54 (9.7) (7.44) Gasoline reference price (U.S. $/b) 124.30 97.97 (21.2) (26.33) Diesel reference price (U.S. $/b)) 129.27 96.73 (25.2) (32.53) LPG price by Decree (Ps./kilo) 8.25 9.95 20.6 1.70 International reference LPG (Ps./kilo) 6.23 7.87 26.2 1.63 Natural gas (Henry Hub) (U.S. $/MMBtu) 2.59 2.11 (18.4) (0.48) Ps. per U.S. $ 76.98 69.54 (9.7) (7.44) Indicator Group 3Q23 3Q24 Net Income (Loss) / Total Sales (0.17) (0.38) Income (loss) before Taxes and Duties / Total Sales (0.12) (0.39) Taxes and Duties / Total Sales 0.05 (0.01) Net Income (Loss) / Equity 0.05 0.09 Income (Loss) before Taxes and Duties / Total Assets (0.02) (0.072) Net Income (Loss) / Total Assets (0.03) (0.07)

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

[110000] General information about financial statements

Ticker:	PEMEX
Period covered by financial statements:	2024-01-01 al 2024-09-30
Date of end of reporting period:	2024-09-30
Name of reporting entity or other means of identification:	PEMEX
Description of presentation currency:	MXN
Level of rounding used in financial statements:	MILES
Consolidated:	Yes
Number of quarter:	3
Type of issuer:	ICS
Explanation of change in name of reporting entity or other means of identification from end of preceding reporting period:	
Description of nature of financial statements:	

Disclosure of general information about financial statements [text block]

Follow-up of analysis [text block]

37 of 125

PEMEX Consolidated

Ticker: PEMEX Quarter: 3 Year: 2024

[210000] Statement of financial position, current/non-current

Concept	Close Current Quarter 2024-09-30	Close Previous Exercise 2023-12-31
Statement of financial position [abstract]		
Assets [abstract]		
Current assets [abstract]		
Cash and cash equivalents	93,129,060,000	68,747,376,000
Trade and other current receivables	248,275,909,000	315,361,236,000
Current tax assets, current	0	0
Other current financial assets	33,029,855,000	38,563,698,000
Current inventories	105,896,437,000	112,035,992,000
Current biological assets	0	0
Other current non-financial assets	6,195,580,000	3,832,443,000
Total current assets other than non-current assets or disposal groups classified as held for sale or as held for distribution to owners	486,526,841,000	538,540,745,000
Non-current assets or disposal groups classified as held for sale or as held for distribution to owners	0	0
Total current assets	486,526,841,000	538,540,745,000
Non-current assets [abstract]		
Trade and other non-current receivables	1,074,705,000	1,179,706,000
Current tax assets, non-current	0	0
Non-current inventories	0	0
Non-current biological assets	0	0
Other non-current financial assets	21,474,438,000	35,495,104,000
Investments accounted for using equity method	0	0
Investments in subsidiaries, joint ventures and associates	2,240,627,000	1,854,803,000
Property, plant and equipment	1,562,869,475,000	1,482,322,167,000
Investment property	0	0
Right-of-use assets that do not meet definition of investment property	42,939,945,000	43,203,180,000
Goodwill	0	0
Intangible assets other than goodwill	25,299,822,000	20,350,819,000
Deferred tax assets	159,345,583,000	169,914,720,000
Other non-current non-financial assets	11,438,972,000	10,614,092,000
Total non-current assets	1,826,683,567,000	1,764,934,591,000
Total assets	2,313,210,408,000	2,303,475,336,000
Equity and liabilities [abstract]		
Liabilities [abstract]		
Current liabilities [abstract]		
Trade and other current payables	402,873,764,000	368,345,849,000
Current tax liabilities, current	136,692,668,000	150,004,749,000
Other current financial liabilities	406,966,275,000	513,716,556,000
Current lease liabilities	8,326,378,000	8,003,743,000
Other current non-financial liabilities	97,474,854,000	83,646,764,000
Current provisions [abstract]		
Current provisions for employee benefits	0	0
Other current provisions	0	0
Total current provisions	0	0
Total current liabilities other than liabilities included in disposal groups classified as held for sale	1,052,333,939,000	1,123,717,661,000
Liabilities included in disposal groups classified as held for sale	0	0
Total current liabilities	1,052,333,939,000	1,123,717,661,000
Non-current liabilities [abstract]		
Trade and other non-current payables	0	0
Current tax liabilities, non-current	0	0

38 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

Concept	Close Current Quarter 2024-09-30	Close Previous Exercise 2023-12-31
Other non-current financial liabilities	1,551,413,983,000	1,317,248,766,000
Non-current lease liabilities	37,854,103,000	33,844,590,000
Other non-current non-financial liabilities	16,162,183,000	13,075,178,000
Non-current provisions [abstract]		
Non-current provisions for employee benefits	1,285,046,599,000	1,372,459,213,000
Other non-current provisions	96,239,356,000	83,310,554,000
Total non-current provisions	1,381,285,955,000	1,455,769,767,000
Deferred tax liabilities	13,341,951,000	12,798,184,000
Total non-current liabilities	3,000,058,175,000	2,832,736,485,000
Total liabilities	4,052,392,114,000	3,956,454,146,000
Equity [abstract]		
Issued capital	1,413,447,057,000	1,262,938,007,000
Share premium	0	0
Treasury shares	0	0
Retained earnings	(3,338,441,571,000)	(2,908,487,173,000)
Other reserves	186,068,477,000	(7,313,005,000)
Total equity attributable to owners of parent	(1,738,926,037,000)	(1,652,862,171,000)
Non-controlling interests	(255,669,000)	(116,639,000)
Total equity	(1,739,181,706,000)	(1,652,978,810,000)
Total equity and liabilities	2,313,210,408,000	2,303,475,336,000

39 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

[310000] Statement of comprehensive income, profit or loss, by function of expense

Concept	Accumulated Current Year 2024-01-01 - 2024-09-30	Accumulated Previous Year 2023-01-01 - 2023-09-30	Quarter Current Year 2024-07-01 - 2024-09-30	Quarter Previous Year 2023-07-01 - 2023-09-30
Profit or loss [abstract]				
Profit (loss) [abstract]				
Revenue	1,241,548,444,000	1,294,405,098,000	426,121,999,000	461,809,259,000
Cost of sales	1,084,037,181,000	1,074,763,205,000	380,736,868,000	376,133,575,000
Gross profit	157,511,263,000	219,641,893,000	45,385,131,000	85,675,684,000
Distribution costs	11,262,411,000	8,622,813,000	3,529,791,000	1,133,458,000
Administrative expenses	128,017,247,000	120,014,336,000	43,540,791,000	40,529,871,000
Other income	11,913,242,000	15,109,459,000	3,332,125,000	2,939,011,000
Other expense	4,591,260,000	17,959,348,000	1,138,711,000	15,289,000,000
Profit (loss) from operating activities	25,553,587,000	88,154,855,000	507,963,000	31,662,366,000
Finance income	12,269,991,000	198,617,119,000	4,575,324,000	7,510,892,000
Finance costs	383,402,986,000	117,935,580,000	172,723,829,000	93,737,538,000
Share of profit (loss) of associates and joint ventures accounted for using equity method	421,839,000	320,176,000	156,623,000	168,207,000
Profit (loss) before tax	(345,157,569,000)	169,156,570,000	(167,483,919,000)	(54,396,073,000)
Tax income (expense)	84,945,189,000	166,131,774,000	(6,028,518,000)	24,738,286,000
Profit (loss) from continuing operations	(430,102,758,000)	3,024,796,000	(161,455,401,000)	(79,134,359,000)
Profit (loss) from discontinued operations	0	0	0	0
Profit (loss)	(430,102,758,000)	3,024,796,000	(161,455,401,000)	(79,134,359,000)
Profit (loss), attributable to [abstract]				
Profit (loss), attributable to owners of parent	(429,954,398,000)	3,056,541,000	(161,335,312,000)	(79,134,480,000)
Profit (loss), attributable to non-controlling interests	(148,360,000)	(31,745,000)	(120,089,000)	121,000
Earnings per share [text block]				
Earnings per share [abstract]				
Earnings per share [line items]				
Basic earnings per share [abstract]				
Basic earnings (loss) per share from continuing operations	0	0	0	0
Basic earnings (loss) per share from discontinued operations	0	0	0	0
Total basic earnings (loss) per share	0	0	0	0
Diluted earnings per share [abstract]				
Diluted earnings (loss) per share from continuing operations	0	0	0	0
Diluted earnings (loss) per share from discontinued operations	0	0	0	0
Total diluted earnings (loss) per share	0	0	0	0

40 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

[410000] Statement of comprehensive income, OCI components presented net of tax

Concept	Accumulated Current Year 2024-01-01 - 2024-09-30	Accumulated Previous Year 2023-01-01 - 2023-09-30	Quarter Current Year 2024-07-01 - 2024-09-30	Quarter Previous Year 2023-07-01 - 2023-09-30
Statement of comprehensive income [abstract]				
Profit (loss)	(430,102,758,000)	3,024,796,000	(161,455,401,000)	(79,134,359,000)
Other comprehensive income [abstract]				
Components of other comprehensive income that will not be reclassified to profit or loss, net of tax [abstract]				
Other comprehensive income, net of tax, gains (losses) from investments in equity instruments	0	0	0	0
Other comprehensive income, net of tax, gains (losses) on revaluation	0	0	0	0
Other comprehensive income, net of tax, gains (losses) on remeasurements of defined benefit plans	121,078,069,000	125,479,437,000	(10,052,530,000)	125,479,436,000
Other comprehensive income, net of tax, change in fair value of financial liability attributable to change in credit risk of liability	0	0	0	0
Other comprehensive income, net of tax, gains (losses) on hedging instruments that hedge investments in equity instruments	0	0	0	0
Share of other comprehensive income of associates and joint ventures accounted for using equity method that will not be reclassified to profit or loss, net of tax	0	0	0	0
Total other comprehensive income that will not be reclassified to profit or loss, net of tax	121,078,069,000	125,479,437,000	(10,052,530,000)	125,479,436,000
Components of other comprehensive income that will be reclassified to profit or loss, net of tax [abstract]				
Exchange differences on translation [abstract]				
Gains (losses) on exchange differences on translation, net of tax	72,312,743,000	(41,835,104,000)	32,566,622,000	10,420,279,000
Reclassification adjustments on exchange differences on translation, net of tax	0	0	0	0
Other comprehensive income, net of tax, exchange differences on translation	72,312,743,000	(41,835,104,000)	32,566,622,000	10,420,279,000
Available-for-sale financial assets [abstract]				
Gains (losses) on remeasuring available-for-sale financial assets, net of tax	0	0	0	0
Reclassification adjustments on available-for-sale financial assets, net of tax	0	0	0	0
Other comprehensive income, net of tax, available-for-sale financial assets	0	0	0	0
Cash flow hedges [abstract]				
Gains (losses) on cash flow hedges, net of tax	0	0	0	0
Reclassification adjustments on cash flow hedges, net of tax	0	0	0	0
Amounts removed from equity and included in carrying amount of non-financial asset (liability) whose acquisition or incurrence was hedged highly probable forecast transaction, net of tax	0	0	0	0
Other comprehensive income, net of tax, cash flow hedges	0	0	0	0
Hedges of net investment in foreign operations [abstract]				
Gains (losses) on hedges of net investments in foreign operations, net of tax	0	0	0	0
Reclassification adjustments on hedges of net investments in foreign operations, net of tax	0	0	0	0
Other comprehensive income, net of tax, hedges of net investments in foreign operations	0	0	0	0
Change in value of time value of options [abstract]				
Gains (losses) on change in value of time value of options, net of tax	0	0	0	0
Reclassification adjustments on change in value of time value of options, net of tax	0	0	0	0
Other comprehensive income, net of tax, change in value of time value of options	0	0	0	0
Change in value of forward elements of forward contracts [abstract]				
Gains (losses) on change in value of forward elements of forward contracts, net of tax	0	0	0	0

41 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

Concept	Accumulated Current Year 2024-01-01 - 2024-09-30	Accumulated Previous Year 2023-01-01 - 2023-09-30	Quarter Current Year 2024-07-01 - 2024-09-30	Quarter Previous Year 2023-07-01 - 2023-09-30
Reclassification adjustments on change in value of forward elements of forward contracts, net of tax	0	0	0	0
Other comprehensive income, net of tax, change in value of forward elements of forward contracts	0	0	0	0
Change in value of foreign currency basis spreads [abstract]				
Gains (losses) on change in value of foreign currency basis spreads, net of tax	0	0	0	0
Reclassification adjustments on change in value of foreign currency basis spreads, net of tax	0	0	0	0
Other comprehensive income, net of tax, change in value of foreign currency basis spreads	0	0	0	0
Financial assets measured at fair value through other comprehensive income [abstract]				
Gains (losses) on financial assets measured at fair value through other comprehensive income, net of tax	0	0	0	0
Reclassification adjustments on financial assets measured at fair value through other comprehensive income, net of tax	0	0	0	0
Amounts removed from equity and adjusted against fair value of financial assets on reclassification out of fair value through other comprehensive income measurement category, net of tax	0	0	0	0
Other comprehensive income, net of tax, financial assets measured at fair value through other comprehensive income	0	0	0	0
Share of other comprehensive income of associates and joint ventures accounted for using equity method that will be reclassified to profit or loss, net of tax	0	0	0	0
Total other comprehensive income that will be reclassified to profit or loss, net of tax	72,312,743,000	(41,835,104,000)	32,566,622,000	10,420,279,000
Total other comprehensive income	193,390,812,000	83,644,333,000	22,514,092,000	135,899,715,000
Total comprehensive income	(236,711,946,000)	86,669,129,000	(138,941,309,000)	56,765,356,000
Comprehensive income attributable to [abstract]				
Comprehensive income, attributable to owners of parent	(236,572,916,000)	86,569,993,000	(138,825,319,000)	56,628,697,000
Comprehensive income, attributable to non-controlling interests	(139,030,000)	99,136,000	(115,990,000)	136,659,000

42 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

[520000] Statement of cash flows, indirect method

Concept	Accumulated Current Year 2024-01-01 - 2024-09-30	Accumulated Previous Year 2023-01-01 - 2023-09-30
Statement of cash flows [abstract]		
Cash flows from (used in) operating activities [abstract]		
Profit (loss)	(430,102,758,000)	3,024,796,000
Adjustments to reconcile profit (loss) [abstract]		
+ Discontinued operations	0	0
+ Adjustments for income tax expense	(10,238,199,000)	46,782,196,000
+ (-) Adjustments for finance costs	0	0
+ Adjustments for depreciation and amortisation expense	114,229,472,000	92,172,631,000
+ Adjustments for impairment loss (reversal of impairment loss) recognised in profit or loss	51,841,445,000	74,197,552,000
+ Adjustments for provisions	46,483,138,000	54,258,215,000
+ (-) Adjustments for unrealised foreign exchange losses (gains)	236,653,268,000	(168,939,695,000)
+ Adjustments for share-based payments	0	0
+ (-) Adjustments for fair value losses (gains)	0	0
- Adjustments for undistributed profits of associates	0	0
+ (-) Adjustments for losses (gains) on disposal of non-current assets	0	0
+ Participation in associates and joint ventures	(421,839,000)	(320,176,000)
+ (-) Adjustments for decrease (increase) in inventories	6,121,066,000	3,828,046,000
+ (-) Adjustments for decrease (increase) in trade accounts receivable	70,028,437,000	(2,687,184,000)
+ (-) Adjustments for decrease (increase) in other operating receivables	10,275,027,000	15,349,280,000
+ (-) Adjustments for increase (decrease) in trade accounts payable	39,691,932,000	4,035,909,000
+ (-) Adjustments for increase (decrease) in other operating payables	13,828,090,000	4,949,581,000
+ Other adjustments for non-cash items	0	0
+ Other adjustments for which cash effects are investing or financing cash flow	0	0
+ Straight-line rent adjustment	0	0
+ Amortization of lease fees	0	0
+ Setting property values	0	0
+ (-) Other adjustments to reconcile profit (loss)	19,530,284,000	38,912,140,000
+ (-) Total adjustments to reconcile profit (loss)	598,022,121,000	162,538,495,000
Net cash flows from (used in) operations	167,919,363,000	165,563,291,000
- Dividends paid	0	0
+ Dividends received	0	0
- Interest paid	(113,713,251,000)	(111,286,524,000)
+ Interest received	(12,269,991,000)	(15,735,423,000)
+ (-) Income taxes refund (paid)	0	0
+ (-) Other inflows (outflows) of cash	0	0
Net cash flows from (used in) operating activities	269,362,623,000	261,114,392,000
Cash flows from (used in) investing activities [abstract]		
+ Cash flows from losing control of subsidiaries or other businesses	0	0
- Cash flows used in obtaining control of subsidiaries or other businesses	0	0
+ Other cash receipts from sales of equity or debt instruments of other entities	0	0
- Other cash payments to acquire equity or debt instruments of other entities	0	0
+ Other cash receipts from sales of interests in joint ventures	0	0
- Other cash payments to acquire interests in joint ventures	0	0
+ Proceeds from sales of property, plant and equipment	0	0
- Purchase of property, plant and equipment	194,810,063,000	181,773,959,000
+ Proceeds from sales of intangible assets	0	0
- Purchase of intangible assets	25,100,939,000	28,260,549,000
+ Proceeds from sales of other long-term assets	0	0
- Purchase of other long-term assets	0	0

43 of 125

PEMEX **Consolidated**

Ticker: PEMEX Quarter: 3 Year: 2024

Concept	Accumulated Current Year 2024-01-01 - 2024-09-30	Accumulated Previous Year 2023-01-01 - 2023-09-30
+ Proceeds from government grants	0	0
- Cash advances and loans made to other parties	0	0
+ Cash receipts from repayment of advances and loans made to other parties	0	0
- Cash payments for futures contracts, forward contracts, option contracts and swap contracts	0	0
+ Cash receipts from futures contracts, forward contracts, option contracts and swap contracts	0	0
+ Dividends received	0	0
- Interest paid	0	0
+ Interest received	5,254,829,000	1,897,776,000
+ (-) Income taxes refund (paid)	0	0
+ (-) Other inflows (outflows) of cash	(1,857,764,000)	11,713,758,000
Net cash flows from (used in) investing activities	(216,513,937,000)	(196,422,974,000)
Cash flows from (used in) financing activities [abstract]		
+ Proceeds from changes in ownership interests in subsidiaries that do not result in loss of control	0	0
- Payments from changes in ownership interests in subsidiaries that do not result in loss of control	0	0
+ Proceeds from issuing shares	0	0
+ Proceeds from issuing other equity instruments	0	0
- Payments to acquire or redeem entity's shares	0	0
- Payments of other equity instruments	0	0
+ Proceeds from borrowings	802,721,233,000	567,881,697,000
- Repayments of borrowings	904,734,885,000	626,358,506,000
- Payments of finance lease liabilities	0	0
- Payments of lease liabilities	6,698,602,000	6,136,899,000
+ Proceeds from government grants	150,509,050,000	102,670,507,000
- Dividends paid	0	0
- Interest paid	121,804,035,000	121,388,570,000
+ (-) Income taxes refund (paid)	0	0
+ (-) Other inflows (outflows) of cash	25,264,831,000	38,231,139,000
Net cash flows from (used in) financing activities	(54,742,408,000)	(45,100,632,000)
Net increase (decrease) in cash and cash equivalents before effect of exchange rate changes	(1,893,722,000)	19,590,786,000
Effect of exchange rate changes on cash and cash equivalents [abstract]		
Effect of exchange rate changes on cash and cash equivalents	26,275,406,000	(13,298,356,000)
Net increase (decrease) in cash and cash equivalents	24,381,684,000	6,292,430,000
Cash and cash equivalents at beginning of period	68,747,376,000	64,414,511,000
Cash and cash equivalents at end of period	93,129,060,000	70,706,941,000

44 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

# [610000] Statement of changes in equity - Accumulated Current

| Sheet 1 of 3 | Issued capital [member] | Share premium [member] | Treasury shares [member] | Retained earnings [member] | Revaluation surplus [member] | Reserve of exchange differences on translation [member] | Reserve of cash flow hedges [member] | Reserve of gains and losses on hedging instruments that hedge investments in equity instruments [member] | Reserve of change in value of time value of options [member] |
|---|---|---|---|---|---|---|---|---|---|
| | Components of equity [axis] | | | | | | | | |
| **Statement of changes in equity [line items]** | | | | | | | | | |
| Equity at beginning of period | 1,262,938,007,000 | 0 | 0 | (2,908,487,173,000) | 0 | (28,679,410,000) | 0 | 0 | 0 |
| **Changes in equity [abstract]** | | | | | | | | | |
| **Comprehensive income [abstract]** | | | | | | | | | |
| Profit (loss) | 0 | 0 | 0 | (429,954,398,000) | 0 | 0 | 0 | 0 | 0 |
| Other comprehensive income | 0 | 0 | 0 | 0 | 0 | 72,303,538,000 | 0 | 0 | 0 |
| Total comprehensive income | 0 | 0 | 0 | (429,954,398,000) | 0 | 72,303,538,000 | 0 | 0 | 0 |
| Issue of equity | 150,509,050,000 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Dividends recognised as distributions to owners | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase through other contributions by owners, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Decrease through other distributions to owners, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase (decrease) through other changes, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase (decrease) through treasury share transactions, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase (decrease) through changes in ownership interests in subsidiaries that do not result in loss of control, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase (decrease) through share-based payment transactions, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Amount removed from reserve of cash flow hedges and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Amount removed from reserve of change in value of time value of options and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Amount removed from reserve of change in value of forward elements of forward contracts and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Amount removed from reserve of change in value of foreign currency basis spreads and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Total increase (decrease) in equity | 150,509,050,000 | 0 | 0 | (429,954,398,000) | 0 | 72,303,538,000 | 0 | 0 | 0 |
| Equity at end of period | 1,413,447,057,000 | 0 | 0 | (3,338,441,571,000) | 0 | 43,624,128,000 | 0 | 0 | 0 |

45 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

| Sheet 2 of 3 | Reserve of change in value of forward elements of forward contracts [member] | Reserve of change in value of foreign currency basis spreads [member] | Reserve of gains and losses on financial assets measured at fair value through other comprehensive income [member] | Reserve of gains and losses on remeasuring available-for-sale financial assets [member] | Reserve of share-based payments [member] | Reserve of remeasurements of defined benefit plans [member] | Amount recognised in other comprehensive income and accumulated in equity relating to non-current assets or disposal groups held for sale [member] | Reserve of gains and losses from investments in equity instruments [member] | Reserve of change in fair value of financial liability attributable to change in credit risk of liability [member] |
|---|---|---|---|---|---|---|---|---|---|
| | Components of equity [axis] | | | | | | | | |
| **Statement of changes in equity [line items]** | | | | | | | | | |
| Equity at beginning of period | 0 | 0 | 0 | 0 | 0 | 21,366,405,000 | 0 | 0 | 0 |
| **Changes in equity [abstract]** | | | | | | | | | |
| **Comprehensive income [abstract]** | | | | | | | | | |
| Profit (loss) | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Other comprehensive income | 0 | 0 | 0 | 0 | 0 | 121,077,944,000 | 0 | 0 | 0 |
| Total comprehensive income | 0 | 0 | 0 | 0 | 0 | 121,077,944,000 | 0 | 0 | 0 |
| Issue of equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Dividends recognised as distributions to owners | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase through other contributions by owners, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Decrease through other distributions to owners, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase (decrease) through other changes, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase (decrease) through treasury share transactions, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase (decrease) through changes in ownership interests in subsidiaries that do not result in loss of control, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase (decrease) through share-based payment transactions, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Amount removed from reserve of cash flow hedges and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Amount removed from reserve of change in value of time value of options and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Amount removed from reserve of change in value of forward elements of forward contracts and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Amount removed from reserve of change in value of foreign currency basis spreads and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Total increase (decrease) in equity | 0 | 0 | 0 | 0 | 0 | 121,077,944,000 | 0 | 0 | 0 |
| Equity at end of period | 0 | 0 | 0 | 0 | 0 | 142,444,349,000 | 0 | 0 | 0 |

46 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

| Sheet 3 of 3 | Reserve for catastrophe [member] | Reserve for equalisation [member] | Reserve of discretionary participation features [member] | Other comprehensive income [member] | Other reserves [member] | Equity attributable to owners of parent [member] | Non-controlling interests [member] | Equity [member] |
|---|---|---|---|---|---|---|---|---|
| | Components of equity [axis] | | | | | | | |
| **Statement of changes in equity [line items]** | | | | | | | | |
| Equity at beginning of period | 0 | 0 | 0 | 0 | (7,313,005,000) | (1,652,862,171,000) | (116,639,000) | (1,652,978,810,000) |
| **Changes in equity [abstract]** | | | | | | | | |
| **Comprehensive income [abstract]** | | | | | | | | |
| Profit (loss) | 0 | 0 | 0 | 0 | 0 | (429,954,398,000) | (148,360,000) | (430,102,758,000) |
| Other comprehensive income | 0 | 0 | 0 | 0 | 193,381,482,000 | 193,381,482,000 | 9,330,000 | 193,390,812,000 |
| Total comprehensive income | 0 | 0 | 0 | 0 | 193,381,482,000 | (236,572,916,000) | (139,030,000) | (236,711,946,000) |
| Issue of equity | 0 | 0 | 0 | 0 | 0 | 150,509,050,000 | 0 | 150,509,050,000 |
| Dividends recognised as distributions to owners | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase through other contributions by owners, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Decrease through other distributions to owners, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase (decrease) through other changes, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase (decrease) through treasury share transactions, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase (decrease) through changes in ownership interests in subsidiaries that do not result in loss of control, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase (decrease) through share-based payment transactions, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Amount removed from reserve of cash flow hedges and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Amount removed from reserve of change in value of time value of options and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Amount removed from reserve of change in value of forward elements of forward contracts and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Amount removed from reserve of change in value of foreign currency basis spreads and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Total increase (decrease) in equity | 0 | 0 | 0 | 0 | 193,381,482,000 | (86,063,866,000) | (139,030,000) | (86,202,896,000) |
| Equity at end of period | 0 | 0 | 0 | 0 | 186,068,477,000 | (1,738,926,037,000) | (255,669,000) | (1,739,181,706,000) |

47 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

# [610000] Statement of changes in equity - Accumulated Previous

| Sheet 1 of 3 | Issued capital [member] | Share premium [member] | Treasury shares [member] | Retained earnings [member] | Revaluation surplus [member] | Reserve of exchange differences on translation [member] | Reserve of cash flow hedges [member] | Reserve of gains and losses on hedging instruments that hedge investments in equity instruments [member] | Reserve of change in value of time value of options [member] |
|---|---|---|---|---|---|---|---|---|---|
| | Components of equity [axis] | | | | | | | | |
| **Statement of changes in equity [line items]** | | | | | | | | | |
| Equity at beginning of period | 1,096,322,884,000 | 0 | 0 | (2,916,593,887,000) | 0 | 25,437,211,000 | 0 | 0 | 0 |
| **Changes in equity [abstract]** | | | | | | | | | |
| **Comprehensive income [abstract]** | | | | | | | | | |
| Profit (loss) | 0 | 0 | 0 | 3,056,541,000 | 0 | 0 | 0 | 0 | 0 |
| Other comprehensive income | 0 | 0 | 0 | 0 | 0 | (41,965,985,000) | 0 | 0 | 0 |
| Total comprehensive income | 0 | 0 | 0 | 3,056,541,000 | 0 | (41,965,985,000) | 0 | 0 | 0 |
| Issue of equity | 102,670,500,000 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Dividends recognised as distributions to owners | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase through other contributions by owners, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Decrease through other distributions to owners, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase (decrease) through other changes, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase (decrease) through treasury share transactions, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase (decrease) through changes in ownership interests in subsidiaries that do not result in loss of control, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase (decrease) through share-based payment transactions, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Amount removed from reserve of cash flow hedges and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Amount removed from reserve of change in value of time value of options and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Amount removed from reserve of change in value of forward elements of forward contracts and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Amount removed from reserve of change in value of foreign currency basis spreads and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Total increase (decrease) in equity | 102,670,500,000 | 0 | 0 | 3,056,541,000 | 0 | (41,965,985,000) | 0 | 0 | 0 |
| Equity at end of period | 1,198,993,384,000 | 0 | 0 | (2,913,537,346,000) | 0 | (16,528,774,000) | 0 | 0 | 0 |

48 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

| Sheet 2 of 3 | Components of equity [axis] | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| | Reserve of change in value of forward elements of forward contracts [member] | Reserve of change in value of foreign currency basis spreads [member] | Reserve of gains and losses on financial assets measured at fair value through other comprehensive income [member] | Reserve of gains and losses on remeasuring available-for-sale financial assets [member] | Reserve of share-based payments [member] | Reserve of remeasurements of defined benefit plans [member] | Amount recognised in other comprehensive income and accumulated in equity relating to non-current assets or disposal groups held for sale [member] | Reserve of gains and losses from investments in equity instruments [member] | Reserve of change in fair value of financial liability attributable to change in credit risk of liability [member] |
| **Statement of changes in equity [line items]** | | | | | | | | | |
| Equity at beginning of period | 0 | 0 | 0 | 0 | 0 | 26,300,177,000 | 0 | 0 | 0 |
| **Changes in equity [abstract]** | | | | | | | | | |
| **Comprehensive income [abstract]** | | | | | | | | | |
| Profit (loss) | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Other comprehensive income | 0 | 0 | 0 | 0 | 0 | 125,479,436,000 | 0 | 0 | 0 |
| Total comprehensive income | 0 | 0 | 0 | 0 | 0 | 125,479,436,000 | 0 | 0 | 0 |
| Issue of equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Dividends recognised as distributions to owners | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase through other contributions by owners, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Decrease through other distributions to owners, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase (decrease) through other changes, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase (decrease) through treasury share transactions, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase (decrease) through changes in ownership interests in subsidiaries that do not result in loss of control, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase (decrease) through share-based payment transactions, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Amount removed from reserve of cash flow hedges and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Amount removed from reserve of change in value of time value of options and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Amount removed from reserve of change in value of forward elements of forward contracts and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Amount removed from reserve of change in value of foreign currency basis spreads and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Total increase (decrease) in equity | 0 | 0 | 0 | 0 | 0 | 125,479,436,000 | 0 | 0 | 0 |
| Equity at end of period | 0 | 0 | 0 | 0 | 0 | 151,779,613,000 | 0 | 0 | 0 |

49 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

| Sheet 3 of 3 | Components of equity [axis] | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| | Reserve for catastrophe [member] | Reserve for equalisation [member] | Reserve of discretionary participation features [member] | Other comprehensive income [member] | Other reserves [member] | Equity attributable to owners of parent [member] | Non-controlling interests [member] | Equity [member] |
| **Statement of changes in equity [line items]** | | | | | | | | |
| Equity at beginning of period | 0 | 0 | 0 | 0 | 51,737,388,000 | (1,768,533,615,000) | (288,610,000) | (1,768,822,225,000) |
| **Changes in equity [abstract]** | | | | | | | | |
| **Comprehensive income [abstract]** | | | | | | | | |
| Profit (loss) | 0 | 0 | 0 | 0 | 0 | 3,056,541,000 | (31,745,000) | 3,024,796,000 |
| Other comprehensive income | 0 | 0 | 0 | 0 | 83,513,451,000 | 83,513,451,000 | 130,882,000 | 83,644,333,000 |
| Total comprehensive income | 0 | 0 | 0 | 0 | 83,513,451,000 | 86,569,992,000 | 99,137,000 | 86,669,129,000 |
| Issue of equity | 0 | 0 | 0 | 0 | 0 | 102,670,500,000 | 0 | 102,670,500,000 |
| Dividends recognised as distributions to owners | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase through other contributions by owners, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Decrease through other distributions to owners, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase (decrease) through other changes, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase (decrease) through treasury share transactions, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase (decrease) through changes in ownership interests in subsidiaries that do not result in loss of control, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Increase (decrease) through share-based payment transactions, equity | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Amount removed from reserve of cash flow hedges and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Amount removed from reserve of change in value of time value of options and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Amount removed from reserve of change in value of forward elements of forward contracts and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Amount removed from reserve of change in value of foreign currency basis spreads and included in initial cost or other carrying amount of non-financial asset (liability) or firm commitment for which fair value hedge accounting is applied | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Total increase (decrease) in equity | 0 | 0 | 0 | 0 | 83,513,451,000 | 189,240,492,000 | 99,137,000 | 189,339,629,000 |
| Equity at end of period | 0 | 0 | 0 | 0 | 135,250,839,000 | (1,579,293,123,000) | (189,473,000) | (1,579,482,596,000) |

50 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

## [700000] Informative data about the Statement of financial position

| Concept | Close Current Quarter 2024-09-30 | Close Previous Exercise 2023-12-31 |
|---|---|---|
| **Informative data of the Statement of Financial Position [abstract]** | | |
| Capital stock (nominal) | 1,413,447,057,000 | 1,262,938,007,000 |
| Restatement of capital stock | 0 | 0 |
| Plan assets for pensions and seniority premiums | 299,337,000 | 145,286,000 |
| Number of executives | 0 | 0 |
| Number of employees | 129,816 | 128,616 |
| Number of workers | 0 | 0 |
| Outstanding shares | 0 | 0 |
| Repurchased shares | 0 | 0 |
| Restricted cash | 0 | 0 |
| Guaranteed debt of associated companies | 0 | 0 |

51 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

## [700002] Informative data about the Income statement

| Concept | Accumulated Current Year 2024-01-01 - 2024-09-30 | Accumulated Previous Year 2023-01-01 - 2023-09-30 | Quarter Current Year 2024-07-01 - 2024-09-30 | Quarter Previous Year 2023-07-01 - 2023-09-30 |
|---|---|---|---|---|
| **Informative data of the Income Statement [abstract]** | | | | |
| Operating depreciation and amortization | 109,420,397,000 | 87,402,614,000 | 35,161,768,000 | 30,611,436,000 |

52 of 125

PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 53 of 125 [700003] Informative data - Income statement for 12 months Concept Current Year 2023-10-01 - 2024-09-30 Previous Year 2022-10-01 - 2023-09-30 Informative data - Income Statement for 12 months [abstract] Revenue 1,667,080,964,000 1,809,880,266,000 Profit (loss) from operating activities 60,350,097,000 (24,299,704,000) Profit (loss) (424,975,889,000) (92,592,493,000) Profit (loss), attributable to owners of parent (424,904,225,000) (92,445,480,000) Operating depreciation and amortization 159,573,059,000 120,942,039,000 PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 54 of 125 [800001] Breakdown of credits Denomination [axis] Domestic currency [member] Foreign currency [member] Time interval [axis] Time interval [axis] Institution [axis] Foreign institution (yes/no) Contract signing date Expiration date Interest rate Current year [member] Until 1 year [member] Until 2 years [member] Until 3 years [member] Until 4 years [member] Until 5 years or more [member] Current year [member] Until 1 year [member] Until 2 years [member] Until 3 years [member] Until 4 years [member] Until 5 years or more [member] Banks [abstract] Foreign trade TOTAL 0 0 0 0 0 0 0 0 0 0 0 0 Banks - secured BNP PARIBAS (1) (8) 1 SI 2018-11-30 2028-11-14 SOFR 6M 4.48% + 2.03 0 0 0 0 0 0 245,363,000 245,363,000 490,725,000 490,725,000 490,725,000 245,363,000 CITIBANK NA (1) (8) 2 SI 2015-09-30 2025-12-15 SOFR 6M 4.82% + 1.33 0 0 0 0 0 0 490,725,000 490,725,000 490,725,000 0 0 0 CREDIT AGRICOLE CI (1) (8) 3 SI 2015-09-30 2025-12-15 SOFR 6M 4.82% + 1.33 0 0 0 0 0 0 466,189,000 466,189,000 466,189,000 0 0 0 HSBC BANK USA NATI (1) (8) 4 SI 2018-12-04 2025-10-02 SOFR 6M 4.08% + 1.83 0 0 0 0 0 0 0 253,917,000 0 0 0 0 SUMITOMO MITSUI BA (1) (8) 5 SI 2019-07-17 2028-01-29 SOFR 6M 5.19% + 1.27 0 0 0 0 0 0 0 507,657,000 507,657,000 507,657,000 253,829,000 0 SUMITOMO MITSUI BA (1) (8) 6 SI 2021-04-02 2031-01-22 SOFR 6M 5.14% + 1.81 0 0 0 0 0 0 0 272,785,000 272,785,000 272,785,000 272,785,000 676,738,000 SUMITOMO MITSUI BA (1) (8) 7 SI 2021-11-08 2031-01-22 SOFR 6M 5.14% + 1.81 0 0 0 0 0 0 0 12,253,000 12,253,000 12,253,000 12,253,000 30,634,000 SUMITOMO MITSUI BA (1) (8) 8 SI 2021-09-21 2031-01-22 SOFR 6M 5.14% + 1.81 0 0 0 0 0 0 0 5,264,000 5,264,000 5,264,000 5,264,000 13,159,000 SUMITOMO MITSUI BA (1) (8) 9 SI 2021-11-16 2031-01-22 SOFR 6M 5.14% + 1.81 0 0 0 0 0 0 0 6,549,000 6,549,000 6,549,000 6,549,000 16,372,000 SUMITOMO MITSUI BA (1) (8) 10 SI 2022-01-03 2031-01-22 SOFR 6M 5.14% + 1.81 0 0 0 0 0 0 0 13,148,000 13,148,000 13,148,000 13,148,000 32,869,000 SUMITOMO MITSUI BA (1) (8) 11 SI 2022-12-05 2031-01-22 SOFR 6M 5.14% + 1.81 0 0 0 0 0 0 0 5,417,000 5,417,000 5,417,000 5,417,000 13,543,000 SUMITOMO MITSUI BA (1) (8) 12 SI 2022-07-18 2031-01-22 SOFR 6M 5.14% + 1.81 0 0 0 0 0 0 0 8,354,000 8,354,000 8,354,000 8,354,000 20,884,000 SUMITOMO MITSUI BA (1) (8) 13 SI 2022-11-08 2031-01-22 SOFR 6M 5.14% + 1.81 0 0 0 0 0 0 0 5,519,000 5,519,000 5,519,000 5,519,000 13,797,000 SUMITOMO MITSUI BA (1) (8) 14 SI 2022-09-15 2031-01-22 SOFR 6M 5.14% + 1.81 0 0 0 0 0 0 0 8,439,000 8,439,000 8,439,000 8,439,000 21,098,000 SUMITOMO MITSUI BA (1) (8) 15 SI 2023-01-20 2031-01-22 SOFR 6M 5.14% + 1.81 0 0 0 0 0 0 0 2,852,000 2,852,000 2,852,000 2,852,000 7,131,000 INT DEV NO PAG 16 NO 2024-09-30 2024-09-30 0 0 0 0 0 0 160,285,000 0 0 0 0 0 TOTAL 0 0 0 0 0 0 1,362,562,000 2,304,431,000 2,295,876,000 1,338,962,000 1,085,134,000 1,091,588,000 Commercial banks BANCO MERCANTIL DE (6) (11) 17 NO 2014-12-23 2025-03-19 TIIE a 91 días 11.14% + 0.85 243,902,000 243,902,000 0 0 0 0 0 0 0 0 0 0 BANCO MERCANTIL DE (6) (11) 18 NO 2024-08-16 2024-10-15 TIIE a 91 días 11.10% + 4.00 1,750,000,000 0 0 0 0 0 0 0 0 0 0 0 BANCO MERCANTIL DE (6) (11) 19 NO 2024-06-09 2024-05-12 TIIE a 91 días 10.94% + 4.00 1,000,000,000 0 0 0 0 0 0 0 0 0 0 0 BANCO MERCANTIL DE (6) (11) 20 NO 2024-09-13 2024-12-11 TIIE a 91 días 10.91% + 4.00 1,250,000,000 0 0 0 0 0 0 0 0 0 0 0 BANCO MERCANTIL DE (6) (11) 21 NO 2024-09-23 2025-03-13 TIIE a 182 días 11.07% + 4.00 0 1,000,000,000 0 0 0 0 0 0 0 0 0 0 BANCO MERCANTIL DE (6) (11) 22 NO 2024-09-23 2025-03-24 TIIE a 182 días 11.07% + 4.00 0 2,800,000,000 0 0 0 0 0 0 0 0 0 0 BANCO MERCANTIL DE (6) (11) 23 NO 2024-09-30 2024-11-29 TIIE a 91 días 10.91% + 4.00 1,000,000,000 0 0 0 0 0 0 0 0 0 0 0 BANCO MERCANTIL DE (6) (11) 24 NO 2024-05-08 2024-04-10 TIIE a 28 días 10.99%+4.00 1,000,000,000 0 0 0 0 0 0 0 0 0 0 0 BANCO MERCANTIL DE (6) (11) 25 NO 2024-08-27 2025-02-20 TIIE a 28 días 10.74%+4.00 0 2,300,000,000 0 0 0 0 0 0 0 0 0 0 BANCO MERCANTIL DE (6) (11) 26 NO 2024-02-09 2024-01-11 TIIE a 28 días 10.74%+4.00 500,000,000 0 0 0 0 0 0 0 0 0 0 0 BANCO MERCANTIL DE (6) (11) 27 NO 2024-09-13 2024-12-11 TIIE a 28 días 10.07%+4.00 200,000,000 0 0 0 0 0 0 0 0 0 0 0 BBVA BANCOMER SA (6) (11) 28 NO 2014-12-19 2025-02-01 TIIE a 91 días 11.39% + 0.95 121,951,000 121,952,000 0 0 0 0 0 0 0 0 0 0 BBVA BANCOMER SA (6) (11) 29 NO 2015-10-07 2025-07-07 TIIE a 91 días 11.39% + 450,000,000 1,350,000,000 0 0 0 0 0 0 0 0 0 0 PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 55 of 125 Institution [axis] Foreign institution (yes/no) Contract signing date Expiration date Interest rate Denomination [axis] Domestic currency [member] Foreign currency [member] Time interval [axis] Time interval [axis] Current year [member] Until 1 year [member] Until 2 years [member] Until 3 years [member] Until 4 years [member] Until 5 years or more [member] Current year [member] Until 1 year [member] Until 2 years [member] Until 3 years [member] Until 4 years [member] Until 5 years or more [member] 0.95 BBVA BANCOMER SA (6) (11) 30 NO 2019-05-27 2025-02-01 TIIE a 91 días 11.39% + 1.25 0 5,000,000,000 0 0 0 0 0 0 0 0 0 0 BBVA BANCOMER SA (6) (11) 31 NO 2024-04-26 2025-04-25 TIIE a 28 días 10.74%+4.00 0 850,000,000 0 0 0 0 0 0 0 0 0 0 DEUTSCHE BANK AG (1) (8) 32 SI 2023-02-03 2025-02-28 SOFR 3M 5.02%+4.5 0 0 0 0 0 0 736,088,000 733,175,000 0 0 0 0 DEUTSCHE BANK AG (1) (8) 33 SI 2024-05-07 2026-06-07 SOFR 1M 5.17%+2.15 0 0 0 0 0 0 894,251,000 2,682,753,000 2,876,761,000 0 0 0 DEUTSCHE BANK AG (1) (8) 34 SI 2024-07-17 2026-06-07 SOFR 1M 5.17%+2.15 0 0 0 0 0 0 1,573,254,000 4,719,763,000 5,062,288,000 0 0 0 DEUTSCHE BANK AG (1) (8) 35 SI 2024-07-30 2026-06-07 SOFR 1M 5.17%+2.15 0 0 0 0 0 0 1,736,543,000 5,209,629,000 5,579,783,000 0 0 0 DEUTSCHE BANK AG (1) (8) 36 SI 2024-09-13 2026-06-07 SOFR 1M 5.10%+2.15 0 0 0 0 0 0 2,109,676,000 6,329,027,000 6,743,098,000 0 0 0 HSBC MEXICO SA INS (6) (11) 37 NO 2024-10-07 2025-12-03 SOFR 1M 4.83%+4.25 0 0 0 0 0 0 0 6,706,575,000 0 0 0 0 THE BANK OF NOVA S (1) (8) 38 SI 2021-07-21 2026-01-16 SOFR 3M 5.28% + 4.54 0 0 0 0 0 0 0 0 14,676,906,000 0 0 0 SCOTIA INVERLAT CA (1) 39 NO 2023-10-25 2025-04-23 SOFR 1M 5.26% + 4.54 0 0 0 0 0 0 0 1,946,101,000 0 0 0 0 SCOTIA INVERLAT CA (1) 40 NO 2023-09-11 2025-04-23 SOFR 1M 5.26% + 4.54 0 0 0 0 0 0 0 1,138,482,000 0 0 0 0 BBVA BANCOMER SA (6) (11) 41 NO 2024-05-16 2024-10-24 TIIE a 28 días 10.74%+4.25 5,500,000,000 0 0 0 0 0 0 0 0 0 0 0 BBVA BANCOMER SA (6) (11) 42 NO 2024-07-15 2024-10-30 TIIE a 28 días 10.74%+4.25 15,000,000,000 0 0 0 0 0 0 0 0 0 0 0 MIZUHO BANK LTD (1) (8) 43 SI 2019-12-13 2026-11-30 SOFR 1M 5.11% + 4.85 0 0 0 0 0 0 0 0 0 29,443,500,000 0 0 MIZUHO BANK LTD (1) (8) 44 SI 2021-01-20 2024-12-16 SOFR 1W 6.92% + 3.04 0 0 0 0 0 0 28,462,050,000 0 0 0 0 0 MIZUHO BANK LTD (1) (8) 45 SI 2022-01-18 2024-12-16 SOFR 1W 6.92% + 3.04 0 0 0 0 0 0 6,870,150,000 0 0 0 0 0 MIZUHO BANK LTD (1) (8) 46 SI 2022-09-20 2024-12-16 SOFR 1W 6.92% + 3.04 0 0 0 0 0 0 2,944,350,000 0 0 0 0 0 MIZUHO BANK LTD (1) (8) 47 SI 2022-11-10 2024-12-16 SOFR 1W 6.92% + 3.04 0 0 0 0 0 0 8,833,050,000 0 0 0 0 0 MIZUHO BANK LTD (1) (8) 48 SI 2022-11-18 2024-12-16 SOFR 1W 6.92% + 3.04 0 0 0 0 0 0 8,833,050,000 0 0 0 0 0 MIZUHO BANK LTD (1) (8) 49 SI 2023-02-16 2024-12-16 SOFR 1W 6.92% + 3.04 0 0 0 0 0 0 4,907,250,000 0 0 0 0 0 MIZUHO BANK LTD (1) (8) 50 SI 2023-02-17 2024-12-16 SOFR 1W 6.92% + 3.04 0 0 0 0 0 0 3,101,382,000 0 0 0 0 0 MIZUHO BANK LTD (1) (8) 51 SI 2023-02-27 2024-12-16 SOFR 1W 6.92% + 3.04 0 0 0 0 0 0 4,907,250,000 0 0 0 0 0 BANCO INBURSA SA I (6) (11) 52 NO 2024-08-16 2024-11-19 TIIE a 28 días 10.95%+3.65 5,000,000,000 0 0 0 0 0 0 0 0 0 0 0 BANCO INBURSA SA I (6) (11) 53 NO 2024-08-21 2024-11-29 TIIE a 28 días 10.74%+3.65 3,000,000,000 0 0 0 0 0 0 0 0 0 0 0 BANCO INBURSA SA I (6) (11) 54 NO 2024-08-26 2024-12-13 TIIE a 28 días 10.94%+3.50 2,000,000,000 0 0 0 0 0 0 0 0 0 0 0 BANCO INBURSA SA I (6) (11) 55 NO 2024-08-26 2024-12-27 TIIE a 28 días 10.74%+3.65 2,000,000,000 0 0 0 0 0 0 0 0 0 0 0 BANCO INBURSA SA I (6) (11) 56 NO 2024-09-13 2025-10-01 TIIE a 28 días 10.97%+3.65 0 2,000,000,000 0 0 0 0 0 0 0 0 0 0 BANCO INBURSA SA I (6) (11) 57 NO 2024-09-13 2025-01-24 TIIE a 28 días 10.97%+3.65 0 2,000,000,000 0 0 0 0 0 0 0 0 0 0 BANCO MULTIVA SA (6) (11) 58 NO 2024-04-29 2024-11-22 TIIE a 28 días 10.74%+2.60 3,000,000,000 0 0 0 0 0 0 0 0 0 0 0 BANCO MULTIVA SA (6) (11) 59 NO 2024-06-18 2025-07-01 TIIE a 28 días 10.74%+3.10 0 1,700,000,000 0 0 0 0 0 0 0 0 0 0 BANCO MULTIVA SA (6) (11) 60 NO 2024-08-30 2025-02-25 TIIE a 28 días 10.74%+3.10 0 1,000,000,000 0 0 0 0 0 0 0 0 0 0 BANCO NAC DE OBRAS (6) (11) 61 NO 2023-05-24 2028-05-24 TIIE a 28 días 11.00%+3.50 380,000,000 1,140,000,000 1,520,000,000 1,520,000,000 14,060,000,000 0 0 0 0 0 0 0 MUFG BANK MÉXICO (6) (11) 62 NO 2024-03-06 2024-11-29 TIIE a 28 días 11.25%+3.15 2,150,000,000 0 0 0 0 0 0 0 0 0 0 0 NACIONAL FINANCIER (6) (11) 63 NO 2024-06-25 2026-07-31 TIIE a 28 días 11.25%+2.70 94,500,000 283,500,000 5,772,197,000 0 0 0 0 0 0 0 0 0 BANCO NAC DE OBRAS (6) (11) 64 NO 2024-06-25 2026-07-31 TIIE a 28 días 11.25%+2.70 81,000,000 243,000,000 4,882,632,000 0 0 0 0 0 0 0 0 0 PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 56 of 125 Institution [axis] Foreign institution (yes/no) Contract signing date Expiration date Interest rate Denomination [axis] Domestic currency [member] Foreign currency [member] Time interval [axis] Time interval [axis] Current year [member] Until 1 year [member] Until 2 years [member] Until 3 years [member] Until 4 years [member] Until 5 years or more [member] Current year [member] Until 1 year [member] Until 2 years [member] Until 3 years [member] Until 4 years [member] Until 5 years or more [member] BANCO NACIONAL DE (6) (11) 65 NO 2024-06-25 2026-07-31 TIIE a 28 días 11.25%+2.70 175,500,000 526,500,000 10,708,603,000 0 0 0 0 0 0 0 0 0 BANCO INBURSA SA I (1) (7) 66 NO 2023-03-13 2033-03-13 10.3750 FIJA 0 0 0 0 0 0 0 0 0 0 0 3,925,800,000 BANCO INBURSA SA I (1) (7) 67 NO 2023-03-16 2033-03-16 10.3750 FIJA 0 0 0 0 0 0 0 0 0 0 0 10,550,588,000 NACIONAL FINANCIER (1) (8) 68 NO 2017-12-17 2025-12-26 SOFR 3M + 2.5 0 0 0 0 0 0 204,534,000 613,603,000 202,964,000 0 0 0 BNP PARIBAS (1) (8) 69 SI 2024-01-09 2024-01-10 6.8800 FIJA 0 0 0 0 0 0 1,167,000 0 0 0 0 0 GLAS USA LLC (BN) 70 SI 2024-09-23 2024-10-28 SOFR+3.95 0 0 0 0 0 0 12,995,214,000 0 0 0 0 0 GLAS USA LLC (23/26) 71 SI 2024-12-09 2024-10-17 SOFR+3.95 0 0 0 0 0 0 29,074,118,000 0 0 0 0 0 BANCO LATINOAMERICANO DE COMERCIO EXTERIOR 72 SI 2024-05-09 2024-05-10 SOFR+3.95 0 0 0 0 0 0 3,435,075,000 0 0 0 0 0 GLAS USA LLC 73 SI 2024-10-06 2024-10-10 SOFR 1M + 4.6 0 0 0 0 0 0 2,944,350,000 0 0 0 0 0 NACIONAL FINANCIER (1) (8) 74 NO 2024-11-09 2025-12-09 TIIE 28 días + 2.5 0 11,039,131,000 0 0 0 0 0 0 0 0 0 0 BANCO NAL DE COM EX (1) (8) 75 NO 2023-07-24 2024-07-24 TIIE91 + 1.4 31,817,000 0 0 0 0 0 0 0 0 0 0 0 BANCO NAL DE COM EX (1) (8) 76 NO 2022-06-07 2025-12-31 TIIE28 + 1.9 13,139,000 39,418,000 867,091,000 0 0 0 0 0 0 0 0 0 BANCO NAC DE OBRAS (6) (11) 77 NO 2022-06-07 2025-12-31 TIIE28 + 1.9 673,711,000 2,021,132,000 26,286,496,000 0 0 0 0 0 0 0 0 0 ESTADO LIBRE Y SOB (6) (11) 78 NO 2016-06-17 2027-01-17 TIIE28 4.1046 + 0.9 40,070,000 123,684,000 173,335,000 60,004,000 0 0 0 0 0 0 0 0 NACIONAL FINANCIER (1) (8) 79 NO 2016-01-28 2030-09-30 SOFR 1M + 3.5 0 0 0 0 0 0 55,317,000 193,273,000 273,803,000 296,428,000 322,313,000 848,955,000 BANCO NAL DE COM EX (1) (8) 80 NO 2016-01-28 2030-09-30 SOFR 1M + 3.5 0 0 0 0 0 0 46,007,000 160,744,000 227,721,000 246,538,000 268,067,000 706,074,000 BANCO AZTECA (1) (8) 81 NO 2016-01-28 2030-09-30 SOFR 1M + 3.5 0 0 0 0 0 0 43,356,000 151,482,000 214,599,000 232,332,000 252,620,000 665,388,000 NACIONAL FINANCIER (1) (8) 82 NO 2016-01-28 2030-09-30 SOFR 1M + 3.5 0 0 0 0 0 0 35,540,000 124,175,000 175,914,000 190,450,000 207,081,000 546,598,000 BANCO NAL DE COM EX (1) (8) 83 NO 2016-01-28 2030-09-30 SOFR 1M + 3.5 0 0 0 0 0 0 35,540,000 124,175,000 175,914,000 190,450,000 207,081,000 546,595,000 BANCO INBURSA SA I (6) (7) 84 NO 2022-03-31 2029-03-29 TIIE28 + 4.5 275,818,000 886,025,000 1,331,657,000 1,526,287,000 1,749,530,000 1,461,317,000 0 0 0 0 0 0 BANCO MULTIVA S.A. (6) (11) 85 NO 2016-04-29 2029-08-20 TIIE28 5.1150 + 2.95 5,689,000 18,767,000 29,042,000 34,089,000 39,639,000 38,134,000 0 0 0 0 0 0 INT DEV NO PAG 86 NO 2024-09-30 2024-09-30 2,001,901,000 0 0 0 0 0 1,266,252,000 0 0 0 0 0 TOTAL 48,938,998,000 36,687,011,000 51,571,053,000 3,140,380,000 15,849,169,000 1,499,451,000 126,044,814,000 30,832,957,000 36,209,751,000 30,599,698,000 1,257,162,000 17,789,998,000 Other banks MARVERDE INFRAESTRU (1) (7) 87 SI 2016-06-17 2031-06-17 8.3800 FIJA 0 0 0 0 0 0 378,107,000 1,182,886,000 1,697,030,000 1,844,922,000 2,005,703,000 6,662,726,000 FIRST RESERVE (1) (7) 88 NO 2016-07-07 2036-08-07 8.8900 FIJA 0 0 0 0 0 0 146,658,000 439,974,000 586,632,000 586,632,000 586,632,000 4,595,280,000 INT DEV NO PAG 89 NO 2024-09-30 2024-09-30 0 0 0 0 0 0 0 0 0 0 0 0 TOTAL 0 0 0 0 0 0 524,765,000 1,622,860,000 2,283,662,000 2,431,554,000 2,592,335,000 11,258,006,000 Total banks TOTAL 48,938,998,000 36,687,011,000 51,571,053,000 3,140,380,000 15,849,169,000 1,499,451,000 127,932,141,000 34,760,248,000 40,789,289,000 34,370,214,000 4,934,631,000 30,139,592,000 Stock market [abstract] Listed on stock exchange - unsecured CI Banco, S.A. Ins (6) (11) 90 NO 2019-12-23 2024-12-16 TIIE28 10.95% + 1.00 5,099,926,000 0 0 0 0 0 0 0 0 0 0 0 DEUTSCHE BANK AG (1) (7) 91 SI 2024-04-18 2025-03-20 SOFR ON 4.83% + 3.00 0 0 0 0 0 0 0 9,814,500,000 0 0 0 0 BANCO INVEX SA INS (6) (7) 92 NO 2014-11-27 2026-12-11 7.4700 FIJA 0 0 0 31,308,107,000 0 0 0 0 0 0 0 0 BANCO INVEX SA INS (7) (7) 93 NO 2012-11-29 2028-11-05 3.0200 FIJA 0 0 0 0 5,948,495,000 0 0 0 0 0 0 0 BANCO INVEX SA INS (7) (7) 94 NO 2014-01-30 2026-01-15 3.9400 FIJA 0 0 25,814,855,000 0 0 0 0 0 0 0 0 0 BANCO INVEX SA INS (7) (7) 95 NO 2015-09-30 2035-05-09 5.2300 FIJA 0 0 0 0 0 9,379,460,000 0 0 0 0 0 0 DEUTSCHE BANK AG (1) (7) 96 SI 2005-08-06 2035-06-15 6.6250 FIJA 0 0 0 0 0 0 0 0 0 0 0 34,350,750,000 DEUTSCHE BANK AG (1) (7) 97 SI 2008-04-06 2038-06-15 6.6250 FIJA 0 0 0 0 0 0 0 0 0 0 0 9,749,724,000 DEUTSCHE BANK AG (2) (7) 98 SI 2005-02-22 2025-02-24 5.5000 FIJA 0 0 0 0 0 0 0 21,947,180,000 0 0 0 0 DEUTSCHE BANK AG (2) (7) 99 SI 2014-04-16 2026-04-16 3.7500 FIJA 0 0 0 0 0 0 0 0 21,935,281,000 0 0 0 DEUTSCHE BANK AG (2) (7) 100 SI 2015-04-21 2027-04-21 2.7500 FIJA 0 0 0 0 0 0 0 0 0 27,375,215,000 0 0 DEUTSCHE BANK AG (2) (7) 101 SI 2015-06-11 2030-06-11 4.6250 FIJA 0 0 0 0 0 0 0 0 0 0 0 2,134,485,000 DEUTSCHE BANK AG (2) (7) 102 SI 2017-02-21 2028-02-21 4.8750 FIJA 0 0 0 0 0 0 0 0 0 0 27,329,946,000 0 DEUTSCHE BANK AG (2) (7) 103 SI 2018-05-24 2025-11-24 3.6250 FIJA 0 0 0 0 0 0 0 0 14,254,729,000 0 0 0

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

| Institution [axis] | Foreign institution (yes/no) | Contract signing date | Expiration date | Interest rate | Denomination [axis] | | | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | | | | Domestic currency [member] | | | | | | Foreign currency [member] | | | | | |
| | | | | | Time interval [axis] | | | | | | Time interval [axis] | | | | | |
| | | | | | Current year [member] | Until 1 year [member] | Until 2 years [member] | Until 3 years [member] | Until 4 years [member] | Until 5 years or more [member] | Current year [member] | Until 1 year [member] | Until 2 years [member] | Until 3 years [member] | Until 4 years [member] | Until 5 years or more [member] |
| DEUTSCHE BANK AG (2) (7) 104 | SI | 2018-05-24 | 2029-02-26 | 4.7500 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 27,333,240,000 |
| DEUTSCHE BANK AG (5) (7) 105 | SI | 2017-11-16 | 2025-11-16 | 3.7500 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 11,839,552,000 | 0 | 0 | 0 |
| DEUTSCHE BANK TRUS (1) (7) 106 | SI | 1997-09-18 | 2027-09-16 | 9.5000 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 466,189,000 | 0 | 0 |
| DEUTSCHE BANK TRUS (1) (7) 107 | SI | 2004-12-30 | 2027-09-15 | 9.5000 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 4,751,141,000 | 0 | 0 |
| DEUTSCHE BANK TRUS (1) (7) 108 | SI | 2010-08-30 | 2035-06-15 | 6.6250 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 20,257,944,000 |
| DEUTSCHE BANK TRUS (1) (7) 109 | SI | 2010-09-28 | 2060-12-28 | 6.6250 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 19,614,396,000 |
| DEUTSCHE BANK TRUS (1) (7) 110 | SI | 2011-02-06 | 2041-02-06 | 6.5000 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 30,837,365,000 |
| DEUTSCHE BANK TRUS (1) (7) 111 | SI | 2012-06-26 | 2044-06-27 | 5.5000 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 12,842,905,000 |
| DEUTSCHE BANK TRUS (1) (7) 112 | SI | 2014-01-23 | 2045-01-23 | 6.3750 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 23,220,017,000 |
| DEUTSCHE BANK TRUS (1) (7) 113 | SI | 2014-10-15 | 2025-01-15 | 4.2500 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 12,483,539,000 | 0 | 0 | 0 | 0 |
| DEUTSCHE BANK TRUS (1) (7) 114 | SI | 2015-01-23 | 2026-01-23 | 4.5000 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 22,092,255,000 | 0 | 0 | 0 |
| DEUTSCHE BANK TRUS (1) (7) 115 | SI | 2015-01-23 | 2046-01-23 | 5.6300 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 11,964,607,000 |
| DEUTSCHE BANK TRUS (1) (7) 116 | SI | 2016-04-02 | 2026-04-08 | 6.8750 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 49,554,099,000 | 0 | 0 | 0 |
| DEUTSCHE BANK TRUS (1) (7) 117 | SI | 2016-09-21 | 2047-09-21 | 6.7500 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 107,995,422,000 |
| DEUTSCHE BANK TRUS (1) (7) 118 | SI | 2016-12-13 | 2027-03-13 | 6.5000 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 79,368,052,000 | 0 | 0 |
| DEUTSCHE BANK TRUS (1) (7) 119 | SI | 2018-12-02 | 2028-12-02 | 5.3500 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 39,007,011,000 | 0 |
| DEUTSCHE BANK TRUS (1) (7) 120 | SI | 2018-12-02 | 2048-12-02 | 6.3500 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 30,812,510,000 |
| DEUTSCHE BANK TRUS (1) (7) 121 | SI | 2018-10-23 | 2029-01-23 | 6.5000 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 23,646,325,000 |
| DEUTSCHE BANK TRUS (1) (7) 122 | SI | 2019-09-23 | 2027-01-23 | 6.4900 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 30,389,198,000 | 0 | 0 |
| DEUTSCHE BANK TRUS (1) (7) 123 | SI | 2019-09-23 | 2030-01-23 | 6.8400 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 46,215,267,000 |
| DEUTSCHE BANK TRUS (1) (7) 124 | SI | 2019-09-23 | 2050-01-23 | 7.6900 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 158,180,408,000 |
| DEUTSCHE BANK TRUS (1) (7) 125 | SI | 2020-01-28 | 2031-01-28 | 5.9500 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 74,515,042,000 |
| DEUTSCHE BANK TRUS (1) (7) 126 | SI | 2020-01-28 | 2060-01-28 | 6.9500 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 74,464,003,000 |
| DEUTSCHE BANK TRUS (1) (7) 127 | SI | 2020-10-16 | 2025-10-16 | 6.8750 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 17,950,892,000 | 0 | 0 | 0 |
| DEUTSCHE BANK TRUS (1) (7) 128 | SI | 2021-12-16 | 2032-02-17 | 6.7000 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 133,520,294,000 |
| DEUTSCHE BANK TRUS (1) (7) 129 | SI | 2022-02-06 | 2029-04-06 | 8.7500 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 19,478,727,000 | 19,478,727,000 |
| DEUTSCHE BANK TRUS (1) (7) 130 | SI | 2023-07-02 | 2033-07-02 | 10.0000 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 38,439,673,000 |
| INT DEV NO PAG 131 | NO | 2024-09-30 | 2024-09-30 | | 1,199,789,000 | 0 | 0 | 0 | 0 | 0 | 17,862,137,000 | 0 | 0 | 0 | 0 | 0 |
| TOTAL | | | | | 6,299,715,000 | 0 | 25,814,855,000 | 31,308,107,000 | 5,948,495,000 | 9,379,460,000 | 17,862,137,000 | 44,245,219,000 | 137,626,808,000 | 142,349,795,000 | 85,815,684,000 | 899,573,104,000 |
| Listed on stock exchange - secured | | | | | | | | | | | | | | | | |
| TOTAL | | | | | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Private placements - unsecured | | | | | | | | | | | | | | | | |
| TOTAL | | | | | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Private placements - secured | | | | | | | | | | | | | | | | |
| WELLS FARGO NA (1) (8) 132 | SI | 2014-10-14 | 2025-04-15 | SOFR 3M 5.30% + 0.61 | 0 | 0 | 0 | 0 | 0 | 0 | 245,363,000 | 490,463,000 | 0 | 0 | 0 | 0 |
| MIZUHO BANK LTD (3) (7) 133 | SI | 2016-07-26 | 2026-07-24 | 0.5400 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 10,846,246,000 | 0 | 0 | 0 |
| WELLS FARGO NA (1) (7) 134 | SI | 2014-10-20 | 2025-04-15 | 2.3780 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 490,725,000 | 490,637,000 | 0 | 0 | 0 | 0 |
| WELLS FARGO NA (1) (7) 135 | SI | 2015-07-31 | 2025-12-15 | 2.4600 FIJA | 0 | 0 | 0 | 0 | 0 | 0 | 515,261,000 | 515,261,000 | 514,842,000 | 0 | 0 | 0 |
| INT DEV NO PAG 136 | NO | 2024-09-30 | 2024-09-30 | | 0 | 0 | 0 | 0 | 0 | 0 | 41,702,000 | 0 | 0 | 0 | 0 | 0 |
| TOTAL | | | | | 0 | 0 | 0 | 0 | 0 | 0 | 1,293,051,000 | 1,496,361,000 | 11,361,088,000 | 0 | 0 | 0 |
| Total listed on stock exchanges and private placements | | | | | | | | | | | | | | | | |
| TOTAL | | | | | 6,299,715,000 | 0 | 25,814,855,000 | 31,308,107,000 | 5,948,495,000 | 9,379,460,000 | 19,155,188,000 | 45,741,580,000 | 148,987,896,000 | 142,349,795,000 | 85,815,684,000 | 899,573,104,000 |
| Other current and non-current liabilities with cost [abstract] | | | | | | | | | | | | | | | | |
| Other current and non-current liabilities with cost | | | | | | | | | | | | | | | | |
| CITIGROUP GLOBAL M (6) (11) 137 | SI | 2024-02-29 | 2026-04-03 | TIIE28 10.74% + 2.65 | 7,041,460,000 | 14,064,086,000 | 19,942,808,000 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |

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PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

| Institution [axis] | Foreign institution (yes/no) | Contract signing date | Expiration date | Interest rate | Denomination [axis] | | | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | | | | Domestic currency [member] | | | | | | Foreign currency [member] | | | | | |
| | | | | | Time interval [axis] | | | | | | Time interval [axis] | | | | | |
| | | | | | Current year [member] | Until 1 year [member] | Until 2 years [member] | Until 3 years [member] | Until 4 years [member] | Until 5 years or more [member] | Current year [member] | Until 1 year [member] | Until 2 years [member] | Until 3 years [member] | Until 4 years [member] | Until 5 years or more [member] |
| NACIONAL FINANCIERA, SNC 138 | NO | 2024-06-25 | 2024-09-12 | CETES a 182 dias 11.20% +2.16 | 30,170,000 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| FINANCIERA BAJIO, SA DE CV. SOFOMER 139 | NO | 2024-06-26 | 2024-10-12 | CETES a 182 dias +3.60 | 925,821,000 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| ARRENDADORA Y FACTOR BANORTE S.A. DE C.V. 140 | NO | 2024-03-06 | 2024-11-29 | CETES a 182 dias+3.84 | 2,201,940,000 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| ARRENDADORA Y FACTOR BANORTE S.A. DE C.V. 141 | NO | 2024-06-27 | 2024-11-12 | CETES a 182 dias+3.84 | 3,881,494,000 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| ARRENDADORA Y FACTOR BANORTE S.A. DE C.V. 142 | NO | 2024-06-27 | 2024-11-12 | CETES a 182 dias+3.84 | 4,474,128,000 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| BANCO SANTANDER SA (6) (11) 143 | NO | 2024-05-31 | 2024-11-27 | CETES a 182 dias +3.11 | 452,751,000 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| HSBC MEXICO, S.A. (BILATERAL) 144 | NO | 2024-06-28 | 2024-12-23 | TIIE28+ 3.75 | 3,416,863,000 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| HSBC MEXICO, S.A. (BILATERAL) 145 | NO | 2024-06-28 | 2024-12-23 | SOFR+4.00 | 0 | 0 | 0 | 0 | 0 | 0 | 1,464,874,000 | 0 | 0 | 0 | 0 | 0 |
| FINANCIERA BAJIO, SA DE CV. SOFOMER 146 | NO | 2024-06-26 | 2024-10-12 | CETES a 182 dias 11.31% +3.60 | 6,080,000 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| ARRENDADORA Y FACTOR BANORTE S.A. DE C.V. 147 | NO | 2024-06-27 | 2024-11-12 | CETES a 182 dias 11.31% +3.84 | 266,271,000 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| ARRENDADORA Y FACTOR BANORTE S.A. DE C.V. 148 | NO | 2024-06-25 | 2024-09-12 | CETES a 182 dias 11.31% +2.116 | 95,653,000 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| INT DEV NO PAG 149 | NO | 2024-09-30 | 2024-09-30 | | 826,548,000 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| TOTAL | | | | | 23,619,179,000 | 14,064,086,000 | 19,942,808,000 | 0 | 0 | 0 | 1,464,874,000 | 0 | 0 | 0 | 0 | 0 |
| Total other current and non-current liabilities with cost | | | | | | | | | | | | | | | | |
| TOTAL | | | | | 23,619,179,000 | 14,064,086,000 | 19,942,808,000 | 0 | 0 | 0 | 1,464,874,000 | 0 | 0 | 0 | 0 | 0 |
| Suppliers [abstract] | | | | | | | | | | | | | | | | |
| Suppliers | | | | | | | | | | | | | | | | |
| TOTAL | | | | | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Total suppliers | | | | | | | | | | | | | | | | |
| TOTAL | | | | | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Other current and non-current liabilities [abstract] | | | | | | | | | | | | | | | | |
| Other current and non-current liabilities | | | | | | | | | | | | | | | | |
| TOTAL | | | | | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Total other current and non-current liabilities | | | | | | | | | | | | | | | | |
| TOTAL | | | | | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Total credits | | | | | | | | | | | | | | | | |
| TOTAL | | | | | 78,857,892,000 | 50,751,097,000 | 97,328,716,000 | 34,448,487,000 | 21,797,664,000 | 10,878,911,000 | 148,552,203,000 | 80,501,828,000 | 189,777,185,000 | 176,720,009,000 | 90,750,315,000 | 929,712,696,000 |

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PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

## [800003] Annex - Monetary foreign currency position

| | Currencies [axis] | | | | |
|---|---|---|---|---|---|
| | Dollars [member] | Dollar equivalent in pesos [member] | Other currencies equivalent in dollars [member] | Other currencies equivalent in pesos [member] | Total pesos [member] |
| **Foreign currency position [abstract]** | | | | | |
| **Monetary assets [abstract]** | | | | | |
| Current monetary assets | 21,844,191,000 | 428,779,633,000 | 5,466,306,000 | 107,298,115,000 | 536,077,748,000 |
| Non-current monetary assets | 3,000 | 64,000 | 0 | 0 | 64,000 |
| Total monetary assets | 21,844,194,000 | 428,779,697,000 | 5,466,306,000 | 107,298,115,000 | 536,077,812,000 |
| **Liabilities position [abstract]** | | | | | |
| Current liabilities | 28,013,804,000 | 549,882,960,000 | 29,171,040,000 | 572,598,336,000 | 1,122,481,296,000 |
| Non-current liabilities | 64,337,615,000 | 1,262,883,054,000 | 7,299,804,000 | 143,287,846,000 | 1,406,170,900,000 |
| Total liabilities | 92,351,419,000 | 1,812,766,014,000 | 36,470,844,000 | 715,886,182,000 | 2,528,652,196,000 |
| Net monetary assets (liabilities) | (70,507,225,000) | (1,383,986,317,000) | (31,004,538,000) | (608,588,067,000) | (1,992,574,384,000) |

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PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

## [800005] Annex - Distribution of income by product

| | Income type [axis] | | | |
|---|---|---|---|---|
| | National income [member] | Export income [member] | Income of subsidiaries abroad [member] | Total income [member] |
| **PETROLÍFEROS** | | | | |
| COMBUSTOLEO | 18,210,707,000 | 68,434,359,000 | 0 | 86,645,066,000 |
| DIESEL | 153,883,185,000 | 462,737,000 | 0 | 154,345,922,000 |
| GAS L.P. | 30,074,551,000 | 0 | 0 | 30,074,551,000 |
| GASOLINA MAGNA SIN | 272,908,142,000 | 767,563,000 | 33,821,526,000 | 307,497,231,000 |
| GASOLINA PREMIUM | 80,814,290,000 | 0 | 0 | 80,814,290,000 |
| TURBOSINA | 46,701,172,000 | 295,577,000 | 0 | 46,996,749,000 |
| PETRÓLEO CRUDO | 0 | 282,582,853,000 | 0 | 282,582,853,000 |
| NAFTAS | 0 | 795,436,000 | 0 | 795,436,000 |
| VENTAS DE CÍAS. SUBSIDIARIAS | 0 | 21,462,649,000 | 0 | 21,462,649,000 |
| OTROS REFINADOS | 0 | 2,198,923,000 | 89,949,361,000 | 92,148,284,000 |
| **INCENTIVO COMPLEMENTARIO DE VENTAS NACIONALES** | | | | |
| REFINADOS | 0 | 0 | 0 | 0 |
| **REFINADOS, GASES Y AROMÁTICOS** | | | | |
| GAS SECO | 13,447,771,000 | 3,744,000 | 0 | 13,451,515,000 |
| ASFALTOS | 5,172,851,000 | 0 | 0 | 5,172,851,000 |
| PROPILENO Y DERIVADOS | 1,146,483,000 | 0 | 0 | 1,146,483,000 |
| OTROS REFINADOS | 97,804,255,000 | 0 | 0 | 97,804,255,000 |
| **FERTILIZANTES** | | | | |
| AMONIACO | 946,292,000 | 0 | 0 | 946,292,000 |
| FOSFATADOS | 0 | 1,662,325,000 | 0 | 1,662,325,000 |
| NITROGENADOS | 0 | 204,889,000 | 0 | 204,889,000 |
| ÁCIDOS | 0 | 185,798,000 | 0 | 185,798,000 |
| OTROS FERTILIZANTES | 78,613,000 | 0 | 0 | 78,613,000 |
| **ETILENO** | | | | |
| POLIETILENO | 399,829,000 | 0 | 0 | 399,829,000 |
| ÓXIDO DE ETILENO | 7,063,137,000 | 0 | 0 | 7,063,137,000 |
| MONOETILENGLICOL | 0 | 0 | 0 | 0 |
| OTROS ETILENO | 8,022,074,000 | 72,581,000 | 0 | 8,094,655,000 |
| **INGRESOS POR SERVICIOS** | | | | |
| INGRESOS POR SERVICIOS | 1,974,771,000 | 0 | 0 | 1,974,771,000 |
| TOTAL | 738,648,123,000 | 379,129,434,000 | 123,770,887,000 | 1,241,548,444,000 |

60 of 125

PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 61 of 125 [800007] Annex - Financial derivate instruments Management discussion about the policy uses of financial derivate instruments, explaining if these policies are allowed just for coverage or for other uses like trading [text block] PEMEX faces market risk caused by the volatility of hydrocarbon prices, exchange rates and interest rates, credit risk associated with investments and financial derivatives, as well as liquidity risk. In order to monitor and manage these risks, PEMEX has approved general provisions relating to financial risk management, which are comprised of policies and guidelines that promote an integrated framework for risk management, regulate the use of Derivative Financial Instruments (DFIs), and guide the development of risk mitigation strategies. This regulatory framework establishes that DFIs should be used only for the purpose of mitigating financial risk. The use of DFIs for any other purpose must be approved in accordance with PEMEX’s current internal regulation. PEMEX has a Financial Risk Working Group (FRWG) which is a specialized working group with decision-making authority on financial risk exposure, financial risk mitigation schemes, and DFIs trading of Petróleos Mexicanos, the subsidiary entities, and where applicable, the subsidiary companies. Approved DFIs are mainly traded on the Over-the-Counter (OTC) market; however, exchange traded instruments may also be used. In the case of PMI Trading, DFIs are traded on CME-Clearport. The different types of DFIs that PEMEX trades are described below in the subsections corresponding to each risk type and as related to the applicable trading markets. One of PEMEX’s policies is to contribute to minimizing the impact that unfavorable changes in financial risk factors have on its financial results by promoting an adequate balance between incoming cash flows from operations and outgoing cash flows related to its liabilities. As part of the regulatory framework for financial risk management, PEMEX has established the eligible counterparties with which it may trade DFIs and other financial instruments. In addition, certain PMI Subsidiaries have implemented a regulatory framework for risk management with respect to its activities, which consists of policies, guidelines and procedures to manage the market risk associated with its commodity trading activities in accordance with industry best practices, such as: 1) the use of DFIs for financial risk mitigation purposes; 2) the segregation of duties; 3) valuation and monitoring mechanisms, such as the generation of a daily portfolio risk report, value at risk (“VaR”) computation; and 4) VaR limits, both at a global and business unit level and the implementation of stop loss mechanisms. Given that PEMEX’s outstanding DFIs have been entered into for risk mitigation purposes, particularly with economic hedging purposes, there is no need to establish and monitor market risk limits. For those portfolios with an open market risk exposure, PEMEX’s financial risk management regulatory framework establishes the implementation and monitoring of market risk metrics and limits (such as VaR, among others). PEMEX has also established credit guidelines for DFIs that Pemex Industrial Transformation offers to its domestic customers, which include the use of guarantees and credit lines. For exchange traded DFIs PEMEX trades under the margin requirements of the corresponding exchange market, and therefore does not have internal policies for these DFIs. PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 62 of 125 Most of DFIs held with financial counterparties do not require collateral exchange clauses. Notwithstanding, PEMEX’s regulatory framework promotes credit risk mitigation strategies such as collateral exchange. PEMEX does not have an independent third party to verify compliance with these internal standards; however, PEMEX has internal control procedures that certify compliance with existing policies and guidelines. General description about valuation techniques, standing out the instruments valuated at cost or fair value, just like methods and valuation techniques [text block] Fair Value of DFIs PEMEX periodically evaluates its exposure to international hydrocarbon prices, interest rates and foreign currencies and uses derivative instruments as a mitigation mechanism when potential sources of market risk are identified. PEMEX monitors the fair value of its DFI portfolio on a periodic basis. The fair value represents the price at which one party would assume the rights and obligations of the other and is calculated for DFIs through models commonly used in the international financial markets, based on inputs obtained from major market information systems and price providers. Therefore, PEMEX does not have an independent third party to value its DFIs. PEMEX calculates the fair value of its DFIs through the tools developed by its market information providers, and through valuation models implemented in software packages used to integrate all of PEMEX´s business areas and accounting, such as SAP (System Applications Products). PEMEX’s DFI portfolio is composed primarily of swaps, for which fair value is estimated by projecting future cash flows and discounting them with the corresponding market discount factor; for the projection of variable flows, the prices of future contracts of each of the references corresponding to these trades are used. For currency and interest rate options this is done through the Black and Scholes model, which uses as inputs the prices of the underlying futures, the reference prices agreed in the contracted instruments, the market risk-free rates and the implied volatilities of the instruments traded in the markets. In the case of crude oil options, the Levy Model for Asian options is used, which is based on the Black and Scholes Model, with the difference that this model weights the prices of the futures involved during the hedging period and contemplates a volatility adjustment, based on the terms of the corresponding futures. According to IFRS 13 “Fair Value Measurement”, the MtM value of DFIs must reflect the creditworthiness of the parties. Consequently, the fair value of a DFI takes into account the risk that either party may default on its obligation, considering the counterparties probability of default. Due to the above, PEMEX applies the credit value adjustment (“CVA”) method to calculate the fair value of its DFIs. For each DFI, the CVA is calculated by determining the difference between the MtM and the estimated MtM adjusted for credit risk. In determining the credit risk, the CVA method takes into account the current market perception about the credit risk of both counterparties, using the following inputs: a) the MtM projection for each payment date based on forward yield curves; b) the implied default probability obtained from both, PEMEX and the counterparty’s credit default swaps, at each payment date; and c) the default recovery rates of each counterparty. PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 63 of 125 Given that PEMEX’s hedges are cash flow hedges, their effectiveness is preserved regardless of variations in the underlying assets or reference variables since, over time, asset flows are offset by liabilities flows. Therefore, and in addition to the fact that these hedges are established for accounting purposes as trading instruments, it is not considered necessary to measure the hedge’s effectiveness or to monitor them. Fair value hierarchy PEMEX values the fair value of its financial instruments under standard methodologies commonly applied in the financial markets. PEMEX’s related assumptions and inputs therefore fall under the three Levels of the fair value hierarchy for market participant assumptions, as described below. The fair values determined by Level 1 inputs utilize quoted prices in financial markets for identical assets or liabilities. Fair values determined by Level 2 inputs are based on quoted prices for similar assets or liabilities in financial markets, and inputs other than quoted prices that are observed for assets or liabilities. Level 3 inputs are unobservable inputs for the assets or liabilities, and include situations where there is little, if any, market activity for the assets or liabilities. When available, PEMEX measures fair value using Level 1 inputs, because they generally provide the most reliable evidence of fair value. PEMEX’s DFIs’ fair-value assumptions and inputs fall under Level 2 of the fair value hierarchy for market participant assumptions. Management discussion about intern and extern sources of liquidity that could be used for attending requirements related to financial derivate instruments [text block] Liquidity Risk PEMEX’s main internal source of liquidity comes from its operations. Additionally, through its debt planning and the purchase and sale of U.S. dollars, PEMEX currently preserves a cash balance at a level of liquidity in domestic currency and U.S. dollars that is considered adequate to cover its investment and operating expenses, as well as other payment obligations, such as those related to DFIs. In addition, PEMEX has acquired committed revolving credit lines in order to mitigate liquidity risk. During the third quarter of 2024 PEMEX entered into FX Forwards MXN/USD in order to preserve an adequate level of liquidity in U.S. dollars. During the third quarter of 2024, seven DFIs entered into with this purpose expired. In order to mitigate liquidity risk, during the third quarter of 2024 PEMEX carried out a voluntary synthetic recouponing which involved the restructuring of five UDI-MXN DFIs. For the same purpose, during 2023, PEMEX entered into two MXN/USD prepaid swaps maturing in 2025 and in 2026, respectively. Also carried out a voluntary synthetic recouponing which involved the restructuring of five UDI-MXN DFIs and six EUR/USD cross currency capped swaps. PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 64 of 125 Finally, the investment strategies of our portfolios are structured by selecting time horizons that consider each currency’s cash flow requirements in order to preserve liquidity. Certain PMI companies mitigate their liquidity risk through several mechanisms, the most important of which is the Centralized Treasury. In addition, PMI companies have access to bilateral credit lines through this structure. These companies monitor their cash flow on a daily basis and protect their creditworthiness in the financial markets. Liquidity risk is mitigated by monitoring certain financial ratios as set forth in the policies approved by each company’s board of directors. Changes and management explanation in principal risk exposures identified, as contingencies and events known by the administration that could affect future reports [text block] Market Risk (i)Interest Rate Risk PEMEX is exposed to fluctuations in floating interest rate liabilities. PEMEX is exposed to U.S. dollar Secured Overnight Financing Rate (SOFR) and to Mexican peso Interbank Interest rate (TIIE). Occasionally, for strategic reasons or in order to offset the expected inflows and outflows, PEMEX has entered into interest rate swaps and options. Through the swap agreements, PEMEX acquires the obligation to make payments based on a fixed or floating interest rate in exchange for receiving payments referenced to a floating or fixed interest rate according to what is assessed as convenient. On the other hand, under the option agreements, PEMEX acquires protection against potential increases in the floating interest rates of some of its liabilities. During the third quarter of 2024 none interest rate DFI expired. Similarly, in order to eliminate the volatility associated with variable interest rates of long-term financing operations, PMI NASA has also executed interest rate swap agreements denominated in U.S. dollars. During the third quarter of 2024 there were no ongoing interest rate DFI of PMI NASA. Moreover, PEMEX invests in pesos and U.S. dollars in compliance with applicable internal regulations, through portfolios that have different purposes that seek an adequate return subject to risk parameters that reduce the probability of capital losses. The objective of the investments made through these portfolios is to meet PEMEX’s obligations payable in pesos and U.S. dollars. The investments made through PEMEX’s portfolios are exposed to domestic and international interest rate risk and credit spread risk derived from government and corporate securities, and inflation risk arising from the relationship between UDIs and pesos. However, these risks are mitigated by established limits on exposure to market risk. IBOR reference rates transition As a result of the decision made by the Financial Stability Board (FSB), the Interbank Offered Rates (IBORs), such as the LIBOR in dollars (over-night “O/N”, one week “1W”, two months “2M” three months “3M”, six months “6M” and twelve months “12M”) or

PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 65 of 125 the EURIBOR in Euros, ceased being published and were replaced by alternative reference rates, based on risk-free rates obtained from market operations. In the event that TIIE ceases to be published, the financial instruments portfolio referenced to these floating rates is composed of debt instruments and DFIs as shown below: *Notional Amount As of September 30, 2024 Reference Rate (in thousands of each currency) TIIE 28D MXN 178,289,241 TIIE 91D MXN 12,894,260 Debt TIIE 182D MXN 3,800,000 DFI TIIE 28D MXN 31,733,673 *Note: Notional amounts with maturity after September 30, 2024. Regarding this matter, Banco de Mexico (the Mexican Central Bank) has announced that the 28-day TIIE will cease to be a reference for new contracts starting from January 1st, 2025. Similarly, the 91-day and 182-day TIIE ceased to be references for new contracts starting from January 1, 2024. Petroleos Mexicanos will take the necessary steps to modify the contracts referenced to TIIE rates in accordance with the modifications announced by Banco de Mexico. PEMEX’s portfolio also consists of additional debt instruments and DFIs referenced at fixed rates, which are not listed in the tables above since PEMEX’s fixed rate portfolio will not be impacted by the IBOR transition. According to the general market practice, PMI Trading credit agreements include the new language to use the Secured Overnight Funding Rate (SOFR) as the benchmark rate. (ii)Exchange Rate Risk Most of PEMEX’s revenues are denominated in U.S. dollars, a significant amount of which is derived from exports of crude oil and petroleum products, which are priced and payable in U.S. dollars. Additionally, PEMEX’s revenues from domestic sales of gasoline and diesel net of IEPS Tax, tax duties, incentives, and other related taxes, as well as domestic sales of natural gas and its byproducts, LPG and petrochemicals, are referenced to international U.S. dollar-denominated prices. PEMEX’s expenses related to hydrocarbon duties are calculated based on international U.S. dollar-denominated prices and the cost of hydrocarbon imports that PEMEX acquires for resale in Mexico or use in its facilities are indexed to international U.S. dollar-denominated prices. By contrast, PEMEX’s capital expenditure and operating expenses are established in pesos. As a result of this cash flow structure, the depreciation of the peso against the U.S. dollar increases PEMEX’s financial balance. The appreciation of the peso relative to the U.S. dollar has the opposite effect. PEMEX manages this risk without hedging instruments because the impact of exchange rate fluctuations between the U.S. dollar and the peso on PEMEX’s revenues is partially offset by its impact on its obligations. PEMEX prioritizes debt issuances denominated in U.S. dollars; nonetheless, this is not always achievable, hence non-U.S. dollar denominated debt issued in international currencies is hedged through DFIs to mitigate their exchange rate exposure, either by PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 66 of 125 swapping it into U.S. dollars or through other derivative structures. The rest of the debt is denominated in pesos or in UDIs, and for the debt denominated in UDIs, it has been converted into pesos through DFIs in order to eliminate the inflationary risk exposure. As a consequence of the above, PEMEX's debt issued in international currencies other than U.S. dollars has exchange rate risk mitigation strategies. PEMEX has selected strategies that further seek to reduce its cost of funding by leaving, in some cases, part of this exchange rate exposure unhedged when assessed as appropriate. The underlying currencies of PEMEX’s DFIs are the euro, Japanese yen and pounds sterling against the U.S. dollar and UDIs against the peso. During the third quarter of 2024, none DFI entered into with the purpose of mitigating exchange rate risk expired. Certain of the PMI Subsidiaries face market risks generated by fluctuations in foreign exchange rates. In order to mitigate these risks, the boards of directors of several of these companies have authorized a policy which stipulates that financial assets must be denominated in its functional currency, unless the company owes a duty or expected payment in a currency other than its functional one. Finally, a significant amount of PMI Trading’s income and expenses, including the cost of sales and related sales costs, is derived from the trade of refined products, petrochemicals and gas liquids to PEMEX subsidiaries and third parties, whose prices are determined and are payable in U.S. dollars. PMI Trading’s exposure to foreign currency risk results primarily from the need to fund tax payments denominated in domestic currency, as well as from certain related sales costs denominated in domestic currency. PMI Trading believes it can adequately manage the risk created by the payment of taxes in domestic currency without the need to enter into hedging instruments because the exposure to this risk is marginal relative to the total flows of U.S. dollar. In addition, in the event that a potential foreign exchange risk arises in connection with a commercial transaction, PMI Trading may implement risk mitigation measures by entering into DFIs. (iii)Hydrocarbon Price Risk PEMEX periodically assesses its revenues and expenditures structure in order to identify the main market risk factors that PEMEX’s cash flows are exposed to in connection with international hydrocarbon prices. Based on this assessment, PEMEX monitors its exposure to the most significant risk factors and quantifies their impact on PEMEX’s financial balance. PEMEX’s exports and domestic sales are directly or indirectly related to international hydrocarbon prices. Therefore, PEMEX is exposed to fluctuations in these prices. In terms of crude oil and natural gas, part of this risk is transferred to the Mexican Government under PEMEX’s current fiscal regime. PEMEX’s exposure to hydrocarbon prices is partly mitigated by natural hedges between its inflows and outflows. Additionally, PEMEX continuously evaluates the implementation of risk mitigation strategies, including those involving the use of DFIs, taking into consideration their operative and budgetary feasibility. In 2017, the Board of Directors of Petróleos Mexicanos approved the establishment of an Annual Oil Hedging Program. Since then, PEMEX has implemented hedging strategies to protect its cash flows from falls in the Mexican crude oil basket price from the level that PEMEX asses as adequate, considering the cost-protection ratio. PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 67 of 125 During the second half of 2022, and the first quarter of 2023, PEMEX entered into a crude oil hedge for the fiscal year 2023, pursuant to which PEMEX hedged 320 thousand barrels per day on average for the period between January 2023 and December 2023, for U.S.$199,943. During the second half of 2023 and the first semester of 2024, PEMEX entered into a crude oil hedge for the fiscal year 2024, pursuant to which PEMEX hedged 168 thousand barrels per day on average, for the period between December 2023 and December 2024, for U.S.$118,540. During the third quarter of 2024, none DFIs entered into with the purpose of mitigating hydrocarbon price risk expired. Additionally, PEMEX cash flows are exposed to crack spread movements as these determine the refining margin. During the first quarter of 2024, PEMEX implemented a hedging strategy to partially protect its cash flows exposed to diesel crack spread against drops below the level established in the Federal Revenue Law for the fiscal year 2024. This is a zero-cost hedging strategy, carried out through swaps which hedged 240,000 barrels for the period between March 2024 and May 2024. During the third quarter of 2024, none DFIs entered into with this purpose expired. During the first quarter of 2024, PEMEX implemented a hedging strategy to partially protect its cash flows exposed to gasoline crack spread against drops below the level established in the Federal Revenue Law for the fiscal year 2024. This is a zero-cost hedging strategy, carried out through swaps which hedged 1,980,000 barrels for the period between May 2024 and July 2024. During the third quarter of 2024, twenty-two DFIs entered into with this purpose expired. In addition to supplying natural gas, Pemex Industrial Transformation can offer DFIs to its domestic customers in order to provide them with support to mitigate the risk associated with the volatility of natural gas prices. Since 2017, when this service is offered, Pemex Industrial Transformation must enter into DFIs with Petróleos Mexicanos under the opposite position to those DFIs offered to its customers in order to mitigate the market risk it would bear under such offered DFIs. Petróleos Mexicanos then transfers the related price risk derived from the DFI position held with Pemex Industrial Transformation to financial counterparties by entering into the opposite position DFIs with such parties. As of the third quarter of 2024, there were no DFIs since all the DFIs in its portfolios expired in 2019. In case of entering into new trades, Pemex Industrial Transformation DFI portfolios have VaR and CaR limits in order to limit market risk exposure. PMI Trading faces market risk generated by the terms of the purchase and sale of refined products and natural gas liquids, as well as the volatility of oil prices. Accordingly, it frequently enters into DFIs in order to mitigate this risk, thereby reducing the volatility of its financial results. During the third quarter of 2024, PMI Trading closed twenty-six DFIs positions listed in CME-Clearport related to commodities, with a profit (loss) of Ps. 78,684 recognized under the concept of (Loss) Return in DFIs. During the third quarter of 2024, PMI Trading had thirty-three margin calls, which accounted for a positive net flow of Ps. 244,939. In accordance with the risk management regulatory framework that PMI Trading has implemented, VaR and the change in profit and loss by portfolio are calculated daily and compared to the maximum applicable limits in order to implement risk mitigation mechanisms as necessary. Counterparty or Credit Risk PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 68 of 125 When the fair value of a DFI is favorable to PEMEX, PEMEX faces the risk that the counterparty will not be able to meet its obligations. PEMEX monitors its counterparties’ creditworthiness and calculates the credit risk exposure for its DFIs. As a risk mitigation strategy, PEMEX only enters into DFIs with major financial institutions with a minimum credit rating of BBB-. These ratings are issued and revised periodically by risk rating agencies. Furthermore, PEMEX seeks to maintain a diversified portfolio of counterparties. In order to estimate PEMEX’s credit risk exposure to each financial counterparty, the potential future exposure is calculated by projecting the risk factors used in the valuation of each DFI in order to estimate the MtM value for different periods, taking into account any credit risk mitigation provisions. Moreover, PEMEX has entered into various long-term cross-currency swaps agreements with “recouponing” provisions (pursuant to which the payments on the swaps are adjusted when the MtM exceeds the relevant threshold specified in the swap), thereby limiting the exposure to its counterparties to a specific threshold amount, as well as the counterparties’ exposure to PEMEX. During the third quarter of 2024, none of the specified thresholds were reached. According to IFRS 13 “Fair Value Measurement,” the MtM of DFIs must reflect the creditworthiness of the parties. Consequently, the fair value of a DFI takes into account the risk that either party may default on its obligation. Due to the above, PEMEX applies the credit value adjustment (“CVA”) method to calculate the fair value of its DFIs. There were no defaults during the third quarter of 2024. For each DFI, the CVA is calculated by determining the difference between the MtM and the estimated MtM adjusted for credit risk. In determining the credit risk, the CVA method takes into account the current market perception about the credit risk of both counterparties, using the following inputs: a) the MtM projection for each payment date based on forward yield curves; b) the implied default probability obtained from both, PEMEX and the counterparty’s credit default swaps, at each payment date; and c) the default recovery rates of each counterparty. Furthermore, by means of its credit guidelines for DFI operations, Pemex Industrial Transformation significantly reduces its credit risk exposure related to the DFIs. In order to qualify for these DFIs, Pemex Industrial Transformation’s customers must be party to a current natural gas supply contract and sign a domestic master derivative agreement. Additionally, according to the credit guidelines, DFIs with these customers must be initially secured by cash deposits, letters of credit or other collateral provisions, as required. The credit guidelines indicate that Pemex Industrial Transformation may offer DFIs with an exemption from collateral requirements up to a certain amount, through a credit line approved by the credit committee, based on an internal financial and credit assessment. Moreover, if the credit line is insufficient to cover each client’s exposure, the client is obligated to deposit collateral. In accordance with these guidelines, in the event that a client does not meet its payment obligations, DFIs related to this client would be terminated, rights to any available collateral would be exercised and, if the collateral were insufficient to cover the fair value, or in the absence of collateral, natural gas supply would be suspended until the payment is made. As of the third quarter of 2024, Pemex Industrial Transformation had no DFIs since all the DFIs of its portfolios expired in 2019. As such, once the total settlement of the operations was carried out, the exempt credit lines expired, and the guarantees deposited by the clients were entirely returned.

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

PMI Trading's credit risk associated with DFI transactions is mitigated through the use of futures and standardized instruments that are cleared through CME-Clearport.

SENSITIVITY ANALISIS

PEMEX has entered into DFIs with the purpose to mitigate the market risk for specific flows or predetermined volumes associated with its operations. PEMEX's DFIs have the same characteristics (e.g. underlying assets, payment dates, amounts, volumes) as the hedged position, but with the opposite exposure to the market risk factors. As a result of these mitigation strategies, PEMEX has a minor sensitivity to the hedged market risk factors.

Given that PEMEX's hedges are cash flow hedges, their effectiveness is preserved regardless of variations in the underlying assets or reference variables since, over time, asset flows are offset by liabilities flows. Therefore, and in addition to the fact that these hedges are established for accounting purposes as trading instruments, it is not considered necessary to measure the hedge's effectiveness or to monitor them.

Natural gas DFIs that Pemex Industrial Transformation has offered to its domestic customers have been reported as transactions with trading purposes. However, such operations were fully compensated by the operations entered into with financial counterparties, maintaining a negligible or even null exposure to market risk (due to this back-to-back mechanism). As of the third quarter of 2024, Pemex Industrial Transformation did not have any DFI to report, since all the DFIs of its portfolios expired in 2019. As such, it is no necessary to conduct either a sensitivity analysis or to measure or monitor the hedge effectiveness.

Other DFIs seek to hedge the changes in the price of the commercialized products, such that the DFIs' underlying assets have correlations with the prices of the products involved in commercialization. PMI Trading estimates the Value at Risk (VaR) of these DFIs. Notably, DFIs of PMI Trading (all of them related to petroleum derivatives), are classified under cash and cash equivalents for accounting purposes due to their liquidity.

Quantitative information for disclosure [text block]

QUANTITATIVE DISCLOSURE

Accounting treatment applied and the impact in the financial statements

PEMEX enters into derivatives transactions with the sole purpose of hedging financial risks related to its operations, firm commitments, planned transactions and assets and liabilities recorded on its statement of financial position. Nonetheless, some of these transactions do not qualify for hedge accounting treatment because they do not meet the requirements of the accounting standards for designation as hedges. They are therefore recorded in the financial statements as instruments entered into for trading purposes, despite the fact that their cash flows are offset by the cash flows of the positions (assets or liabilities) to which they relate. As a result, the changes in their fair value are recognized in the "Derivative financial instruments (cost) income, net" line item in the consolidated statement of comprehensive income.

As of September 30, 2024, and December 31, 2023 (includes the embedded derivative), the net fair value of PEMEX's DFIs, including both DFIs that have not reached maturity and those that have reached maturity but have not been settled, recognized in the consolidated statement of financial position, was Ps. (36,843,604) and Ps. (26,568,577), respectively. As of September 30, 2024, and December 31, 2023, PEMEX did not have any DFIs designated as hedges for accounting purposes.

69 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

All of PEMEX's DFIs are treated, for accounting purposes, as instruments entered into for trading purposes, therefore any change in their fair value, caused by any act or event, impacts directly in the "Derivative financial instruments (cost) income, net" line item in the consolidated statement of comprehensive income.

For the nine-month periods ended September 30, 2024, and 2023, PEMEX recognized a net (loss) gain of Ps. (13,283,553) and Ps. (6,649,056), respectively, in the "Derivative financial instruments (cost) income, net" line item with respect to DFIs treated as instruments entered into for trading purposes (the loss as of September 30, 2024, includes the loss from the cancellation of the embedded derivative).

In accordance with established accounting policies, PEMEX has analysed the different non-financial contracts that PEMEX has entered into and has determined that according to the terms thereof none of these agreements meet the criteria to be classified as embedded derivatives. Accordingly, as of September 30, 2024, and December 31, 2023, PEMEX did not recognize any embedded derivatives (foreign currency or index) in the non-financial contracts.

As of December 31, 2023, PEMEX had recognized a favorable implicit forward for Ps. 194,194 contained in an FX Single Cross Currency Swap contract, which expired in February 2024. As of September 30, 2024, PEMEX did not recognize effects from embedded derivatives in the financial contracts.

70 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

FAIR VALUE OF DFIs

The summary of PEMEX's current DFIs along with their fair value is shown in the next tables:

TABLE 1

Interest Rate and Currency Derivatives

(in thousands of pesos, except as noted, as of September 30, 2024)

Derivative Type	Hedging/ Trading	Notional Amount	Underlying Value		Fair Value		Notional amounts by expected maturity year						Collateral delivered
			Current Quarter	Previous Quarter	Current Quarter	Previous Quarter	2024	2025	2026	2027	2028	Thereafter	
Interest Rate Swaps	Trading	21,272,929	TERM SOFR 3M = 4.59211% TERM SOFR 6M = 4.25387% DAILY COMPOUNDED SOFR = 4.96%	TERM SOFR 3M = 5.3246% TERM SOFR 6M = 5.25471% DAILY COMPOUNDED SOFR = 5.33%	461,544	18,022	1,202,276	2,404,553	0	0	17,666,100	0	0
Interest Rate Options	Hedging	0	TERM SOFR 1M = 4.8457%	TERM SOFR 1M = 5.33717%	0	0	0	0	0	0	0	0	0
Currency Swaps	Hedging	143,112,503	MXN = 19.629 1/EUR = 1.1181 1/GBP = 1.342 JPY = 144.69261 CHF = 0.8459 Exchange rates against US dollar. UDI = 8.24717 Exchange rate against MXN	MXN = 18.3773 1/EUR = 1.0706 1/GBP = 1.2646 JPY = 160.75315 CHF = 0.8983 Exchange rates against US dollar. UDI = 8.12818 Exchange rate against MXN	2,342,860	(687,794)	0	35,528,883	38,570,371	26,363,219	4,749,625	37,900,405	0
Currency Options	Hedging	153,342,223	1/EUR = 1.1181 1/GBP = 1.342 JPY = 144.69261 CHF = 0.8459 Exchange rates against US dollar.	1/EUR = 1.0706 1/GBP = 1.2646 JPY = 160.75315 CHF = 0.8983 Exchange rates against US dollar.	(4,608,599)	(5,611,649)	0	41,867,430	27,325,761	27,321,114	27,321,114	29,506,804	0
Only cupon swaps	Hedging	43,474,330	1/EUR = 1.1181 Exchange rate against US dollar.	1/EUR = 1.0706 Exchange rate against US dollar.	(504,496)	(607,740)	0	17,272,069	0	0	26,202,261	0	0
Currency Forward	Trading	3,680,438	MXN = 19.629 Exchange rate against US dollar.	MXN = 18.3773 Exchange rate against US dollar.	90,884	(55,526)	3,680,438	0	0	0	0	0	0
Prepaid Swap	Trading	34,900,136	MXN = 19.629 Exchange rate against US dollar.	MXN = 18.3773 Exchange rate against US dollar.	(35,606,165)	(39,062,645)	6,504,644	20,293,453	8,102,039	0	0	0	9,300,415

TABLE 2

Crude Oil Derivatives

(in thousands of pesos, except as noted, as of September 30, 2024)

Derivative Type	Hedging/ Trading	Volume (in millions of barrels) (1)	Underlying value (U.S. $ per barrel) (2)		Fair Value		Volume per Year (in millions of barrels)						Collateral delivered
			Current Quarter	Previous Quarter	Current Quarter	Previous Quarter	2024	2025	2026	2027	2028	Thereafter	
Crude Oil Options	Hedging	12.73	WTI = 69.37 Brent= 72.87	WTI = 78.70 Brent= 83.00	980,367	507,587	12.73	0	0	0	0	0	0

(1) Net Volume.

(2) Representative underlying asset value. Monthly average price per barrel

71 of 125

PEMEX Consolidated

Ticker: PEMEX Quarter: 3 Year: 2024

TABLE 3

Crack Spread Derivatives

(in thousands of pesos, except as noted, as of September 30, 2024)

Derivative Type	Hedging/ Trading	Volume (in millions of barrels) (1)	Underlying value (U.S. $ per barrel) (2)		Fair Value		Volume per Year (in millions of barrels)						Collateral delivered
			Current Quarter	Previous Quarter	Current Quarter	Previous Quarter	2024	2025	2026	2027	2028	Thereafter	
Diesel Crack Spread Swaps	Hedging	0	N.A.	N.A.	0	0	0	0	0	0	0	0	0
Gasoline Crack Spread Swaps	Hedging	0	N.A.	23.955	0	76,262	0	0	0	0	0	0	0

(1) Net Volume.

(2) Representative underlying asset value. Monthly average price per barrel

TABLE 4

Crude and Petroleum Products Financial Derivatives Classified as Cash and Cash Equivalent for Accounting Purposes due to their Liquidity

(in thousands of pesos, except as noted, as of September 30, 2024)

Derivative Type	Hedging/ Trading	Volume (in millions of barrels) (1)	Underlying value (U.S. $ per barrel) (2)		Fair Value		Volume per Year (in millions of barrels)						Collateral delivered (3)
			Current Quarter	Previous Quarter	Current Quarter	Previous Quarter	2024	2025	2026	2027	2028	Thereafter	
Futures	Trading	0.2	82.57	110.97	(10,327)	(5,537)	0.2	0	0	0	0	0	
Exchange Traded Swaps	Trading	(5.0)	63.14	76.06	254,696	(70,653)	(5.0)	0	0	0	0	0	

(1) Net Volume.

(2) Representative underlying asset value per barrel.

(3) Exchange traded operations, both futures and swaps have an initial margin of Ps. (245,117)

The information in these tables has been calculated using the exchange rates as of September 30, 2024, Ps. 19.629 = US$1.00 and as of June 30, 2024, Ps. 18.3773 = US$1.00

The information in these tables has been calculated using the exchange rates September 30, 2024, Ps. 21.94718 = EUR $1.00 and as of June 30, 2024, Ps. 19.6747 = EUR $1.00

72 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

[800100] Notes - Subclassifications of assets, liabilities and equities

Concept	Close Current Quarter 2024-09-30	Close Previous Exercise 2023-12-31
Subclassifications of assets, liabilities and equities [abstract]		
Cash and cash equivalents [abstract]		
Cash [abstract]		
Cash on hand	41,857,286,000	29,607,916,000
Balances with banks	13,020,343,000	16,120,405,000
Total cash	54,877,629,000	45,728,321,000
Cash equivalents [abstract]		
Short-term deposits, classified as cash equivalents	0	0
Short-term investments, classified as cash equivalents	38,251,431,000	23,019,055,000
Other banking arrangements, classified as cash equivalents	0	0
Total cash equivalents	38,251,431,000	23,019,055,000
Other cash and cash equivalents	0	0
Total cash and cash equivalents	93,129,060,000	68,747,376,000
Trade and other current receivables [abstract]		
Current trade receivables	119,382,999,000	111,394,431,000
Current receivables due from related parties	0	0
Current prepayments [abstract]		
Current advances to suppliers	0	0
Current prepaid expenses	0	0
Total current prepayments	0	0
Current receivables from taxes other than income tax	60,872,706,000	140,616,822,000
Current value added tax receivables	0	0
Current receivables from sale of properties	0	0
Current receivables from rental of properties	0	0
Other current receivables	68,020,204,000	63,349,983,000
Total trade and other current receivables	248,275,909,000	315,361,236,000
Classes of current inventories [abstract]		
Current raw materials and current production supplies [abstract]		
Current raw materials	0	0
Current production supplies	0	0
Total current raw materials and current production supplies	0	0
Current merchandise	0	0
Current work in progress	1,380,687,000	1,501,514,000
Current finished goods	97,674,605,000	104,053,537,000
Current spare parts	0	0
Property intended for sale in ordinary course of business	0	0
Other current inventories	6,841,145,000	6,480,941,000
Total current inventories	105,896,437,000	112,035,992,000
Non-current assets or disposal groups classified as held for sale or as held for distribution to owners [abstract]		
Non-current assets or disposal groups classified as held for sale	0	0
Non-current assets or disposal groups classified as held for distribution to owners	0	0
Total non-current assets or disposal groups classified as held for sale or as held for distribution to owners	0	0
Trade and other non-current receivables [abstract]		
Non-current trade receivables	0	0
Non-current receivables due from related parties	0	0
Non-current prepayments	0	0
Non-current lease prepayments	0	0
Non-current receivables from taxes other than income tax	0	0
Non-current value added tax receivables	0	0

73 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

Concept	Close Current Quarter 2024-09-30	Close Previous Exercise 2023-12-31
Non-current receivables from sale of properties	0	0
Non-current receivables from rental of properties	0	0
Revenue for billing	0	0
Other non-current receivables	1,074,705,000	1,179,706,000
Total trade and other non-current receivables	1,074,705,000	1,179,706,000
Investments in subsidiaries, joint ventures and associates [abstract]		
Investments in subsidiaries	0	0
Investments in joint ventures	0	0
Investments in associates	2,240,627,000	1,854,803,000
Total investments in subsidiaries, joint ventures and associates	2,240,627,000	1,854,803,000
Property, plant and equipment [abstract]		
Land and buildings [abstract]		
Land	53,276,197,000	52,888,298,000
Buildings	60,262,489,000	25,387,809,000
Total land and buildings	113,538,686,000	78,276,107,000
Machinery	0	0
Vehicles [abstract]		
Ships	0	0
Aircraft	0	0
Motor vehicles	15,805,420,000	16,093,290,000
Total vehicles	15,805,420,000	16,093,290,000
Fixtures and fittings	0	0
Office equipment	7,549,588,000	6,597,056,000
Tangible exploration and evaluation assets	0	0
Mining assets	0	0
Oil and gas assets	953,300,468,000	951,442,352,000
Construction in progress	465,909,695,000	423,257,938,000
Construction prepayments	0	0
Other property, plant and equipment	6,765,618,000	6,655,424,000
Total property, plant and equipment	1,562,869,475,000	1,482,322,167,000
Investment property [abstract]		
Investment property completed	0	0
Investment property under construction or development	0	0
Investment property prepayments	0	0
Total investment property	0	0
Intangible assets and goodwill [abstract]		
Intangible assets other than goodwill [abstract]		
Brand names	0	0
Intangible exploration and evaluation assets	23,606,631,000	18,940,360,000
Mastheads and publishing titles	0	0
Computer software	0	0
Licences and franchises	0	0
Copyrights, patents and other industrial property rights, service and operating rights	1,693,191,000	1,410,459,000
Recipes, formulae, models, designs and prototypes	0	0
Intangible assets under development	0	0
Other intangible assets	0	0
Total intangible assets other than goodwill	25,299,822,000	20,350,819,000
Goodwill	0	0
Total intangible assets and goodwill	25,299,822,000	20,350,819,000
Trade and other current payables [abstract]		
Current trade payables	0	0
Current payables to related parties	0	0
Accruals and deferred income classified as current [abstract]		

74 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

Concept	Close Current Quarter 2024-09-30	Close Previous Exercise 2023-12-31
Deferred income classified as current	0	0
Rent deferred income classified as current	0	0
Accruals classified as current	402,873,764,000	368,345,849,000
Short-term employee benefits accruals	0	0
Total accruals and deferred income classified as current	402,873,764,000	368,345,849,000
Current payables on social security and taxes other than income tax	0	0
Current value added tax payables	0	0
Current retention payables	0	0
Other current payables	0	0
Total trade and other current payables	402,873,764,000	368,345,849,000
Other current financial liabilities [abstract]		
Bank loans current	248,318,398,000	254,766,203,000
Stock market loans current	71,196,483,000	135,100,667,000
Other current iabilities at cost	39,148,139,000	87,354,724,000
Other current liabilities no cost	0	0
Other current financial liabilities	48,303,255,000	36,494,962,000
Total Other current financial liabilities	406,966,275,000	513,716,556,000
Trade and other non-current payables [abstract]		
Non-current trade payables	0	0
Non-current payables to related parties	0	0
Accruals and deferred income classified as non-current [abstract]		
Deferred income classified as non-current	0	0
Rent deferred income classified as non-current	0	0
Accruals classified as non-current	0	0
Total accruals and deferred income classified as non-current	0	0
Non-current payables on social security and taxes other than income tax	0	0
Non-current value added tax payables	0	0
Non-current retention payables	0	0
Other non-current payables	0	0
Total trade and other non-current payables	0	0
Other non-current financial liabilities [abstract]		
Bank loans non-current	182,293,779,000	116,579,144,000
Stock market loans non-current	1,349,177,396,000	1,200,669,622,000
Other non-current liabilities at cost	19,942,808,000	0
Other non-current liabilities no cost	0	0
Other non-current financial liabilities	0	0
Total Other non-current financial liabilities	1,551,413,983,000	1,317,248,766,000
Other provisions [abstract]		
Other non-current provisions	96,239,356,000	83,310,554,000
Other current provisions	0	0
Total other provisions	96,239,356,000	83,310,554,000
Other reserves [abstract]		
Revaluation surplus	0	0
Reserve of exchange differences on translation	43,624,128,000	(28,679,409,000)
Reserve of cash flow hedges	0	0
Reserve of gains and losses on hedging instruments that hedge investments in equity instruments	0	0
Reserve of change in value of time value of options	0	0
Reserve of change in value of forward elements of forward contracts	0	0
Reserve of change in value of foreign currency basis spreads	0	0
Reserve of gains and losses on financial assets measured at fair value through other comprehensive income	0	0
Reserve of gains and losses on remeasuring available-for-sale financial assets	0	0
Reserve of share-based payments	0	0
Reserve of remeasurements of defined benefit plans	142,444,349,000	21,366,404,000

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Ticker: PEMEX Quarter: 3 Year: 2024

Concept	Close Current Quarter 2024-09-30	Close Previous Exercise 2023-12-31
Amount recognised in other comprehensive income and accumulated in equity relating to non-current assets or disposal groups held for sale	0	0
Reserve of gains and losses from investments in equity instruments	0	0
Reserve of change in fair value of financial liability attributable to change in credit risk of liability	0	0
Reserve for catastrophe	0	0
Reserve for equalisation	0	0
Reserve of discretionary participation features	0	0
Reserve of equity component of convertible instruments	0	0
Capital redemption reserve	0	0
Merger reserve	0	0
Statutory reserve	0	0
Other comprehensive income	0	0
Total other reserves	186,068,477,000	(7,313,005,000)
Net assets (liabilities) [abstract]		
Assets	2,313,210,408,000	2,303,475,336,000
Liabilities	4,052,392,114,000	3,956,454,146,000
Net assets (liabilities)	(1,739,181,706,000)	(1,652,978,810,000)
Net current assets (liabilities) [abstract]		
Current assets	486,526,841,000	538,540,745,000
Current liabilities	1,052,333,939,000	1,123,717,661,000
Net current assets (liabilities)	(565,807,098,000)	(585,176,916,000)

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PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

[800200] Notes - Analysis of income and expense

Concept	Accumulated Current Year 2024-01-01 - 2024-09-30	Accumulated Previous Year 2023-01-01 - 2023-09-30	Quarter Current Year 2024-07-01 - 2024-09-30	Quarter Previous Year 2023-07-01 - 2023-09-30
Analysis of income and expense [abstract]				
Revenue [abstract]				
Revenue from rendering of services	1,974,771,000	2,831,115,000	612,634,000	728,212,000
Revenue from sale of goods	1,239,573,673,000	1,291,573,983,000	425,509,365,000	461,081,047,000
Interest income	0	0	0	0
Royalty income	0	0	0	0
Dividend income	0	0	0	0
Rental income	0	0	0	0
Revenue from construction contracts	0	0	0	0
Other revenue	0	0	0	0
Total revenue	1,241,548,444,000	1,294,405,098,000	426,121,999,000	461,809,259,000
Finance income [abstract]				
Interest income	12,269,991,000	15,735,423,000	2,075,540,000	7,510,892,000
Net gain on foreign exchange	0	182,881,696,000	0	0
Gains on change in fair value of derivatives	0	0	0	0
Gain on change in fair value of financial instruments	0	0	2,499,784,000	0
Other finance income	0	0	0	0
Total finance income	12,269,991,000	198,617,119,000	4,575,324,000	7,510,892,000
Finance costs [abstract]				
Interest expense	113,713,251,000	111,286,524,000	42,612,769,000	36,505,707,000
Net loss on foreign exchange	256,406,202,000	0	130,111,060,000	47,794,436,000
Losses on change in fair value of derivatives	0	0	0	0
Loss on change in fair value of financial instruments	13,283,533,000	6,649,056,000	0	9,437,395,000
Other finance cost	0	0	0	0
Total finance costs	383,402,986,000	117,935,580,000	172,723,829,000	93,737,538,000
Tax income (expense)				
Current tax	80,994,414,000	208,624,673,000	2,490,845,000	70,310,848,000
Deferred tax	3,950,775,000	(42,492,899,000)	(8,519,363,000)	(45,572,562,000)
Total tax income (expense)	84,945,189,000	166,131,774,000	(6,028,518,000)	24,738,286,000

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PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

[800500] Notes - List of notes

Disclosure of notes and other explanatory information [text block]

See annex 813000

Disclosure of significant accounting policies [text block]

See annex 813000

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PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

[800600] Notes - List of accounting policies

Disclosure of significant accounting policies [text block]

See annex 813000

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PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

[813000] Notes - Interim financial reporting

Disclosure of interim financial reporting [text block]

NOTE 1. STRUCTURE AND BUSINESS OPERATIONS OF PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

Petróleos Mexicanos was created by a decree issued by the Mexican Congress on June 7, 1938. The decree was published in the Diario Oficial de la Federación ("Official Gazette of the Federation") on July 20, 1938 and came into effect on that date. On December 20, 2013, the *Decreto por el que se reforman y adicionan diversas disposiciones de la Constitución Política de los Estados Unidos Mexicanos, en Materia de Energía* (Decree that amends and supplements various provisions of the Mexican Constitution relating to energy matters), was published in the Official Gazette of the Federation. This Decree came into effect on December 21, 2013 and includes transitional articles setting forth the general framework and timeline for implementing legislation relating to the energy sector.

On August 11, 2014, the *Ley de Petróleos Mexicanos* (the "Petróleos Mexicanos Law") was published in the Official Gazette of the Federation. The Petróleos Mexicanos Law became effective on October 7, 2014, except for certain provisions. On December 2, 2014, the *Secretaría de Energía* ("Ministry of Energy") published in the Official Gazette of the Federation the declaration pursuant to which the special regime governing Petróleos Mexicanos' activities relating to productive state-owned subsidiaries, affiliates, compensation, assets, administrative liabilities, state dividend, budget and debt came into effect. On June 10, 2015, the *Disposiciones Generales de Contratación para Petróleos Mexicanos y sus Empresas Productivas Subsidiarias* (General Contracting Provisions for Petróleos Mexicanos and its productive state-owned subsidiaries) was published in the Official Gazette of the Federation and the following day the special regime for acquisitions, leases, services and public works matters came into effect.

Once the Petróleos Mexicanos Law came into effect, Petróleos Mexicanos was transformed from a decentralized public entity to a productive state-owned company. Petróleos Mexicanos is a legal entity empowered to own property and carry on business in its own name with the purpose of carrying out exploration and extraction of crude oil and other hydrocarbons in the United Mexican States ("Mexico"), as well as refining, processing, storing, transporting, selling and trading in these products.

The Subsidiary Entities, *Pemex Exploración y Producción* ("Pemex Exploration and Production"), *Pemex Transformación Industrial* ("Pemex Industrial Transformation") and *Pemex Logística* ("Pemex Logistics") are productive state-owned subsidiaries empowered to own property and carry on business in their own name, subject to the direction and coordination of Petróleos Mexicanos (the "Subsidiary Entities").

The Subsidiary Entities and their primary purposes, are as follows:

- Pemex Exploration and Production: This entity is in charge of the exploration and extraction of crude oil and solid, liquid or gaseous hydrocarbons in Mexico, in the exclusive economic zone of Mexico and abroad, as well as drilling services and repair and services of wells;

- Pemex Industrial Transformation: This entity performs activities related to refining, transformation, processing, importing, exporting, trading and the sale of hydrocarbons, petroleum products, natural gas and petrochemicals, as well as commercializes, distributes and trades methane, ethane and propylene, directly or through others; and

- Pemex Logistics: This entity provides transportation, storage and related services for crude oil, petroleum products and petrochemicals to PEMEX (as defined below) and other companies, through pipelines and maritime and terrestrial means, and provides guard and management services.

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PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 81 of 125 The principal distinction between the Subsidiary Entities and the Subsidiary Companies (as defined below) is that the Subsidiary Entities are productive state-owned entities, whereas the Subsidiary Companies are affiliate companies that were formed in accordance with the applicable laws of each of the respective jurisdictions in which they were incorporated. The “Subsidiary Companies” are defined as those companies which are controlled, directly or indirectly, by Petróleos Mexicanos. “Associates,” as used herein, means those companies in which Petróleos Mexicanos has significant influence but not control or joint control over its financial and operating policies. Petróleos Mexicanos, the Subsidiary Entities and the Subsidiary Companies are referred to collectively herein as “PEMEX”. PEMEX’s address and its principal place of business is: Av. Marina Nacional No. 329, Col. Verónica Anzures, Alcaldía Miguel Hidalgo, 11300, Ciudad de México, México. NOTE 2. AUTHORIZATION AND BASIS OF PREPARATION Authorization On October 29, 2024, these condensed consolidated interim financial statements and the notes hereto were authorized for issuance by the following officers: Mr. Victor Rodríguez Padilla, Chief Executive Officer, Mr. Juan Carlos Carpio Fragoso, Chief Financial Officer, Mr. Óscar René Orozco Piliado, Acting Deputy Director of Budgeting and Accounting, and Associate Managing Director of Accounting. Basis of preparation A. Statement of compliance PEMEX prepared its condensed consolidated interim financial statements as of September 30, 2024 and December 31, 2023, and for the three- and nine-month periods ended September 30, 2024 and 2023, in accordance with IAS 34, “Interim Financial Reporting” (“IAS 34”) of the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). These condensed consolidated interim financial statements do not include all the information and disclosures required for full annual consolidated financial statements and should be read in conjunction with PEMEX’s audited consolidated financial statements as of and for the year ended December 31, 2023. PEMEX estimates that there is no significant impact on its condensed consolidated interim financial statements due to the seasonality of operations. These condensed consolidated interim financial statements follow the same accounting policies and methods of computation as PEMEX’s audited consolidated financial statements as of and for the year ended December 31, 2023. PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 82 of 125 B. Basis of accounting These condensed consolidated interim financial statements have been prepared using the historical cost basis method, with the exception of the following items, which have been measured using an alternative basis. ITEM BASIS OF MEASUREMENT Derivative Financial Instruments (“DFIs”) Fair Value Employee Benefits Fair Value of plan assets less present value of the obligation (defined benefit plan) C. Going concern The condensed consolidated interim financial statements have been prepared on a going concern basis, which assumes that PEMEX will be able to continue its operations and can meet its payment obligations for a reasonable period (See Note 18-F). D. Functional and reporting currency These condensed consolidated interim financial statements are presented in Mexican pesos, which is both PEMEX’s functional currency and reporting currency, due to the following: i. The economic environment in which PEMEX operates is Mexico, where the legal currency is the Mexican peso; ii. The budget through which Petróleos Mexicanos and its Subsidiary Entities operate as entities of the Mexican Government, including the ceiling for personnel services, is elaborated, approved and exercised in Mexican pesos; iii. Employee benefits provision was 32% and 35% of PEMEX’s total liabilities as of September 30, 2024 and December 31, 2023, respectively. This provision is computed, denominated and payable in Mexican pesos; and iv. Cash flows for payment of general expenses, taxes and duties are realized in Mexican pesos. Although the sales prices of certain products are based on international U.S. dollar-indices, final domestic selling prices are governed by the economic and financial policies established by the Mexican Government. Accordingly, cash flows from domestic sales are generated and received in Mexican pesos. With regards to PEMEX’s foreign currency (export sales, borrowings, etc.), Mexico’s monetary policy regulator, the Banco de México (“Mexican Central Bank”), requires that Mexican Government entities other than financial entities sell their foreign currency to the Mexican Central Bank in accordance with its terms, receiving Mexican pesos in exchange, which is the currency of legal tender in Mexico. Terms definition References in these condensed consolidated interim financial statements and the related notes to “pesos” or “Ps.” refers to Mexican pesos, “U.S. dollars” or “U.S.$” refers to dollars of the United States of America, “yen” or “¥” refers to Japanese yen, “euro” or “€” refers to the legal currency of the European Economic and Monetary Union, “pounds sterling” or “£” refers to the PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 83 of 125 legal currency of the United Kingdom and “Swiss francs” or “CHF” refers to the legal currency of the Swiss Confederation. Figures in all currencies are presented in thousands of the relevant currency unit, except exchange rates and product and share prices. E. Use of judgments and estimates The preparation of the condensed consolidated interim financial statements in accordance with IFRS requires the use of estimates and assumptions made by PEMEX’s management that affect the recorded amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of these condensed consolidated interim financial statements, as well as the recorded amounts of income, costs and expenses during the period. Actual results may differ from these estimates. Significant estimates and underlying assumptions are reviewed, and the effects of such revisions are recognized in the periods in which any estimates are revised and in any future periods affected by such revision. The significant judgements made by management in applying PEMEX’s accounting policies and the key sources of estimation uncertainty were the same as those described in PEMEX’s audited consolidated financial statements as of and for the year ended December 31, 2023. i. Measurement of fair values Some of PEMEX’s accounting policies and disclosures require the measurement of the fair values of financial assets and liabilities, as well as non-financial assets and liabilities. PEMEX has an established control framework with respect to the measurement of fair values. This includes a valuation team that has overall responsibility for overseeing all significant fair value measurements, including Level 3 fair values. The valuation team regularly reviews significant unobservable inputs and valuation adjustments. If third party information, such as broker quotes or pricing services, is used to measure fair values, then the valuation team assesses the evidence obtained from the third parties to support the conclusion that these valuations meet the requirements of IFRS, including the level in the fair value hierarchy in which the valuations should be classified. When measuring the fair value of an asset or a liability, PEMEX uses market observable data as far as possible. Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows: • Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities. • Level 2: inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices). • Level 3: inputs for the asset or liability that are not based on observable market data (unobservable inputs). If the inputs used to measure the fair value of an asset or a liability might be categorized in different levels of the fair value hierarchy, then the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement. PEMEX recognizes transfers between levels of the fair value hierarchy at the end of the reporting period during which the change has occurred. NOTE 3. MATERIAL ACCOUNTING POLICIES PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 84 of 125 The accounting policies applied in the preparation of these condensed consolidated interim financial statements are consistent with those applied in the preparation of PEMEX’s annual consolidated financial statements as of and for the year ended December 31, 2023, except for the adoption of new standards effective as of January 1, 2024. However, these new standards have not had a material effect on the condensed consolidated interim financial statements of PEMEX. NOTE 4. RECENTLY ISSUED ACCOUNTING STANDARDS A number of new standards are effective for annual periods beginning after January 1, 2024 and earlier application is permitted; however, PEMEX has not early adopted the new or amended standards in preparing these condensed consolidated interim financial statements. The following amended standards and interpretations are not expected to have a significant impact on PEMEX’s condensed consolidated interim financial statements: i.- Applicable as of January 1, 2024 • Classification of Liabilities as Current or Non-current and Non-current Liabilities with Covenants (Amendments to IAS 1) • Supplier Finance Arrangements (Amendments to IAS 7 and IFRS 7) • Lease Liability in a Sale and Leaseback (Amendments to IFRS 16) • Lack of Exchangeability (Amendments to IAS 21) ii.- Applicable as of January 1, 2027 • Presentation and Disclosure in Financial Statements (IFRS 18) PEMEX is in the process of assessing the impact of IFRS 18 to meet the new presentation and disclosure requirements. On March 6, 2024, the SEC adopted final rules mandating registrants to disclose specific climate-related information. PEMEX is currently evaluating the potential impact of these regulations on its reporting practices. NOTE 5. SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES As of September 30, 2024 and December 31, 2023, the Subsidiary Entities consolidated in these condensed consolidated interim financial statements include Pemex Exploration and Production, Pemex Industrial Transformation and Pemex Logistics. As of September 30, 2024 and December 31, 2023, the consolidated Subsidiary Companies are as follows: • P.M.I. Trading, DAC. (“PMI Trading”) (i)(iii)(vii) • P.M.I. Holdings Petróleos España, S.L.U. (“HPE”) (i)(iii)(v) • P.M.I. Services North America, Inc. (“PMI SUS”) (i)(iii)(vi) • P.M.I. Norteamérica, S.A. de C.V. (“PMI NASA”) (i)(iii)(iv) • P.M.I. Comercio Internacional, S.A. de C.V. (“PMI CIM”) (i)(ii)(iv) • PMI Campos Maduros SANMA, S. de R.L. de C.V. (“SANMA”) (iii)(iv)(xiii) • Pro-Agroindustria, S.A. de C.V. (“AGRO”) (iii)(iv) • PTI Infraestructura de Desarrollo, S.A. de C.V. (“PTI ID”) (iii)(iv) • P.M.I. Servicios Portuarios Transoceánico, S.A. de C.V. (“PMI SP”) (iii)(iv) • Pemex Procurement International, Inc. (“PPI”) (iii)(vi)

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

- Pemex Finance Limited (“FIN”) (iii)(ix)(xiv)
- Mex Gas Internacional, S.L. (“MGAS”) (iii)(v)
- Pemex Desarrollo e Inversión de Proyectos, S.A. de C.V. (“PDII”) (iii)(iv)(xi)
- KOT Insurance Company, AG. (“KOT”) (iii)(viii)
- PPQ Cadena Productiva, S.L.U. (“PPQCP”) (iii)(v)(xiii)
- I.I.I. Servicios, S.A. de C.V. (“III Servicios”) (iii)(iv)
- PMI Ducto de Juárez, S. de R.L. de C.V. (“PMI DJ”) (i)(iii)(iv)
- PMX Fertilizantes Holding, S.A. de C.V. (“PMX FH”) (iii)(iv)
- PMX Fertilizantes Pacífico, S.A. de C.V. (“PMX FP”) (iii)(iv)
- Grupo Fertinal, S.A. de C.V. (“GP FER”) (iii)(iv)
- Compañía Mexicana de Exploraciones, S.A. de C.V. (“COMESA”) (i)(ii)(iv)(xiii)
- P.M.I. Trading México, S.A. de C.V. (“TRDMX”) (i)(iii)(iv)
- Holdings Holanda Services, B.V. (“HHS”) (iii)(x)
- Deer Park Refining Limited Partnership (“Deer Park” or “DPRLP”) (i)(iii)(vi)
- Gasolinas Bienestar, S.A. de C.V. (“GASOB”) (iii)(xii)

(i) Member Company of the “PMI Subsidiaries”.
(ii) Non-controlling interest company (98.33% in PMI CIM and 60.00% in COMESA).
(iii) Petróleos Mexicanos owns 100.00% of the interests in this Subsidiary Company.
(iv) Operates in Mexico.
(v) Operates in Spain.
(vi) Operates in the United States of America.
(vii) Operates in Ireland.
(viii) Operates in Switzerland.
(ix) Operates in the Cayman Islands.
(x) Operates in the Netherlands.
(xi) Formerly Pemex Desarrollo e Inversión Inmobiliaria, S.A. de C.V., until April 20, 2023.
(xii) Consolidated as of July 2023.
(xiii) This company is in process of liquidation.
(xiv) This company was liquidated in September 2024.

NOTE 6. SEGMENT FINANCIAL INFORMATION

PEMEX’s primary business is the exploration and production of crude oil and natural gas, as well as the production, processing, marketing and distribution of petroleum and petrochemical products. As of September 30, 2024, 2023 and December 31, 2023, PEMEX’s operations were conducted through seven business segments: Exploration and Production, Industrial Transformation, Logistics, DPRLP, Trading Companies, Corporate and Other Operating Subsidiary Companies.

Due to PEMEX’s structure, there are significant amounts of inter-segment sales among the reporting segments, which are made at market prices.

The primary sources of revenue for PEMEX’s business segments are as described below:

- The Exploration and Production segment earns revenues from domestic sales of crude oil and natural gas, and from exporting crude oil through certain of the Trading Companies. Crude oil export sales are made through the agent subsidiary company PMI CIM, to 18 major customers in various foreign markets. Approximately half of PEMEX’s crude oil is sold to Pemex Industrial Transformation. Additionally, it receives income from drilling services, and servicing and repairing wells.

- The Industrial Transformation segment earns revenues from sales of refined petroleum products and derivatives, mainly to third parties within the domestic market. This segment also sells a significant portion of the fuel oil it produces to the *Comisión Federal de Electricidad* (Federal Eletricity Commission, or “CFE”) and a significant portion of jet fuel produced to

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PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

the *Aeropuertos y Servicios Auxiliares* (Airports and Auxiliary Services Agency or "ASA"). This segment's most important products are different types of gasoline and diesel.

The Industrial Transformation segment also earns revenues from domestic sources generated by sales of natural gas, liquefied petroleum gas, naphtha, butane and ethane and certain other petrochemicals such as methane derivatives, ethane derivatives, aromatics, ammonia, fertilizers and its derivatives.

- The Logistics segment earns income from transportation and storage of crude oil, petroleum products and petrochemicals, as well as related services, which it provides by employing pipelines and offshore and onshore resources, and from providing services related to the maintenance, handling, guarding and management of these products.

- The DPRLP segment includes Deer Park's operations and generates revenues from sales of distillates and gasoline in the U.S. market.

- The Trading Companies segment, which consist of PMI CIM, PMI NASA, PMI Trading, MGAS and GASOB (the "Trading Companies"), earns revenues from trading crude oil, natural gas and petroleum and petrochemical products in international markets.

- The Corporate segment provides administrative, financing and consulting services to PEMEX's subsidiary entities and companies.

- The Other Operating Subsidiary Companies segment provides administrative, financing, consulting and logistical services, as well as economic, tax and legal advice and re-insurance services to PEMEX's subsidiary entities and companies.

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PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

The following tables present the condensed financial information of these segments, after elimination of unrealized intersegment gain (loss), and include only select line items. The columns before intersegment eliminations include unconsolidated figures. As a result, the line items presented below may not total. These reporting segments are those which PEMEX's management evaluates in its analysis and on which it bases its decision-making. These reporting segments are presented in PEMEX's reporting currency.

As of/for the nine-month period ended September 30, 2024	Exploration and Production	Industrial Transformation	Logistics	DPRLP	Trading Companies	Corporate	Other Operating Subsidiary Companies	Intersegment eliminations	Total
Revenues:									
Trade	Ps.247,919,624	482,381,043	—	123,770,887	368,971,198	—	16,530,921	—	Ps.1,239,573,673
Intersegment	403,171,242	270,362,746	69,489,540	13,612,860	387,016,950	14,579,558	38,663,451	(1,196,896,347)	—
Services income	20,086	218,618	296,360	348	1,414,191	584	24,584	—	1,974,771
(Impairment) of wells, pipelines, properties, plant and equipment, net	15,447,401	(67,871,770)	582,924	—	—	—	—	—	(51,841,445)
Cost of sales	375,889,863	856,919,283	54,822,944	136,331,201	747,680,464	863,996	45,883,723	(1,186,195,738)	1,032,195,736
Gross income	290,668,490	(171,828,646)	15,545,880	1,052,894	9,721,875	13,716,146	9,335,233	(10,700,609)	157,511,263
Distribution, transportation and sale expenses	501,931	10,651,527	1,374,721	—	91,281	118,728	32,009	(1,507,786)	11,262,411
Administrative expenses	19,643,247	38,005,833	8,436,483	1,355,041	2,518,863	61,934,091	5,359,429	(9,235,740)	128,017,247
Other revenues	4,480,559	4,139,087	526,696	(173,695)	751,330	903,347	1,285,918	—	11,913,242
Other expenses	3,316,677	880,982	103,770	41	46,460	73,354	115,568	54,408	4,591,260
Operating income	271,687,194	(217,227,901)	6,157,602	(475,883)	7,816,601	(47,506,680)	5,114,145	(11,491)	25,553,587
Financing income	57,185,776	780,671	14,992,318	896,940	943,281	163,754,808	1,615,573	(227,899,376)	12,269,991
Financing cost	135,386,982	27,127,433	264,251	193,978	5,546,933	170,824,916	2,279,626	(227,910,868)	113,713,251
Derivative financial instruments (cost), net	(9,379,711)	239,681	—	95,455	(241,846)	(3,997,112)	—	—	(13,283,533)
Foreign exchange (loss) income — net	(55,653,581)	(238,351,425)	(463,944)	—	(483,957)	42,206,754	(3,660,049)	—	(256,406,202)
Profit sharing in associates	(10,983)	(1,282,079)	968	—	(47,807)	(415,556,484)	(634,876)	417,953,100	421,839
Total duties, taxes and other	79,062,082	—	4,438,500	81,431	2,661,553	(1,969,233)	670,856	—	84,945,189
Net (loss) income	Ps.49,379,631	(482,968,486)	15,984,193	241,103	(222,214)	(429,954,397)	(515,689)	417,953,101	Ps.(430,102,758)
Total current assets	1,060,328,199	230,965,284	286,288,899	39,682,801	285,885,805	1,827,135,217	117,892,578	(3,361,651,942)	486,526,841
Total non-current assets	964,811,813	573,325,253	153,108,988	33,941,832	116,474,781	92,549,757	548,528,707	(656,057,564)	1,826,683,567
Total current liabilities	560,920,301	1,636,480,309	74,487,469	14,120,333	224,292,224	1,851,323,400	52,289,265	(3,361,579,362)	1,052,333,939
Total long-term liabilities	1,914,572,534	592,695,746	78,452,904	2,754,731	1,581,714	1,807,287,611	58,283,112	(1,455,570,177)	3,000,058,175
Total equity (deficit)	(450,352,823)	(1,424,885,518)	286,457,514	56,749,569	176,486,648	(1,738,926,037)	555,848,908	799,440,033	(1,739,181,706)
Depreciation and amortization of wells, pipelines, properties, plant and equipment	92,924,986	7,537,623	4,689,577	1,870,533	204,574	427,909	1,765,195	—	109,420,397
Depreciation of rights of use	242,968	2,372,894	272,436	476,839	541,933	451,895	151,361	—	4,510,326
Net periodic cost of employee benefits	29,300,521	41,900,776	6,931,799	—	2,887	26,036,992	47,173	—	104,220,148
Interest income [1]	135,581	434,202	17,827	234,578	365,766	7,070,805	1,261,248	—	9,520,007
Interest cost [2]	(3,214,151)	2,411,338	264,193	193,978	4,191,533	100,872,900	1,600,620	—	106,320,411

[1] Included in financing income.

[2] Included in financing cost.

87 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

For the three-month period ended September 30, 2024	Exploration and Production	Industrial Transformation	Logistics	DPRLP	Trading Companies	Corporate	Other Operating Subsidiary Companies	Intersegment eliminations	Total
Revenues:									
Trade	Ps.80,278,436	161,060,502	—	48,039,379	131,522,956	—	4,608,092	—	Ps.425,509,365
Intersegment	143,637,481	94,400,399	22,435,555	3,024,980	135,467,793	(6,101,146)	14,404,257	(407,269,319)	—
Services income	6,888	41,949	48,725	159	504,387	145	10,381	—	612,634
(Impairment) of wells, pipelines, properties, plant and equipment, net	(3,567,530)	(31,479,678)	754,754	—	—	—	—	—	(34,292,454)
Cost of sales	120,233,424	293,114,118	16,209,890	51,386,441	265,862,892	313,815	15,815,009	(416,491,176)	346,444,413
Gross income	100,121,851	(69,090,946)	7,029,144	(321,923)	1,632,244	(6,414,816)	3,207,721	9,221,857	45,385,132
Distribution, transportation and sale expenses	170,930	450,549	1,218,340	—	20,994	28,082	(702)	1,641,598	3,529,791
Administrative expenses	(250,615)	10,867,203	808,094	561,818	831,429	21,230,095	2,041,997	7,450,770	43,540,791
Other revenues	1,043,584	964,661	97,738	(181,587)	484,018	748,521	175,190	—	3,332,125
Other expenses	1,089,478	(125,220)	3,119	2	30,019	7	1,198	140,109	1,138,712
Operating income	100,155,642	(79,318,817)	5,097,329	(1,065,330)	1,233,820	(26,924,479)	1,340,418	(10,620)	507,963
Financing income	20,110,041	239,042	4,982,629	352,404	348,326	49,348,539	602,698	(73,908,139)	2,075,540
Financing cost	42,437,595	9,586,436	76,177	99,917	1,971,128	61,497,005	863,271	(73,918,760)	42,612,769
Derivative financial instruments income (cost) , net	1,359,497	82,940	—	3,273	402,766	651,308	—	—	2,499,784
Foreign exchange (loss) — net	(35,021,117)	(113,874,412)	(268,680)	—	(25,555)	21,203,103	(2,124,399)	—	(130,111,060)
Profit sharing in associates	(117,478)	(800,626)	(37)	—	(2,059,213)	(154,725,343)	(3,083,360)	160,942,680	156,623
Total duties, taxes and other	1,361,451	—	1,720,307	33,412	1,132,915	(10,608,564)	331,961	—	(6,028,518)
Net (loss) income	Ps.42,687,539	(203,258,309)	8,014,757	(842,982)	(3,203,899)	(161,335,313)	(4,459,875)	160,942,681	Ps.(161,455,401)
Depreciation and amortization of wells, pipelines, properties, plant and equipment	29,911,969	2,154,679	1,491,906	783,917	68,339	143,772	607,186	—	35,161,768
Depreciation of rights of use	82,547	806,041	87,710	198,393	192,390	150,631	76,938	—	1,594,650
Net periodic cost of employee benefits	9,887,798	14,150,669	2,399,715	—	1,312	8,769,135	15,859	—	35,224,488
Interest income (1)	33,895	89,088	8,141	66,244	133,038	2,524,382	477,211	—	3,331,999
Interest cost (2)	(304,596)	865,506	76,141	99,917	1,414,106	35,873,244	530,255	—	38,554,573

(1) Included in financing income.
(2) Included in financing cost.

88 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

For the nine-month period ended September 30, 2023	Exploration and Production	Industrial Transformation	Logistics	DPRLP	Trading Companies	Corporate	Other Operating Subsidiary Companies	Intersegment eliminations	Total
Revenues:									
Trade	Ps.326,681,664	582,370,544	—	134,228,006	231,681,294	—	16,612,475	—	Ps.1,291,573,983
Intersegment	349,649,964	204,985,694	77,309,358	8,816,626	441,810,012	69,794,786	43,005,200	(1,195,371,640)	—
Services income	19,399	256,165	1,183,894	—	1,335,569	615	35,473	—	2,831,115
(Impairment) of wells, pipelines, properties, plant and equipment, net	(62,725,055)	(11,461,191)	(11,306)	—	—	—	—	—	(74,197,552)
Cost of sales	347,995,457	870,881,418	60,818,882	128,139,976	660,436,239	855,925	54,644,443	(1,123,206,687)	1,000,565,653
Gross income	265,630,515	(94,730,206)	17,663,064	14,904,656	14,390,636	68,939,476	5,008,705	(72,164,953)	219,641,893
Distribution, transportation and sale expenses	407,035	15,103,787	14,965	—	106,440	72,864	58,593	(7,140,871)	8,622,813
Administrative expenses	56,114,536	46,735,669	16,076,448	936,203	2,347,112	57,497,408	5,339,226	(65,032,266)	120,014,336
Other revenues	2,158,710	7,476,838	671,412	39,875	559,353	671,891	3,531,380	—	15,109,459
Other expenses	16,779,971	842,940	1,472	18,235	143,274	986	179,900	(7,430)	17,959,348
Operating income	194,487,683	(149,935,764)	2,241,591	13,990,093	12,353,163	12,040,109	2,962,366	15,614	88,154,855
Financing income	46,072,318	887,740	14,027,927	605,726	435,436	115,008,242	1,166,904	(162,468,870)	15,735,423
Financing cost	92,093,244	21,498,230	275,986	119,832	4,124,271	153,641,450	1,986,765	(162,453,254)	111,286,524
Derivative financial instruments (cost), net	(732,590)	276,481	—	—	(362,882)	(5,830,065)	—	—	(6,649,056)
Foreign exchange income (loss) - net	104,222,634	80,896,584	123,489	—	38,940	(6,039,281)	3,639,330	—	182,881,696
Profit sharing in associates	(20,095)	480,310	28	—	21,601,383	39,828,966	28,985,669	(90,556,085)	320,176
Total duties, taxes and other	161,175,159	—	4,439,739	106,108	1,598,996	(1,690,020)	501,792	—	166,131,774
Net income (loss)	Ps.90,761,547	(88,892,879)	11,677,310	14,369,879	28,342,773	3,056,541	34,265,712	(90,556,087)	Ps.3,024,796
Depreciation and amortization of wells, pipelines, properties, plant and equipment	70,980,574	7,992,227	4,658,725	1,632,809	217,342	423,162	1,497,775	—	87,402,614
Depreciation of rights of use	214,626	2,363,645	291,299	407,895	586,555	442,232	85,113	—	4,391,365
Net periodic cost of employee benefits	27,629,094	40,264,342	6,207,951	—	2,055	24,516,466	35,504	—	98,655,412
Interest income [1]	135,442	654,263	36,204	316,982	110,309	9,065,807	818,430	—	11,137,437
Interest cost [2]	(449,023)	2,535,607	275,499	119,832	3,386,898	96,450,619	1,681,743	—	104,001,175

[1] Included in financing income.

[2] Included in financing cost.

89 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

For the three-month period ended September 30, 2023	Exploration and Production	Industrial Transformation	Logistics	DPRLP	Trading Companies	Corporate	Other Operating Subsidiary Companies	Intersegment eliminations	Total
Revenues:									
Trade	Ps.116,472,969	190,770,615	—	52,356,062	94,852,689	—	6,628,712	—	Ps.461,081,047
Intersegment	106,464,231	82,689,778	22,642,592	2,569,283	160,521,518	24,759,973	16,020,560	(415,667,935)	—
Services income	6,220	91,520	299,619	—	323,019	158	7,676	—	728,212
(Impairment) of wells, pipelines, properties, plant and equipment, net	(3,188,960)	(4,912,795)	(11,306)	—	—	—	—	—	(8,113,061)
Cost of sales	122,618,423	293,763,555	20,776,466	47,470,021	250,731,960	395,394	21,912,110	(389,647,415)	368,020,514
Gross income	97,136,037	(25,124,437)	2,154,439	7,455,324	4,965,266	24,364,737	744,838	(26,020,520)	85,675,684
Distribution, transportation and sale expenses	90,098	5,531,789	(109,316)	—	52,200	55,905	18,521	(4,505,739)	1,133,458
Administrative expenses	20,070,106	13,529,694	5,558,015	559,934	1,069,021	19,364,748	2,068,452	(21,690,099)	40,529,871
Other revenues	591,158	801,185	(337,403)	26,027	196,296	37,967	1,623,781	—	2,939,011
Other expenses	14,380,867	823,092	21	(256,955)	2,279	34	176,373	163,289	15,289,000
Operating income	63,186,124	(44,207,827)	(3,631,684)	7,178,372	4,038,062	4,982,017	105,273	12,029	31,662,366
Financing income	16,019,793	327,917	4,852,626	263,101	228,996	36,026,694	563,474	(50,771,709)	7,510,892
Financing cost	30,179,008	4,277,136	75,567	40,740	1,563,338	50,347,963	781,633	(50,759,678)	36,505,707
Derivative financial instruments (cost), net	(8,009,935)	(113,997)	—	—	(188,627)	(1,124,836)	—	—	(9,437,395)
Foreign exchange (loss) income -net	(15,788,024)	(35,621,387)	(56,998)	—	(28,747)	4,409,526	(708,806)	—	(47,794,436)
Profit sharing in associates	15,913	(2,056,431)	(16)	—	8,897,766	(73,621,949)	10,292,047	56,640,877	168,207
Total duties, taxes and other	23,386,911	—	452,815	37,453	1,197,684	(542,027)	205,450	—	24,738,286
Net (loss) income	Ps.1,857,952	(85,948,861)	635,546	7,363,280	10,186,428	(79,134,484)	9,264,905	56,640,875	Ps.(79,134,359)
Depreciation and amortization of wells, pipelines, properties, plant and equipment	25,574,594	2,286,030	1,501,479	576,330	68,053	139,330	465,620	—	30,611,436
Depreciation of rights of use	101,168	776,527	79,445	407,895	464,211	147,411	29,131	—	2,005,788
Net periodic cost of employee benefits	8,880,743	13,053,216	1,858,687	—	4	7,877,738	12,502	—	31,682,890
Interest income [1]	46,367	168,398	3,316	132,058	69,853	2,932,110	452,524	—	3,804,626
Interest cost [2]	(223,773)	810,030	75,545	40,740	1,239,807	32,144,704	603,425	—	34,690,478

[1]Included in financing income.

[2]Included in financing cost.

As of December 31, 2023	Exploration and Production	Industrial Transformation	Logistics	DPRLP	Trading Companies	Corporate	Other Operating Subsidiary Companies	Intersegment eliminations	Total
Total current assets	Ps.909,819,796	218,747,813	274,384,409	34,058,111	235,899,424	1,850,711,295	111,621,072	(3,096,701,174)	Ps.538,540,746
Total non-current assets	910,837,120	521,938,961	162,309,993	27,058,584	101,729,105	158,576,028	448,587,744	(566,102,945)	1,764,934,590
Total current liabilities	629,264,289	1,161,203,831	89,855,544	10,696,459	182,349,198	2,071,859,608	75,119,615	(3,096,630,883)	1,123,717,661
Total non-current liabilities	1,727,159,904	625,142,251	83,574,554	3,191,749	1,247,810	1,590,289,886	58,281,618	(1,256,151,287)	2,832,736,485
Equity (deficit), net	(535,767,277)	(1,045,659,308)	263,264,304	47,228,487	154,031,521	(1,652,862,171)	426,807,583	689,978,051	(1,652,978,810)

90 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

NOTE 7. REVENUE

For the nine- and three month periods ended September 30, 2024 and 2023, the revenues were as follows:

A. Revenue disaggregation

For the nine-month periods ended September 30,	Exploration and Production	Industrial Transformation	Logistics	DPRLP	Trading Companies	Corporate	Other Operating Subsidiary Companies	Total
Geographical market								
2024								
United States	Ps.139,674,319	—	—	123,771,235	94,965,542	—	1,662,811	Ps.360,073,907
Other	54,925,706	—	—	—	21,446,430	—	395,603	76,767,739
Europe	53,229,739	—	—	—	12,829,325	—	—	66,059,064
Local	109,946	482,599,661	296,360	—	241,144,092	584	14,497,091	738,647,734
Total	**Ps.247,939,710**	**482,599,661**	**296,360**	**123,771,235**	**370,385,389**	**584**	**16,555,505**	**Ps.1,241,548,444**
2023								
United States	Ps.217,971,647	—	—	134,228,006	104,523,934	—	1,482,472	Ps.458,206,059
Other	60,332,448	—	—	—	7,762,101	—	106,368	68,200,917
Europe	47,808,171	—	—	—	2,566,390	—	—	50,374,561
Local	588,797	582,626,709	1,183,894	—	118,164,438	615	15,059,108	717,623,561
Total	**Ps.326,701,063**	**582,626,709**	**1,183,894**	**134,228,006**	**233,016,863**	**615**	**16,647,948**	**Ps.1,294,405,098**
Major products and services								
2024								

Crude oil	Ps.247,829,764	—	—	—	10,672,199	—	—	Ps.258,501,963
Gas	89,860	43,432,462	—	2,726,979	12,909,132	—	—	59,158,433
Refined petroleum products	—	427,053,488	—	658,943	256,750,284	—	—	684,462,715
Other	—	11,895,093	—	120,384,965	88,639,583	—	16,530,921	237,450,562
Services	20,086	218,618	296,360	348	1,414,191	584	24,584	1,974,771
Total	**Ps.247,939,710**	**482,599,661**	**296,360**	**123,771,235**	**370,385,389**	**584**	**16,555,505**	**Ps.1,241,548,444**
2023								
Crude oil	Ps.326,574,177	—	—	—	3,446,986	—	—	Ps.330,021,163
Gas	107,487	46,858,440	—	3,514,792	26,401,001	—	—	76,881,720
Refined petroleum products	—	534,179,948	—	892,873	201,769,322	—	—	736,842,143
Other	—	1,332,156	—	129,820,341	63,985	—	16,612,475	147,828,957
Services	19,399	256,165	1,183,894	—	1,335,569	615	35,473	2,831,115
Total	**Ps.326,701,063**	**582,626,709**	**1,183,894**	**134,228,006**	**233,016,863**	**615**	**16,647,948**	**Ps.1,294,405,098**
Timing of revenue recognition								
2024								
Products transferred at a point in time	Ps.247,919,624	475,139,359	296,360	123,770,887	368,971,198	—	16,530,921	Ps.1,232,628,349
Products and services transferred over the time	20,086	7,460,302	—	348	1,414,191	584	24,584	8,920,095
Total	**Ps.247,939,710**	**482,599,661**	**296,360**	**123,771,235**	**370,385,389**	**584**	**16,555,505**	**Ps.1,241,548,444**
2023								
Products transferred at a point in time	Ps.326,681,664	565,247,312	1,183,894	134,228,006	231,681,294	—	16,612,475	Ps.1,275,634,645
Products and services transferred over the time	19,399	17,379,397	—	—	1,335,569	615	35,473	18,770,453
Total	**Ps.326,701,063**	**582,626,709**	**1,183,894**	**134,228,006**	**233,016,863**	**615**	**16,647,948**	**Ps.1,294,405,098**

91 of 125

PEMEX Consolidated

Ticker: PEMEX Quarter: 3 Year: 2024

For the three-month periods ended September 30,	Exploration and Production	Industrial Transformation	Logistics	DPRLP	Trading Companies	Corporate	Other Operating Subsidiary Companies	Total
Geographical market								
2024								
United States	Ps.42,917,676	—	—	48,039,538	29,316,075	—	851,202	Ps.121,124,491
Other	18,900,083	—	—	—	8,354,394	—	172,760	27,427,237
Europe	18,430,447	—	—	—	3,680,025	—	—	22,110,472
Local	37,118	161,102,451	48,725	—	90,676,849	145	3,594,511	255,459,799
Total	**Ps.80,285,324**	**161,102,451**	**48,725**	**48,039,538**	**132,027,343**	**145**	**4,618,473**	**Ps.426,121,999**
2023								
United States	Ps.81,958,914	—	—	52,356,062	35,561,317	—	613,219	Ps.170,489,512
Other	20,572,761	—	—	—	2,497,404	—	65,848	23,136,013
Europe	13,911,401	—	—	—	(7,375)	—	—	13,904,026
Local	36,113	190,862,135	299,619	—	57,124,362	158	5,957,321	254,279,708
Total	**Ps.116,479,189**	**190,862,135**	**299,619**	**52,356,062**	**95,175,708**	**158**	**6,636,388**	**Ps.461,809,259**
Major products and services								
2024								
Crude oil	Ps.80,248,205	—	—	—	5,206,475	—	—	Ps.85,454,680
Gas	30,231	15,927,735	—	2,726,979	4,043,691	—	—	22,728,636
Refined petroleum products	—	142,519,341	—	(52,688,433)	35,823,328	—	—	125,654,236
Other	—	2,613,426	—	98,000,833	86,449,462	—	4,608,092	191,671,813
Services	6,888	41,949	48,725	159	504,387	145	10,381	612,634
Total	**Ps.80,285,324**	**161,102,451**	**48,725**	**48,039,538**	**132,027,343**	**145**	**4,618,473**	**Ps.426,121,999**
2023								
Crude oil	Ps.116,443,078	—	—	—	1,491,611	—	—	Ps.117,934,689
Gas	29,891	15,209,450	—	1,074,987	9,130,512	—	—	25,444,840
Refined petroleum products	—	176,462,997	—	353,233	84,622,478	—	—	261,438,708
Other	—	(901,832)	—	50,927,842	(391,912)	—	6,628,712	56,262,810
Services	6,220	91,520	299,619	—	323,019	158	7,676	728,212
Total	**Ps.116,479,189**	**190,862,135**	**299,619**	**52,356,062**	**95,175,708**	**158**	**6,636,388**	**Ps.461,809,259**
Timing of revenue recognition								
2024								
Products transferred at a point in time	Ps.80,278,436	161,102,451	48,725	48,039,379	131,522,956	—	4,608,092	Ps.425,600,039
Products and services transferred over the time	6,888	—	—	159	504,387	145	10,381	521,960
Total	**Ps.80,285,324**	**161,102,451**	**48,725**	**48,039,538**	**132,027,343**	**145**	**4,618,473**	**Ps.426,121,999**
2023								
Products transferred at a point in time	Ps.116,472,969	183,917,952	299,619	52,356,062	94,852,689	—	6,628,712	Ps.454,528,003
Products and services transferred over the time	6,220	6,944,183	—	—	323,019	158	7,676	7,281,256
Total	**Ps.116,479,189**	**190,862,135**	**299,619**	**52,356,062**	**95,175,708**	**158**	**6,636,388**	**Ps.461,809,259**

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PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

Nature, performance obligations and timing of revenue recognition-

Revenue is measured based on the consideration specified in a contract with a customer. PEMEX recognizes revenue when it transfers control over a good or service to a customer.

The following table provides information about the nature and timing of the satisfaction of performance obligations in contracts with customers, including significant payment terms and the related revenue.

Products / services	Nature, performance obligations	Timing of revenue recognition
Crude oil sales	Export sales of crude oil are based on delivery terms established in contracts or orders. All sales are performed by the Free on Board International commercial term ("FOB" Incoterm). Crude oil sale contracts consider possible customers' claims due to product quality, volume or delays in boarding, which are estimated in the price of the transaction. For orders that have variations in price, revenue is adjusted on the closing date of each period. The subsequent variations in the fair value at the different reporting dates are recognized according to IFRS 9. The price of the product is determined based on a market components formula and the sale of crude oil.	Revenue is recognized at a point in time when control of the crude oil has transferred to the customer, which occurs when the product is delivered at the point of shipping. Invoices are generated at that time and are mostly payable within the deadlines established in contracts or orders. Payments in respect of crude oil sold and delivered shall be made within 30 days after the date of the bill of lading therefor. For international market crude oil sales, revenue is recognized with a provisional price, which undergoes subsequent adjustments until the product has arrived at the port of destination. There may be a period of up to two months in determining the final sale price, such as in the case of sales to some regions. Revenue is measured initially estimating variables such as quality and volume claims, delays in boarding, etc.
Sale of petroleum products	For all petroleum products, there is only one performance obligation that includes transport and handling services to the point of delivery. The price is determined based on the price at the point of delivery, adding the price of the services rendered (freight, handling of jet fuel, etc.) with the provisions and terms established by the *Comisión Reguladora de Energía* (Energy Regulatory Commission or "CRE").	Revenue is recognized at a point in time when control is transferred to the customer, which occurs either at the point of shipping or when it is delivered at the customer's facilities. Therefore, transportation fees can be included in the price of sale of the product and are considered part of a single performance obligation since transportation is rendered before control is transferred. Revenue is initially measured by estimating variables such as quality and volume claims, etc. Invoices are usually payable within 30 days.
Sales of natural gas	There is only one performance obligation that includes transport and handling services to the point of delivery.	Revenue is recognized at a point in time when control is transferred to the customer, which occurs when it is delivered at the customer's

93 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

Products / services	Nature, performance obligations	Timing of revenue recognition
	The transaction price is established at the time of sale, including the estimation of variable considerations such as capacity, penalties, extraordinary sales not included in contracts, adjustments for quality or volume claims, and incentives for the purchase of products; which are known days after the transaction. Such variable consideration is recognized to the extent that it is probable that it will not be reversed in a future period.	facilities. Therefore, transportation fees can be included in the price of sale of the product and are considered part of a single performance obligation since transportation is rendered before control is transferred. Revenue initially is measured estimating variables as quality and volume claims, etc. Invoices are usually payable within 30 days.
Services	In cases where within the same service order there are transportation and storage services, there could exist more than one performance obligation, depending on the term of the service. When there is a performance obligation, the price is not distributed, but if it is considered that there is more than one performance obligation, the price of the transaction is considered based on the prices established in the service orders and which also include penalties such as quality and volume claims.	Income is recognized over time as the service is rendered. Invoices are usually payable within 22 days.
Other products	There is only one performance obligation that includes transportation for delivery to destination. The sale and delivery of the product are made at the same time and because they are FOB, transportation fees are included in the price of sale of the product. The transaction price is established at the time of sale, including the estimation of variable considerations such as capacity, penalties, extraordinary sales not included in contracts, adjustments for quality or volume claims, and incentives for the purchase of products; which are known days after the transaction.	The price of the product is estimated on the date of sale and considers variables such as quality and volume claims, etc. Invoices are usually payable within 30 days.

94 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

B. Accounts receivable in the statement of financial position

As of September 30, 2024 and December 31, 2023, PEMEX had accounts receivable derived from customer contracts in the amounts of Ps.119,382,999 and Ps.111,394,431, respectively (see Note 10).

C. Practical expedients

i. Significant financial component, less than one year

PEMEX does not need to adjust the amount committed in consideration for goods and services to account for the effects of a significant financing component, since the transfer and the time of payment of a good or service committed to the customer is less than one year.

ii. Practical expedient

PEMEX applied the practical expedient, so disclosure about remaining performance obligations that conclude in less than one year is not needed.

When PEMEX is entitled to consideration for an amount that directly corresponds to the value of the performance that PEMEX has completed, it may recognize an income from ordinary activities for the amount to which it has the right to invoice.

D. The Automotive Incentive

On March 4, 2022, the Mexican Government published a decree in the Official Gazette of the Federation establishing a tax incentive pursuant to which PEMEX can recover the difference between the international reference price of gasoline and the price at which gasoline is traded in the domestic market, effective until December 31, 2024. The automotive incentive is included in the domestic revenues line item in the Statement of Comprehensive Income.

NOTE 8. FINANCIAL INSTRUMENTS

A. Accounting classifications and fair values of financial instruments

The following tables present information about PEMEX's carrying amounts and fair values of financial assets and financial liabilities, including their levels in the fair value hierarchy, as of September 30, 2024 and December 31, 2023. It does not include fair value information for financial assets and financial liabilities not measured at fair value if the carrying amount is a reasonable approximation of fair value.

95 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

	Carrying amount						Fair value hierarchy			
As of September 30, 2024	FVTPL	FVOCI – debt instruments	FVOCI – equity instruments	Financial assets at amortized cost	Other financial liabilities	Total carrying amount	Level 1	Level 2	Level 3	Total
Financial assets measured at fair value										
Derivative financial instruments	11,459,651	—	—	—	—	11,459,651	—	11,459,651	—	11,459,651
Equity instruments (1)	—	—	552,356	—	—	552,356	—	552,356	—	552,356
Total	11,459,651	—	552,356	—	—	12,012,007	—		—	—
Financial assets not measured at fair value										
Cash and cash equivalents	—	—	—	93,129,060	—	93,129,060	—	—	—	—
Customers	—	—	—	119,382,999	—	119,382,999	—	—	—	—
Officials and employees	—	—	—	5,675,641	—	5,675,641	—	—	—	—
Sundry debtors	—	—	—	34,161,892	—	34,161,892	—	—	—	—
Investments in associates	—	—	—	2,240,627	—	2,240,627	—	—	—	—
Notes receivable	—	—	—	1,074,705	—	1,074,705	—	—	—	—
Mexican Government Bonds	—	—	—	43,044,642	—	43,044,642	42,035,790	—	—	42,035,790
Other assets	—	—	—	9,829,558	—	9,829,558	—	—	—	—
Total	—	—	—	308,539,124	—	308,539,124		—	—	—
Financial liabilities measured at fair value										
Derivative financial instruments	(48,303,255)	—	—	—	—	(48,303,255)	—	(48,303,255)	—	(48,303,255)
Total	(48,303,255)	—	—	—	—	(48,303,255)	—		—	—
Financial liabilities not measured at fair value										
Suppliers	—	—	—	—	(402,873,764)	(402,873,764)	—	—	—	—
Accounts and accrued expenses payable	—	—	—	—	(97,474,854)	(97,474,854)	—	—	—	—
Leases	—	—	—	—	(46,180,481)	(46,180,481)	—	—	—	—
Debt	—	—	—	—	(1,910,077,003)	(1,910,077,003)	—	(1,721,797,874)	—	(1,721,797,874)
Total	—	—	—	—	(2,456,606,102)	(2,456,606,102)	0		0	0

[1] Refers to the participation in TAG Pipelines Sur, S. de R.L. de C.V.

96 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

	Carrying amount						Fair value hierarchy			
As of December 31, 2023	FVTPL	FVOCI – debt instruments	FVOCI – equity instruments	Financial assets at amortized cost	Other financial liabilities	Total carrying amount	Level 1	Level 2	Level 3	Total
Financial assets measured at fair value										
Derivative financial instruments	9,926,384	—	—	—	—	9,926,384	—	9,926,384	—	9,926,384
Equity instruments (1)	—	—	552,355	—	—	552,355	0	552,355	0	552,355
Total	9,926,384	—	552,355	0	—	10,478,739	0		0	0
Financial assets not measured at fair value										
Cash and cash equivalents	—	—	—	68,747,376	—	68,747,376	—	—	—	—
Customers	—	—	—	111,394,431	—	111,394,431	—	—	—	—
Officials and employees	—	—	—	5,633,492	—	5,633,492	—	—	—	—
Sundry debtors	—	—	—	35,253,635	—	35,253,635	—	—	—	—
Investments in associates	—	—	—	1,854,803	—	1,854,803	—	—	—	—
Notes receivable	—	—	—	1,179,706	—	1,179,706	—	—	—	—
Mexican Government Bonds	—	—	—	64,132,418	—	64,132,418	62,731,992	—	—	62,731,992
Other assets	—	—	—	6,109,398	—	6,109,398	—	—	—	—
Total	—	—	—	294,305,259	—	294,305,259		0	0	0
Financial liabilities measured at fair value										
Derivative financial instruments	(36,494,962)	—	—	—	—	(36,494,962)	—	(36,494,962)	—	(36,494,962)
Total	(36,494,962)	—	—	—	—	(36,494,962)	0		0	0
Financial liabilities not measured at fair value										
Suppliers	—	—	—	—	(368,345,849)	(368,345,849)	—	—	—	—
Accounts and accrued expenses payable	—	—	—	—	(83,646,764)	(83,646,764)	—	—	—	—
Leases	—	—	—	—	(41,848,333)	(41,848,333)	—	—	—	—
Debt	—	—	—	—	(1,794,470,357)	(1,794,470,357)	—	(1,577,509,797)	—	(1,577,509,797)
Total	—	—	—	—	(2,288,311,303)	(2,288,311,303)	0		0	0

(1) Refers to the participation in TAG Pipelines Sur, S. de R.L. de C.V.

Debt is recognized at amortized cost and the fair value of debt is estimated using quotes from major market sources which are then adjusted internally using standard market pricing models. As a result of relevant assumptions, the estimated fair value does not necessarily represent the actual terms at which existing transactions could be liquidated or unwound.

B. Fair value hierarchy

PEMEX values the fair value of its financial instruments under standard methodologies commonly applied in the financial markets. PEMEX's related assumptions and inputs therefore fall under the three Levels of the fair value hierarchy for market participant assumptions, as described below.

The fair values determined by Level 1 inputs utilize quoted prices in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs are based on quoted prices for similar assets or liabilities in active markets, and inputs other than quoted prices that are observed for assets or liabilities. Level 3 inputs are unobservable inputs for the assets or liabilities, and include situations where there is little, if any, market activity for the assets or liabilities.

Management uses appropriate valuation techniques based on the available inputs to measure the fair values of PEMEX's applicable financial assets and liabilities.

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PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

When available, PEMEX measures fair value using Level 1 inputs, because they generally provide the most reliable evidence of fair value.

C. Fair value of DFIs

PEMEX periodically evaluates its exposure to international hydrocarbon prices, interest rates and foreign currencies and uses DFIs as a mitigation mechanism when potential sources of market risk are identified.

PEMEX monitors the fair value of its DFI portfolio on a periodic basis. The fair value, or Mark-to-Market (MtM), represents the price at which one party would assume the rights and obligations of the other and is calculated for DFIs through models commonly used in the international financial markets based on inputs obtained from major market information systems and price providers. Therefore, PEMEX does not have an independent third party to value its DFIs.

PEMEX calculates the fair value of its DFIs through the tools developed by its market information providers such as Bloomberg, and through valuation models implemented in software packages used to integrate all of PEMEX's business areas and accounting, such as SAP (System Applications Products).

PEMEX's DFI portfolio is composed primarily of swaps, for which fair value is estimated by projecting future cash flows and discounting them with the corresponding market discount factor; for the projection of variable flows, the prices of future contracts of each of the references corresponding to these trades are used.

For currency and interest rate options this is done through the Black and Scholes model, which uses as inputs the prices of the underlying futures, the reference prices agreed in the contracted instruments, the market risk-free rates and the implied volatilities of the instruments traded in the markets. In the case of crude oil options, the Levy Model for Asian options is used, which is based on the Black and Scholes Model, with the difference that this model weights the prices of the futures involved during the hedging period and contemplates a volatility adjustment, based on the terms of the corresponding futures.

According to IFRS 13 "Fair Value Measurement", the MtM of DFIs must reflect the creditworthiness of the parties. Consequently, the fair value of a DFI takes into account the risk that either party may default on its obligation. Due to the above, PEMEX applies the credit value adjustment ("CVA") method to calculate the fair value of its DFIs.

For each DFI, the CVA is calculated by determining the difference between the MtM and the estimated MtM adjusted for credit risk. In determining the credit risk, the CVA method takes into account the current market perception about the credit risk of both counterparties, using the following inputs: a) the MtM projection for each payment date based on forward yield curves; b) the implied default probability obtained from both, PEMEX and the counterparty's credit default swaps, at each payment date; and c) the default recovery rates of each counterparty.

Given that PEMEX's hedges are cash flow hedges, their effectiveness is preserved regardless of variations in the underlying assets or reference variables since, over time, asset flows are offset by liabilities flows. Therefore, and in addition to the fact that these hedges are established for accounting purposes as trading instruments, it is not considered necessary to measure the hedge's effectiveness or to monitor them..

PEMEX's DFIs' fair-value assumptions and inputs fall under Level 2 of the fair value hierarchy for market participant assumptions.

98 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

D. Accounting treatment applied and impact in the financial statements

PEMEX enters into derivatives transactions with the sole purpose of hedging financial risks related to its operations, firm commitments, planned transactions and assets and liabilities recorded on its statement of financial position. Nonetheless, some of these transactions do not qualify for hedge accounting treatment because they do not meet the requirements of the accounting standards for designation as hedges. They are therefore recorded in the condensed consolidated interim financial statements as instruments entered into for trading purposes, despite the fact that their cash flows are offset by the cash flows of the positions (assets or liabilities) to which they relate. As a result, the changes in their fair value are recognized in the "Derivative financial instruments (cost) income, net" line item in the consolidated statement of comprehensive income.

As of September 30, 2024, and December 31, 2023, (includes the embedded derivative), the net fair value of PEMEX's DFIs, including both DFIs that have not reached maturity and those that have reached maturity but have not been settled, recognized in the condensed consolidated interim statement of financial position, was Ps. (36,843,604) and Ps. (26,568,577), respectively. As of September 30, 2024, and December 31, 2023, PEMEX did not have any DFIs designated as hedges for accounting purposes.

All of PEMEX's DFIs are treated, for accounting purposes, as instruments entered into for trading purposes, therefore any change in their fair value, caused by any act or event, impacts directly in the "Derivative financial instruments (cost) income, net" line item in the condensed consolidated interim statement of comprehensive income.

For the nine-month periods ended September 30, 2024, and 2023, PEMEX recognized a net (loss) of Ps.(13,283,533) and Ps.(6,649,056), respectively, in the "Derivative financial instruments (cost) income, net" line item with respect to DFIs treated as instruments entered into for trading purposes (the loss as of September 30, 2024, includes the loss from the cancellation of the embedded derivative).

In accordance with established accounting policies, PEMEX has analyzed the different non-financial contracts that PEMEX has entered into and has determined that according to the terms thereof none of these agreements meet the criteria to be classified as embedded derivatives. Accordingly, as of September 30, 2024, and December 31, 2023, PEMEX did not recognize any embedded derivatives (foreign currency or index) in the non-financial contracts.

As of December 31, 2023, PEMEX had recognized a favorable implicit forward of Ps.194,194 contained in an FX Single Cross Currency Swap contract, which expired in February 2024. As of September 30, 2024, PEMEX did not recognize effects from embedded derivatives in the financial contracts.

E. IBOR reference rates transition

As a result of the decision made by the Financial Stability Board (FSB), the Interbank Offered Rates (IBORs), such as the LIBOR in dollars (over-night "O/N", one week "1W", two months "2M" three months "3M", six months "6M" and twelve months "12M") or the EURIBOR in Euros, ceased being published and were replaced by alternative reference rates, based on risk-free rates obtained from market operations.

In the event that TIIE ceases to be published, the financial instruments portfolio referenced to these floating rates is composed of debt instruments and DFIs as shown below:

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PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

	Reference Rate	****Notional Amounts As of September 30, 2024 (in thousands of Mexican pesos)***
Debt	TIIE 28D MXN	178,289,241
	TIIE 91D MXN	12,894,260
	TIIE 182D MXN	3,800,000
DFI	TIIE 28D MXN	31,733,673

*Note: Notional amounts with maturity after September 30, 2024.

Regarding this matter, Banco de Mexico (the Mexican Central Bank) has announced that the 28-day TIIE will cease to be a reference for new contracts starting from January 1st, 2025. Similarly, the 91-day and 182-day TIIE ceased to be references for new contracts starting from January 1, 2024. Petroleos Mexicanos will take the necessary steps to modify the contracts referenced to TIIE rates in accordance with the modifications announced by Banco de Mexico.

PEMEX's portfolio also consists of additional debt instruments and DFIs referenced at fixed rates, which are not listed in the tables above since PEMEX's fixed rate portfolio will not be impacted by the IBOR transition.

According to the general market practice, PMI Trading credit agreements include the new language to use the Secured Overnight Funding Rate (SOFR) as the benchmark rate.

NOTE 9. CASH AND CASH EQUIVALENTS

As of September 30, 2024 and December 31, 2023, cash and cash equivalents were as follows:

	September 30, 2024		**December 31, 2023**	
Cash on hand and in banks [1]	Ps.	54,877,629	Ps.	45,728,321
Highly liquid investments [2]		38,251,431		23,019,055
Total of cash and cash equivalents	**Ps.**	**93,129,060**	**Ps.**	**68,747,376**

[1] Cash on hand and in banks is primarily composed of cash in banks.
[2] Mainly composed of short-term investments.

100 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

NOTE 10. CUSTOMERS AND OTHER FINANCING AND NON-FINANCING ACCOUNTS RECEIVABLE

As of September 30, 2024 and December 31, 2023, accounts receivable and other receivables were as follows:

A.Customers

		September 30, 2024		December 31, 2023
Domestic customers, net	Ps.	83,746,763	Ps.	79,069,658
Export customers, net		35,636,236		32,324,773
Total customers, net	**Ps.**	**119,382,999**	**Ps.**	**111,394,431**

B. Other financial and non-financial accounts receivable

		September 30, 2024		December 31, 2023
Financial assets:				
Sundry debtors [1]	Ps.	34,161,892	Ps.	35,253,635
Employees and officers		5,675,641		5,633,492
Total financial assets	**Ps.**	**39,837,533**	**Ps.**	**40,887,127**
Non-financial assets:				
Taxes to be recovered and prepaid taxes	Ps.	71,036,591	Ps.	155,336,028
Special Tax on Production and Services		13,055,658		2,603,657
Other accounts receivable		4,963,128		5,139,993
Total non-financial assets	**Ps.**	**89,055,377**	**Ps.**	**163,079,678**

[1] Includes Ps.(901,656) and Ps.(827,739) of impairment, as of September 30, 2024 and December 31, 2023, respectively.

NOTE 11. INVENTORIES

As of September 30, 2024 and December 31, 2023, inventories were as follows:

		September 30, 2024		December 31, 2023
Refined and petrochemicals products	Ps.	47,657,192	Ps.	51,455,826
Products in transit		27,425,532		25,510,618
Crude oil		23,832,590		28,428,427
Materials and products in stock		6,765,903		5,870,013
Gas and condensate products		139,977		160,180
Materials in transit		75,243		610,928
	Ps.	**105,896,437**	**Ps.**	**112,035,992**

101 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

NOTE 12. INVESTMENTS IN ASSOCIATES

A. The investments in associates as of September 30, 2024 and December 31, 2023 were as follows:

	Percentage of investment	September 30, 2024		December 31, 2023	
Sierrita Gas Pipeline LLC	35.00%	Ps.	927,670	Ps.	879,616
Frontera Brownsville, LLC.	50.00%		403,991		354,691
Administración del Sistema Portuario Nacional Dos Bocas, S. A. de C.V.	40.00%		292,086		74,529
Texas Frontera, LLC.	50.00%		233,597		178,421
Other, net	Various		211,372		183,898
CH4 Energía, S. A. de C.V.	50.00%		171,911		183,648
		Ps.	**2,240,627**	**Ps.**	**1,854,803**

Profit sharing in associates:

	Nine-month periods ended September 30,			
	2024		2023	
Administración del Sistema Portuario Nacional Dos Bocas, S.A. de C.V.	Ps.	217,558	Ps.	39,224
Sierrita Gas Pipeline LLC		87,608		117,552
Other, net		60,224		68,493
Texas Frontera, LLC.		31,544		51,904
CH4 Energía S.A. de C.V.		28,264		34,275
Ductos el Peninsular, S. A. P. I. de C. V.		1,024		—
Frontera Brownsville, LLC.		(4,383)		8,728
Profit sharing in associates	**Ps.**	**421,839**	**Ps.**	**320,176**

	Three-month periods ended September 30,			
	2024		2023	
Administración del Sistema Portuario Nacional Dos Bocas, S.A. de C.V.	Ps.	65,480	Ps.	17,968
Sierrita Gas Pipeline LLC		45,516		88,799
Other, net		25,517		22,365
Texas Frontera, LLC.		14,240		20,665
CH4 Energía S.A. de C.V.		6,823		11,305
Ductos el Peninsular, S. A. P. I. de C. V.		—		—
Frontera Brownsville, LLC.		(953)		7,105
Profit sharing in associates	**Ps.**	**156,623**	**Ps.**	**168,207**

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PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

B. Additional information about the significant investments in associates is presented below:

- *Sierrita Gas Pipeline LLC.* This company was created on June 24, 2013. Its main activity is the developing of projects related to the transportation infrastructure of gas in the United States. This investment is recorded under the equity method.

- *Frontera Brownsville, LLC.* Effective April 1, 2011, PMI SUS entered into a joint venture with TransMontaigne Operating Company L.P (TransMontaigne) to create Frontera Brownsville, LLC. Frontera Brownsville, LLC was incorporated in Delaware, United States, and has the corporate power to own and operate certain facilities for the storage and treatment of clean petroleum products. This investment is recorded under the equity method.

- *Texas Frontera, LLC.* This company was constituted on July 27, 2010, and its principal activity is the lease of tanks for the storage of refined product. PMI SUS, which owns 50.00% interest in Texas Frontera, entered into a joint venture with Magellan OLP, L.P. (Magellan), and together they are entitled to the results in proportion of their respective investment. The company has 7 tanks with a capacity of 120,000 barrels per tank. This joint venture is recorded under the equity method.

- *CH4 Energía, S.A. de C.V.* This company was constituted on December 21, 2000. CH4 Energía engages in the purchase and sale of natural gas and in activities related to the trading of natural gas, such as transport and distribution in Valle de Toluca, México. This joint venture is recorded under the equity method.

- *Administración del Sistema Portuario Nacional Dos Bocas S.A. de C.V. (previously Administración Portuaria Integral de Dos Bocas, S.A. de C.V.).* This company was constituted on August 12, 1999. Its primary activity is administrating the Dos Bocas port, which is in Mexico's public domain, promoting the port's infrastructure and providing related port services. This investment is recorded under the equity method.

103 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

NOTE 13. WELLS, PIPELINES, PROPERTIES, PLANT AND EQUIPMENT, NET

As of September 30, 2024, 2023 and December 31, 2023, wells, pipelines, properties, plant and equipment, net, is presented as follows:

	Plants	Drilling equipment	Pipelines	Wells	Buildings	Offshore platforms	Furniture and equipment	Transportation equipment	Construction in progress [1]	Land	Total fixed assets
Investment											
Balances as of January 1, 2023	**Ps.1,053,836,879**	**14,840,995**	**493,683,632**	**1,586,407,714**	**73,865,712**	**420,363,210**	**50,809,657**	**29,297,417**	**374,025,584**	**53,125,295**	**Ps.4,150,256,095**
Acquisitions	10,776,830	3,090,780	1,715,570	25,757,400	13,360	1,129,700	1,225,920	2,864,520	156,091,590	128,090	202,793,760
Reclassifications	2,098,250	—	103,360	2,967,760	(30,860)	(1,844,530)	43,270	(60)	(112,100)	—	3,225,090
Capitalization	10,120,490	—	10,780,630	59,000,230	260,310	7,966,840	587,390	49,700	(88,765,590)	—	—
Disposals	(6,333,370)	(1,156,350)	(17,979,170)	(1,094,130)	(49,390)	(944,190)	(570,820)	(59,810)	(4,149,920)	(2,420)	(32,339,570)
Translation effect	(12,740,160)	—	(219,730)	—	(934,660)	—	(65,450)	(406,010)	(20,734,850)	(233,160)	(35,334,020)
Balances as of September 30, 2023	**Ps.1,057,758,919**	**16,775,425**	**488,084,292**	**1,673,038,974**	**73,124,472**	**426,671,030**	**52,029,967**	**31,745,757**	**416,354,714**	**53,017,805**	**Ps.4,288,601,355**
Balances as of January 1, 2023	**Ps.1,053,836,879**	**14,840,995**	**493,683,632**	**1,586,407,714**	**73,865,712**	**420,363,210**	**50,809,657**	**29,297,417**	**374,025,584**	**53,125,295**	**Ps.4,150,256,095**
Acquisitions	24,218,720	5,271,100	4,266,300	36,368,940	24,280	2,164,860	2,564,910	3,447,500	249,698,512	140,930	328,166,052
Reclassifications	3,396,480	—	103,670	2,967,760	(197,220)	(2,648,540)	(246,280)	1,000	3,855,890	—	7,232,760
Capitalization	15,580,570	—	15,121,590	71,789,810	1,739,570	7,966,840	1,119,100	883,390	(114,200,870)	—	—
Disposals	(8,316,930)	(1,198,300)	(21,457,210)	(2,321,630)	(52,680)	(2,587,350)	(611,940)	(78,490)	(1,360,990)	(37,300)	(38,022,820)
Translation effect	(17,728,270)	—	(273,420)	—	(1,423,660)	—	(90,310)	(562,380)	(31,513,360)	(340,630)	(51,932,030)
Balances as of December 31, 2023	**Ps.1,070,987,449**	**18,913,795**	**491,444,562**	**1,695,212,594**	**73,956,002**	**425,259,020**	**53,545,137**	**32,988,437**	**480,504,766**	**52,888,295**	**Ps.4,395,700,057**
Acquisitions	7,476,120	5,124,610	3,184,650	45,149,840	10,490	694,070	1,582,600	606,690	135,642,460	—	199,471,530
Reclassifications	889,300	—	488,180	1,148,690	76,950	(868,610)	309,590	51,810	(7,480)	—	2,088,430
Capitalization	40,877,940	—	3,714,480	51,669,960	34,923,880	1,212,620	438,920	27,060	(132,892,280)	27,420	—
Disposals	(725,520)	(16,300)	(990)	—	(11,110)	(7,940)	(1,260,090)	(315,040)	(2,782,580)	(5,080)	(5,124,650)
Translation effect	19,175,470	—	(791,880)	—	1,962,400	—	128,100	604,410	36,201,070	365,560	57,645,130
Balances as of September 30, 2024	**Ps.1,138,680,759**	**24,022,105**	**498,039,002**	**1,793,181,084**	**110,918,612**	**426,289,160**	**54,744,257**	**33,963,367**	**516,665,956**	**53,276,195**	**Ps.4,649,780,497**

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Ticker: PEMEX Quarter: 3 Year: 2024

	Plants	Drilling equipment	Pipelines	Wells	Buildings	Offshore platforms	Furniture and equipment	Transportation equipment	Construction in progress [1]	Land	Total fixed assets
Accumulated depreciation and amortization											
Balances as of January 1, 2023	**Ps.(789,443,853)**	**(6,593,644)**	**(264,441,515)**	**(1,260,106,083)**	**(47,796,496)**	**(294,192,090)**	**(45,932,403)**	**(15,664,032)**	**(57,335,129)**	**—**	**Ps.(2,781,505,245)**
Depreciation and amortization	(24,361,100)	(526,030)	(9,497,240)	(41,645,430)	(1,388,460)	(7,837,130)	(1,096,360)	(1,050,864)	—	—	(87,402,614)
Reclassifications	(491,110)	—	(103,360)	(2,989,670)	296,380	98,620	(36,010)	60	—	—	(3,225,090)
(Impairment)	(24,609,910)	—	(14,641,010)	(39,710,970)	—	(24,990,370)	—	—	(1,414,602)	—	(105,366,862)
Reversal of impairment	13,863,830	—	648,720	12,067,350	—	—	50	28,830	4,560,530	—	31,169,310
Disposals	4,749,890	394,980	9,449,190	25,360	—	730,240	546,910	50,796	—	—	15,947,366
Translation effect	7,162,720	—	141,020	—	467,020	—	42,490	69,800	—	—	7,883,050
Balances as of September 30, 2023	**Ps.(813,129,533)**	**(6,724,694)**	**(278,444,195)**	**(1,332,359,443)**	**(48,421,556)**	**(326,190,730)**	**(46,475,323)**	**(16,565,410)**	**(54,189,201)**	**—**	**Ps.(2,922,500,085)**
Balances as of January 1, 2023	**Ps.(789,443,853)**	**(6,593,644)**	**(264,441,515)**	**(1,260,106,083)**	**(47,796,496)**	**(294,192,090)**	**(45,932,403)**	**(15,664,032)**	**(57,335,129)**	**—**	**Ps.(2,781,505,245)**
Depreciation and amortization	(33,219,850)	(714,350)	(12,824,020)	(73,618,580)	(1,858,330)	(12,164,310)	(1,645,720)	(1,510,116)	—	—	(137,555,276)
Reclassifications	45,407,770	—	(46,118,320)	(6,926,040)	327,930	109,160	(12,330)	74,390	(95,320)	—	(7,232,760)
(Impairment)	(45,202,986)	—	(22,452,490)	(55,380,990)	—	(26,134,930)	—	—	(4,808,840)	—	(153,980,236)
Reversal of impairment	19,244,900	—	18,153,170	52,926,380	23,570	29,485,650	10,100	33,078	5,305,870	—	125,182,718
Disposals	7,510,670	411,410	18,624,270	1,216,350	41,730	2,064,410	587,800	55,608	—	—	30,512,248
Translation effect	10,150,720	—	196,130	—	693,390	—	57,640	102,780	—	—	11,200,660
Balances as of December 31, 2023	**Ps.(785,552,629)**	**(6,896,584)**	**(308,862,775)**	**(1,341,888,963)**	**(48,568,206)**	**(300,832,110)**	**(46,934,913)**	**(16,908,292)**	**(56,933,419)**	**—**	**Ps.(2,913,377,891)**
Depreciation and amortization	(24,016,750)	(511,910)	(9,082,640)	(62,953,590)	(1,326,400)	(9,029,920)	(1,193,320)	(1,305,867)	—	—	(109,420,397)
Reclassifications	(107,420)	—	(488,180)	(1,148,790)	(31,320)	48,420	(309,430)	(51,810)	100	—	(2,088,430)
(Impairment)	(76,713,430)	—	(7,795,540)	(16,604,400)	—	(3,908,560)	—	—	(1,818,200)	—	(106,840,130)
Reversal of impairment	15,520,040	—	2,931,870	20,449,760	—	7,885,350	62,440	—	8,149,225	—	54,998,685
Disposals	578,440	11,630	970	—	8,060	5,070	1,255,820	237,821	—	—	2,097,811
Translation effect	(12,115,910)	—	804,780	—	(764,500)	—	(59,540)	(145,500)	—	—	(12,280,670)
Balances as of September 30, 2024	**Ps.(882,407,659)**	**(7,396,864)**	**(322,491,515)**	**(1,402,145,983)**	**(50,682,366)**	**(305,831,750)**	**(47,178,943)**	**(18,173,648)**	**(50,602,294)**	**—**	**Ps.(3,086,911,022)**
Wells, pipelines, properties, plant and equipment—net as of September 30, 2023	**Ps.244,629,386**	**10,050,731**	**209,640,097**	**340,679,531**	**24,702,916**	**100,480,300**	**5,554,644**	**15,180,347**	**362,165,513**	**53,017,805**	**Ps.1,366,101,270**
Wells, pipelines, properties, plant and equipment—net as of December 31, 2023	**Ps.285,434,820**	**12,017,211**	**182,581,787**	**353,323,631**	**25,387,796**	**124,426,910**	**6,610,224**	**16,080,145**	**423,571,347**	**52,888,295**	**Ps.1,482,322,166**
Wells, pipelines, properties, plant and equipment—net as of September 30, 2024	**Ps.256,273,100**	**16,625,241**	**175,547,487**	**391,035,101**	**60,236,246**	**120,457,410**	**7,565,314**	**15,789,719**	**466,063,662**	**53,276,195**	**Ps.1,562,869,475**
Depreciation rates	3 to 5%	5%	2 to 7%	—	3 to 7%	4%	3 to 10%	4 to 20%	—	—	
Estimated useful lives	20 to 35	20	15 to 45	—	33 to 35	25	3 to 10	5 to 25	—	—	

[1] Mainly wells, pipelines and plants.

A. For the nine-month periods ended September 30, 2024 and 2023, the financing cost identified with fixed assets in the construction or installation stage, capitalized as part of the value of such fixed assets, was Ps.6,403,471, and Ps.3,565,226, respectively. Financing cost rates during the nine-month periods ended September 30, 2024 and 2023 were 7.82% to 18.68%, and 5.40% to 6.64%, respectively.

B. The combined depreciation of fixed assets and amortization of wells for the nine-month periods ended September 30, 2024 and 2023, recognized in operating costs and expenses, was Ps.109,420,397 and Ps.87,402,614, respectively. These

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figures include Ps.131,336 and Ps.85,996 for oil and gas production assets and costs related to plugging and abandonment of wells for the nine-month periods ended September 30, 2024 and 2023, respectively.

C. As of September 30, 2024 and December 31, 2023, provisions relating to future plugging of wells costs amounted to Ps.75,188,303 and Ps.61,117,106 respectively, and are presented in the "Provisions for plugging of wells" (see Note 17).

D. For the nine-month periods ended September 30, 2024 and 2023, the translation effect of property, plant and equipment items from a different currency than the presentation currency was Ps.45,364,460 and Ps.(27,450,970), respectively, which was mainly plant.

E. During the nine-month periods ended September 30, 2024 and 2023, PEMEX recognized a net (impairment) of Ps.(51,841,445) and Ps.(74,197,552), respectively, which is presented as a separate line item in the condensed consolidated interim statement of comprehensive income as follows:

	For the nine-month periods ended September 30,	
	2024	**2023**
	(Impairment) / Reversal of impairment, net	
Pemex Industrial Transformation	Ps. (67,871,770)	Ps. (11,461,191)
Pemex Exploration and Production	15,447,401	(62,725,055)
Pemex Logistics	582,924	(11,306)
(Impairment), net	**Ps. (51,841,445)**	**Ps. (74,197,552)**

Cash-Generating Units of Pemex Industrial Transformation

As of September 30, 2024 and 2023, Pemex Industrial Transformation recognized a net impairment of Ps.(67,871,770) and Ps.(11,461,191), respectively, shown by CGUs as follows:

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PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

		2024		2023
Salina Cruz Refinery	Ps.	(17,468,195)	Ps.	—
Minatitlán Refinery		(15,335,373)		(4,347,233)
Cadereyta Refinery		(10,818,788)		—
Salamanca Refinery		(6,721,667)		5,750,669
Madero Refinery		(5,445,091)		(12,221,788)
Fertilizers		(3,238,389)		—
Ciudad Pemex Gas Processor Complex		(3,177,751)		—
Tula Refinery		(1,744,025)		—
Gas Burgos Gas Processor Complex		(1,665,672)		(61,587)
Cactus Gas Processor Complex		(1,321,110)		—
Morelos Ethylene Complex		(1,015,359)		—
Coatzacoalcos Gas Processor Complex		(435,265)		—
Cangrejera Ethylene Complex		(419,501)		—
La Venta Gas Processor Complex		(255,446)		—
Matapionche Gas Processor Complex		(158,745)		—
Pajaritos Ethylene Complex		(41,370)		—
Cosoleacaque Petrochemical Complex		—		(2,336,321)
Morelos Petrochemical Complex		—		232,685
Cangrejera Petrochemical Complex		—		515,690
Gas Arenque Processor Complex		2,621		(58,489)
Gas Poza Rica Processor Complex		149,459		(15,636)
Nuevo Pemex Gas Processor Complex		1,237,897		1,080,819
Total	**Ps.**	**(67,871,770)**	**Ps.**	**(11,461,191)**

As of September 30, 2024, Pemex Industrial Transformation recognized a net impairment of Ps.(67,871,770) due to a (i) decrease in estimated gross income as a result of adverse operation conditions and market situation; (ii) an increase in the discount rate of CGUs of refined products from 13.68% as of December 31, 2023 to 13.98% as of September 30, 2024, and (iii) variations in the exchange rate used in the projected cash-flows from Ps.16.9220 = U.S.$1.00 as of December 31, 2023 to Ps.19.6290 = U.S. $1.00 as of September 30, 2024.

As of September 30, 2023, the net impairment of Ps.(11,461,191) was due to a negative effect due to an exchange rate of Ps.19.4143 = U.S.$1.00 as of December 31, 2022 to Ps.17.6195 = U.S.$1.00 as of September 30, 2023. These effects were partially offset by (i) an improvement in production levels as a result of application of rehabilitation program and (ii) a slight decrease in the discount rate of CGUs of refined products by 14.16% as of December 31, 2022 to 13.88% as of September 30, 2023.

To determine the value in use of long-lived assets associated with the CGUs of Pemex Industrial Transformation, the net present value of cash flows was determined based on the following assumptions:

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PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

	As of September 30,									
	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023
	Refining		Gas		Petrochemicals		Ethylene		Fertilizers	
Average crude oil Price (U.S.$)	104.58	66.74	N.A.		N.A.		N.A.		N.A.	
Processed volume[1]	1030 mbd	896 mbd	2,428 mmpcd of humid gas	2,440 mmpcd of humid gas	Variable because the load inputs are diverse		Variable because the load inputs are diverse		Variable because the load inputs are diverse	
Rate of U.S.$	19.629	17.6195	19.629	17.6195	19.629	17.6195	19.629	17.6195	19.629	17.6195
Useful lives of the cash-generating units (year average)	11	12	7	6	5	4	6	5	5	5
Pre-tax discount rate	13.98	13.88%	14.09	13.03%	10.46	10.36%	10.46	10.36%	11.44	12.87%
Period[2]	2024-2034	2023-2033	2024-2030	2023-2028	2024-2028	2023-2026	2024-2029	2023-2027	2024-2028	2023-2027

[1]Average of the first four years.
[2]The first five years are projected and stabilize at year six.
N.A. = Not applicable

CGUs in Pemex Industrial Transformation are processing centers grouped according to their types of processes as refineries, gas complex processors, and petrochemical centers. These centers produce various finished products for direct sale to customers or intermediate products that can be processed in another of its CGUs or by a third party. Each processing center of Pemex Industrial Transformation represents the smallest unit that has distinguishable revenues, with clear costs and expenses that enable future cash flows (value in use) to be determined.

Cash flow determinations are made based on PEMEX's business plans, operating financial programs, forecasts of future prices of products related to the processes of the CGUs, budget programs and various statistical models that consider historical information of processes and the capacity of various processing centers.

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Ticker: PEMEX Quarter: 3 Year: 2024

The recoverable amount of assets is based on each asset's value in use. The value in use for each asset is calculated based on discounted cash flows, taking into consideration the volumes to be produced and sales to be carried out. As of September 30, 2024 and 2023, the value in use for the impairment of fixed assets was as follows:

		2024		2023
Tula Refinery	Ps.	49,412,422	Ps.	54,129,566
Salamanca Refinery		18,718,170		30,651,074
Cadereyta Refinery		18,327,939		—
Cangrejera Petrochemical Complex		10,957,462		4,921,852
Salina Cruz Refinery		9,691,783		48,864
Nuevo Pemex Gas Processor Complex		8,889,274		33,790,515
Ciudad Pemex Gas Processor Complex		8,206,845		—
Cactus Gas Processor Complex		5,791,934		—
Independencia Petrochemical Complex		2,551,933		—
La Venta Gas Processor Complex		1,141,934		—
Coatzacoalcos Gas Processor Complex		1,113,466		—
Pajaritos Petrochemical Complex		185,000		—
Burgos Gas Processor Complex		67,181		1,973,453
Matapionche Gas Processor Complex		—		328,623
Gas Arenque Processor Complex		—		48,387
Cosoleacaque Petrochemical Complex		—		702,887
Total	**Ps.**	**135,055,343**	**Ps.**	**126,595,221**

Cash-Generating Unit of Pemex Exploration and Production

During the nine-month periods ended September 30, 2024 and 2023, Pemex Exploration and Production recognized a reversal of impairment and net (impairment) of Ps.15,447,401 and Ps.(62,725,055), respectively, shown by CGUs as follows:

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Ticker: PEMEX Quarter: 3 Year: 2024

		2024		2023
Cantarell	Ps.	17,930,141	Ps.	3,934,091
Aceite Terciario del Golfo		10,725,678		(4,745,200)
Lakach		6,460,308		2,289,892
Ayin Alux		2,516,348		—
Tamaulipas Constituciones		2,383,525		390,390
Arenque		1,670,775		(573,479)
Burgos		494,325		(7,553,945)
Poza Rica		385,159		(984,600)
Misión CEE		78,299		(343,142)
Cuenca Macuspana		46,281		(33,468)
Santuario CEE		—		(170,392)
Ixtal - Manik		—		(6,113,877)
Cárdenas Mora CEE		—		(61,933)
Crudo Ligero Marino		—		(9,153,384)
Chuc		—		(23,096,914)
Bellota Chinchorro		—		(3,250,680)
Antonio J. Bermúdez		(3,742,263)		10,465,552
Ogarrio Magallanes		(9,968,924)		(12,072,400)
Tsimin Xux		(13,532,251)		(11,651,566)
Total	**Ps.**	**15,447,401**	**Ps.**	**(62,725,055)**

As of September 30, 2024 Pemex Exploration and Production recognized a net reversal of impairment of Ps.15,447,401 mainly due to: (i) an increase in crude oil gas and condensates prices, generating a positive effect of Ps.41,135,676 mainly in the Cantarell, Aceite Terciario del Golfo and Tamaulipas Constituciones CGUs; (ii) a positive effect of Ps.31,371,838, due to the fluctuations of the exchange rate from Ps.16.9220 = U.S.$1.00 as of December 31, 2023, to Ps.19.6290 = U.S.$1.00 as of September 30, 2024; and (iii) positive effect of the decrease in expenses of the period of Ps.28,543,448, due to changes in operational strategy such as the case of the Cantarell, Aceite Terciario del Golfo, Tamaulipas Constituciones and Lakach CGU. These effects were partially offset by (i) a negative effect in the discount rate of Ps.44,734,671, from 9.93% in December 31, 2023 to 10.28% in September 30, 2024; (ii) a negative effect of the decrease in production profiles of Ps.27,335,248 in the Tsimin Xux, Ogarrio – Sánchez Magallanes, Antonio J. Bermudez and Burgos; and (iii) a negative tax effect of Ps.13,533,642, due to an increase in tax base by de increase in petroleum product prices.

As of September 30, 2023, Pemex Exploration and Production recognized a net impairment of Ps. (62,725,055) mainly due to: (i) a decrease in production profiles volume in the barrel of crude oil equivalent generating a negative effect of Ps. 156,340,299, mainly in the Chuc, Burgos, Bellota Chinchorro, Ogarrio Magallanes, Crudo Ligero Marino, Tsimin Xux and Ixtal-Manik CGUs; (ii) the negative effect due to an exchange rate of Ps. 24,656,123, from Ps.19.4143 = U.S.$1.00 as of December 31, 2022, to Ps. 17.6195 = U.S.$1.00 as of September 30, 2023; and (iii) an increase in the discount rate of Ps. 17,506,282, from 9.31% in December 31, 2022 to 10.24% in September 30, 2023, due to the increase in the debt component in the Weighted Average Cost of Capital ("WAAC") derived from the rise in global interest rates, which impacted PEMEX's benchmark rates that oil and gas industry uses to determine these discount rates. These effects were partially offset by (i) an increase in crude oil prices, generating a positive effect

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of Ps. 35,913,103; (ii) a positive tax effect of Ps. 30,721,216, due to the decrease in production profiles volume in the barrel of crude oil equivalent and (iii) a positive effect of Ps. 69,143,330 due to lower transportation and distribution costs.

The CGUs of Pemex Exploration and Production are investment projects in productive fields with hydrocarbon reserves associated with proved reserves. These productive hydrocarbon fields contain varying degrees of heating power consisting of a set of wells and are supported by fixed assets associated directly with production, such as pipelines, production facilities, offshore platforms, specialized equipment and machinery.

Each project represents the smallest unit which can concentrate the core revenues, with clear costs and expenses that enable future cash flows (value in use) to be determined.

Pemex Exploration and Production determines the recoverable amount of fixed assets based on the long-term estimated prices for Pemex Exploration and Production's proved reserves. The recoverable amount on each asset is the value in use.

To determine the value in use of long-lived assets associated to hydrocarbon extraction, the net present value of reserves is determined based on the following assumptions:

	As of September 30	
	2024	**2023**
Average crude oil price	65.47 U.S.$/bl	61.58 U.S.$/bl
Average gas price	4.80 U.S.$/mpc	4.85 U.S.$/mpc
Average condensates price	73.18 U.S.$/bl	66.66 U.S.$/bl
After-tax discount rate	10.28% annual	10.24% annual

For the nine-month periods ended September 30, 2024 and 2023, the total forecast production, calculated with a horizon of 25 years, was 6,566 billion barrels per day (Bbd) and 6,685 Bbd per day of crude oil equivalent, respectively.

Pemex Exploration and Production, in compliance with practices observed in the industry, estimates the recovery value of an asset by determining its value in use, based on cash flows associated with proved reserves after taxes and using a discount rate, also after taxes. Cash flows related to plugging wells provision costs are excluded in this computation of discounted cash flows.

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As of September 30, 2024 and 2023, values in use for CGU are:

	2024	2023
Chuc	Ps. 63,820,619	Ps. 32,185,078
Aceite Terciario del Golfo	37,876,754	38,851,215
Cantarell	35,272,341	—
Crudo Ligero Marino	33,542,145	15,773,442
Ogarrio Magallanes	25,121,617	20,461,533
Antonio J. Bermúdez	22,514,620	18,148,106
Tsimin Xux	20,396,141	22,596,087
Bellota Chinchorro	15,184,877	12,106,927
Ixtal - Manik	12,818,132	6,340,278
Poza Rica	6,887,762	5,230,881
Tamaulipas Constituciones	6,623,237	2,795,536
Lakach	6,460,269	2,705,851
Arenque	4,075,837	4,176,873
Burgos	3,904,900	6,243,845
Cuenca de Macuspana	592,090	—
Cactus sitio grande	—	15,564,093
Cuenca de Veracruz	—	112,746,991
Ébano CEE	—	3,932,240

Ku-Maloob-Zaap	—	382,346,824
Total	**Ps. 295,091,341**	**Ps. 702,205,800**

Cash-Generating Units of Pemex Logistics

During the nine-month period ended September 30, 2024, Pemex Logistics recognized a net reversal of impairment of Ps.582,924 due to: a decrease in the discount rate used for the project future cash flows in storage terminals from 14.80% as of December 31, 2023 to 14.57% as of September 30, 2024.

During the nine-month period ended September 30, 2023, Pemex Logistics recognized a net impairment of Ps.(11,306) due to: an increase in the discount rate used for the project future cash flows in storage terminals from 12.73% as of December 31, 2023 to 14.81% as of September 30, 2023.

CGU in Pemex Logistics are storage terminals, pipelines and transport equipment. The recoverable amounts of of the assets as of September 30, 2024 and 2023 was Ps.73,098,806 and Ps.76,632,733 corresponding to the discounted cash flows at the rate of 14.57% and 14.81%, 17 and 19 years of useful live, respectively.

112 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

NOTE 14. INTANGIBLE ASSETS, NET

As of September 30, 2024 and December 31, 2023, intangible assets, net were mainly wells unassigned to a reserve and other components of intangible assets, which amounted to Ps.25,299,822 and Ps.20,350,819, respectively:

A.Wells unassigned to a reserve

	As of September 30,			
		2024		2023
Wells unassigned to a reserve:				
Balance at the beginning of the year	Ps.	18,940,360	Ps.	28,388,655
Additions to construction in progress		24,708,576		27,700,872
Transfers against expenses		(13,340,903)		(19,053,508)
Transfers against fixed assets		(6,701,403)		(12,426,889)
Balance at the end of the period	**Ps.**	**23,606,631**	**Ps.**	**24,609,130**

As of September 30, 2024 and 2023, PEMEX recognized expenses related to unsuccessful wells of Ps.21,876,768 and Ps.17,105,924 respectively, directly in its statement of comprehensive income.

B. Other intangible assets

Other intangible assets are mainly licenses, exploration expenses, evaluation of assets and concessions.

	As of September 30,			
		2024		2023
Balance at the beginning of the year	Ps.	1,410,459	Ps.	1,636,279
Additions		392,363		559,677
Effects of foreign exchange		189,118		(295,299)
Amortization		(298,749)		(378,652)
Balance at the end of the period	**Ps.**	**1,693,191**	**Ps.**	**1,522,005**

113 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

NOTE 15. GOVERNMENT BONDS AND OTHER ASSETS

A.Government bonds

The following table sets forth the balance of Mexican Government local bonds (the "Government Bonds") held by Petróleos Mexicanos valued at amortized cost as of September 30, 2024 and December 31, 2023:

	September 30, 2024		December 31, 2023	
Government Bonds[1]	Ps.	43,044,642	Ps.	64,132,418
Less: current portion of Government Bonds, net of expected credit losses		21,570,204		28,637,314
Total long-term of Government bonds	**Ps.**	**21,474,438**	**Ps.**	**35,495,104**

[1]As of September 30, 2024 and December 31, 2023, includes an expected credit loss of Ps. 3,443 and Ps.5,595, respectively.

As of November 19, 2020, the value of the Government Bonds was Ps.128,786,611, and the liability was Ps.95,597,610.

On November 20, 2020, Petróleos Mexicanos monetized the whole of the Government Bonds by entering into a three-year financial arrangement to partially raise an equivalent of Ps.95,597,610 at an annual rate of 8.56275%, maturing November 24, 2023. Petróleos Mexicanos retains the risks, benefits and economic rights of the Government Bonds, which were delivered to a financial institution. Petróleos Mexicanos will continue to collect coupon and principal payments from the securities throughout the term of the transaction. Therefore, Petróleos Mexicanos recognizes these Government Bonds as restricted assets and recognizes short-term debt for the monetization. The resources from the Government Bonds were transferred to the FOLAPE for payments related to its pension and retirement plan obligations.

During the period from January 1 to September 30, 2024, interest income generated by the Government Bonds amounted to Ps.3,808,304, of which Petróleos Mexicanos received payments in the amount of Ps.4,328,054. During the period from January 1 to September 30, 2023, interest income generated by the Government Bonds amounted to Ps.5,791,844, of which Petróleos Mexicanos received payments in the amount of Ps.6,760,491.

As of September 30, 2024 and December 31, 2023, the Government Bonds consist of 7 and 12 series of development bonds (D Bonds and M Bonds) issued by the *Secretaría de Hacienda y Crédito Público* ("Ministry of Finance and Public Credit" or "SHCP") with maturities between 2024 and 2026, at nominal values of Ps.42,939,002 and Ps.63,875,778, respectively.

As of September 30, 2024 and December 31, 2023, the fair value of the transferred assets was Ps.42,035,790 and Ps.62,731,992, respectively and the fair value of the associated liabilities was Ps.42,035,806 and Ps.49,317,793 respectively, resulting in a net position of Ps.(16) and Ps.13,414,199, respectively.

As of September 30, 2024 and December 31, 2023, the recorded liability was Ps.41,343,314 (Ps.41,048,353 of principal and Ps. 294,961 of interest) and Ps.59,364,989 (Ps.58,741,483 of principal and Ps.623,506 of interest), respectively.

114 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

The roll-forward of the Government Bonds is as follows:

	As of September 30,			
	2024		2023	
Balance as of the beginning of the year	Ps.	64,132,418	Ps.	110,179,517
Government Bonds collected (1)		(20,936,777)		(31,470,648)
Accrued interests		3,808,304		5,791,844
Interests received from bonds		(4,328,054)		(6,760,491)
Impact of the valuation of bonds in UDIs		—		205,403
Amortized cost		366,598		589,743
Reversal of impairment of bonds		2,153		2,555
Balance at the end of the period	**Ps.**	**43,044,642**	**Ps.**	**78,537,923**

(1) As of September 30, 2024 three series of Government Bonds were collected in February, April, June, August and September.

B. Other assets

As of September 30, 2024 and December 31, 2023, the balance of other assets was as follows:

	September 30, 2024		December 31, 2023	
Payments in advance (1)	Ps.	5,541,461	Ps.	5,907,464
Other		4,543,231		3,353,985
Insurance		1,354,280		1,352,643
Total other assets	**Ps.**	**11,438,972**	**Ps.**	**10,614,092**

(1) Mainly advance payments to contractors for the construction of the Olmeca Refinery in Dos Bocas, Paraíso, Tabasco, through PTI ID.

NOTE 16. DEBT

The Federal Revenue Law applicable to PEMEX as of January 1, 2024, published in the Official Gazette of the Federation on November 13, 2023, authorized Petróleos Mexicanos and its Subsidiary Entities to incur an internal net debt up to Ps. 138,119,100 and an external net debt up to U.S.$3,726,500. PEMEX can incur additional domestic or external debt, as long as the total amount of net debt does not exceed the ceiling established by the Federal Revenue Law.

The Board of Directors approves the terms and conditions for the incurrence of obligations that constitute public debt of Petróleos Mexicanos for each fiscal year, in accordance with the Petróleos Mexicanos Law and the Reglamento de la Ley de Petróleos Mexicanos (Regulations to the Petróleos Mexicanos Law). The terms and conditions are promulgated in accordance with the guidelines approved by the SHCP for Petróleos Mexicanos for the respective fiscal year.

During the period from January 1 to September 30, 2024, PEMEX participated in the following financing activities:

- On April 12, 2024, Petróleos Mexicanos entered into a Ps.5,000,000, credit facility bearing interest at a floating rate linked to 91-day TIIE plus a margin of 400 basis points, maturing in April 2025. As of September 30, 2024 the available amount was Ps.1,000,000.

115 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

- On April 18, 2024, Petróleos Mexicanos issued U.S.$500,000 of its Senior Guaranteed Floating Rate Notes due March 2025 bearing interest at a floating rate linked to 90-day SOFR plus a margin of 300 basis points and guaranteed by Pemex Exploration and Production, Pemex Industrial Transformation and Pemex Logistics.

- On April 26, 2024, Petróleos Mexicanos issued a promissory note for the principal amount of Ps.850,000, bearing interest at a floating rate linked to 28-day TIIE plus a margin of 400 basis points, maturing in April 2025.

- On April 29, 2024, Petróleos Mexicanos withdrew Ps.3,000,000, from a credit facility bearing interest at a floating rate linked to 28-day TIIE plus a margin of 260 basis points, maturing in November 2024.

- On May 24, 2024, Petróleos Mexicanos entered into an amended revolving credit facility of Ps.19,000,000, to a credit facility bearing interest at a floating rate linked to 28-days TIIE plus a margin of 350 basis points, maturing in May 2028.

- On June 3, 2024, Petróleos Mexicanos issued a promissory note for the principal amount of Ps.2,150,000, bearing interest at a floating rate linked to 28-day TIIE plus a margin of 315 basis points, maturing in November 2024.

- On June 12, 2024, Petróleos Mexicanos entered into a Ps.5,000,000, credit facility bearing interest at a floating rate linked to 91-day TIIE plus a margin of 400 basis points, maturing in June 2025. As of September 30, 2024 the available amount was Ps.1,000,000.

- On June 18, 2024, Petróleos Mexicanos withdrew Ps.1,700,000, from a credit facility bearing interest at a floating rate linked to 28-day TIIE plus a margin of 310 basis points, maturing in January 2025.

- On June 25, 2024, Petróleos Mexicanos issued a credit facility of Ps.23,400,000, from a credit facility bearing interest at a floating rate linked to 28-day TIIE plus a margin of 270 basis points, maturing in July 2026.

- On July 3, 2024, Petróleos Mexicanos entered into a U.S.$2,501,549, credit facility bearing interest at a floating rate linked to 30-day SOFR plus a margin of 215 basis points, maturing in July 2026, of which as of September 30, 2024 is fully drawn.

- On July 10, 2024, Petróleos Mexicanos issued a promissory note for the principal amount of U.S.$341,667, from a credit facility bearing interest at a floating rate linked to 30-day SOFR plus a margin of 425 basis points, maturing in March 2025.

- On July 17, 2024, Petróleos Mexicanos entered into a U.S.$750,000 amended revolving credit facility bearing interest at a floating rate linked to 90-day SOFR plus a margin of 454 basis points, maturing in January 2026.

- On August 16, 2024, Petróleos Mexicanos issued a promissory note for the principal amount of Ps.5,000,000, from a credit facility bearing interest at a floating rate linked to 28-day TIIE plus a margin of 365 basis points, maturing in November 2024.

- On August 21, 2024, Petróleos Mexicanos issued a promissory note for the principal amount of Ps.3,000,000, from a credit facility bearing interest at a floating rate linked to 28-day TIIE plus a margin of 365 basis points, maturing in November 2024.

- On August 26, 2024, Petróleos Mexicanos issued a promissory note for the principal amount of Ps.2,000,000, from a credit facility bearing interest at a floating rate linked to 28-day TIIE plus a margin of 365 basis points, maturing in December 2024.

- On August 26, 2024, Petróleos Mexicanos issued a promissory note for the principal amount of Ps.2,000,000, from a credit facility bearing interest at a floating rate linked to 28-day TIIE plus a margin of 365 basis points, maturing in December 2024.

- On August 30, 2024, Petróleos Mexicanos entered into a Ps.1,000,000 a credit facility bearing interest at a floating rate linked to 28-day TIIE plus a margin of 310 basis points, maturing in February 2025.

116 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

- On September 13, 2024, Petróleos Mexicanos issued a promissory note for the principal amount of Ps.2,000,000, from a credit facility bearing interest at a floating rate linked to 28-day TIIE plus a margin of 365 basis points, maturing in January 2025.

- On September 13, 2024, Petróleos Mexicanos issued a promissory note for the principal amount of Ps.2,000,000, from a credit facility bearing interest at a floating rate linked to 28-day TIIE plus a margin of 365 basis points, maturing in January 2025.

- On September 19, 2024, Petróleos Mexicanos entered into a Ps.5,000,000 credit facility bearing interest at a floating rate linked to 28-day TIIE plus a margin of 400 basis points, maturing in September 2025, which as of September 30, 2024 the available amount is Ps.200,000.

All the financing activities mentioned above were guaranteed by Pemex Exploration and Production, Pemex Industrial Transformation and Pemex Logistics and their respective successors and assignees.

As of September 30, 2024, PEMEX had U.S.$5,902,000 and Ps.20,500,000 in credit lines in order to provide liquidity. As of September 30, 2024 the peso-denominated credit lines were fully drawn and U.S.$80,000 were available under U.S. dollar denominated credit lines.

As of December 31, 2023, the outstanding amount under PMI Trading's revolving credit line was U.S.$661,213. From January 1 to September 30, 2024, PMI Trading obtained U.S.$775,394 from its revolving credit line and repaid U.S.$1,255,352. As of September 30, 2024, the outstanding amount under this revolving credit line was U.S.$181,255 and the available amount was U.S.$43,745.

As of September 30, 2024 and 2023, PEMEX used the following exchange rates to translate the outstanding balances in foreign currencies to pesos in the statement of financial position:

	As of September 30,	
	2024	**2023**
U.S. dollar	19.6290	17.6195
Japanese yen	0.1357	0.1180
Pounds sterling	26.3421	21.4975
Euro	21.9472	18.6114
Swiss francs	23.2049	19.2373

117 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

The following table presents the roll-forward of total debt of PEMEX for each of the nine-month periods ended September 30, 2024 and 2023, which includes short and long-term debt:

	As of September 30,	
	2024 (1)	**2023** (1)
Changes in total debt:		
At the beginning of the year	Ps. 1,794,470,357	Ps. 2,091,463,996
Loans obtained - financing institutions	802,721,233	567,881,697
Debt payments	(904,734,885)	(626,358,506)
Accrued interest (2)(3)	117,720,180	112,220,620
Interest paid	(121,804,035)	(121,388,570)
Foreign exchange	221,704,153	(159,041,031)
At the end of the period	**Ps. 1,910,077,003**	**Ps. 1,864,778,206**

(1) These amounts include accounts payable by Financed Public Works Contracts ("FPWC") (formerly known as, Multiple Services Contracts), which do not generate cash flows.

(2) During 2024, includes Ps.372,828 in premiums and awards amortizations, Ps.(1,494,781) in fees and expenses related to the issuance of debt and Ps.1,852,912 in amortized cost.

(3) During 2023, includes Ps.(49,879) in premiums and awards amortizations, Ps.(984,320) in fees and expenses related to the issuance of debt and Ps.2,462,958 in amortized cost.

NOTE 17. PROVISIONS FOR SUNDRY CREDITORS

As of September 30, 2024 and December 31, 2023, the provisions for sundry creditors and others is as follows:

		September 30, 2024		December 31, 2023
Provision for plugging of wells (Note 13)	Ps.	75,188,303	Ps.	61,117,106
Provision for trails in process (Note 19)		13,209,002		12,436,092
Provision for environmental costs		7,842,051		9,757,356
Total	**Ps.**	**96,239,356**	**Ps.**	**83,310,554**

NOTE 18. EQUITY (DEFICIT)

A.Certificates of Contribution "A"

The capitalization agreement between Petróleos Mexicanos and the Mexican Government states that the Certificates of Contribution "A" constitute permanent capital.

For the nine-month period ended September 30, 2024, Petróleos Mexicanos received Ps.150,509,050 in Certificates of Contribution "A" from the Mexican Government.

118 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

During 2023, Petróleos Mexicanos received Ps.166,615,123 in Certificates of Contribution "A" from the Mexican Government, which were designated for the construction of the Olmeca Refinery in Dos Bocas, Paraíso, Tabasco, the strengthening of its financial position, the strengthening of its fertilizers chain and the rehabilitation plan of the National Refining System.

PEMEX's Certificates of Contribution "A" are as follows:

		Amount
Certificates of Contribution "A" as of December 31, 2022	**Ps.**	**1,029,592,293**
Increase in Certificates of Contribution "A" during 2023		166,615,123
Certificates of Contribution "A" as of December 31, 2023	**Ps.**	**1,196,207,416**
Increase in Certificates of Contribution "A" during 2024		150,509,050
Certificates of Contribution "A" as of September 30, 2024	**Ps.**	**1,346,716,466**

Mexican Government contributions made in the form of Certificates of Contribution "A" during the nine-month period ended September 30, 2024 totaled Ps.150,509,050 and were designated for the strengthening of Petróleos Mexicanos' financial position and for the "*Proyecto Aprovechamiento de Residuales*" in the Salina Cruz Refinery, Oaxaca, as follows:

Date	Strengthening of financial position		Proyecto Aprovechamiento de Residuales en la Refinería Salina Cruz, Oaxaca	
January 12	Ps.	22,479,358	Ps.	—
February 12		32,391,756		—
March 7		13,997,554		—
March 26		5,857,845		—
March 26		2,510,505		—
April 8		5,632,399		—
May 9		21,321,366		—
May 9		8,980,400		—
May 21		27,634,576		—
June 11		4,194,241		—
August 8		—		5,509,050
Total	**Ps.**	**145,000,000**	**Ps.**	**5,509,050**

B. Mexican Government contributions

As of September 30, 2024 and December 31, 2023, there were no Mexican Government contributions apart from Certificates of Contribution "A".

C. Legal reserve

Under Mexican law, each of the Subsidiary Companies is required to allocate a certain percentage of its net income to a legal reserve fund until the fund reaches an amount equal to a certain percentage of each Subsidiary Company's capital stock.

As of September 30, 2024 and December 31, 2023, there were no changes to the legal reserve.

119 of 125

PEMEX Consolidated
Ticker: PEMEX Quarter: 3 Year: 2024

D.Accumulated other comprehensive result

For the nine-month period ended September 30, 2024 and 2023 PEMEX recognized net actuarial gains of Ps.121,077,944 and Ps.125,479,436 in other comprehensive results, net of deferred income tax of Ps.(8,039,019) and Ps.(8,468,114) respectively, related to retirement and post-employment benefits. The gains resulted from an increase in discount and plan asset return rates, rising from 9.42% on December 31, 2023 to 10.11% on September 30, 2024.

E.Accumulated deficit from prior years

PEMEX has recorded losses in the past several years. However, the *Ley de Concursos Mercantiles* ("Commercial Bankruptcy Law of Mexico") is not applicable to Petróleos Mexicanos and the Subsidiary Entities. Furthermore, the financing agreements to which PEMEX is a party do not provide for financial covenants that would be breached or events of default that would be triggered as a consequence of negative equity.

F. Uncertainty related to going concern

The condensed consolidated interim financial statements have been prepared assuming PEMEX will continue as a going concern. The going concern assumption contemplates the realization of assets and satisfaction of liabilities in normal course of business. However, substantial doubt about PEMEX's ability to continue as a going concern exists.

Facts and conditions

PEMEX has substantial debt, incurred mainly to finance the capital expenditures needed to carry out its capital investment projects and to fund its operating expenses. Due to its heavy fiscal burden resulting from the payment of hydrocarbon extraction duties, the cash flows derived from PEMEX's operations in recent years have not been sufficient to fully fund its operations and capital expenditure programs, which have been partially supported by the Mexican Government's equity contributions. In addition, PEMEX´s working capital has been negative.

In 2022, 2023 and 2024, certain ratings agencies downgraded PEMEX's credit rating, mainly driven by concerns around its operating performance, liquidity and the Mexican Government's ability and willingness to provide PEMEX with additional liquidity, as well the volatility of the crude oil prices and the downgrade of the Mexican Government's sovereign debt rating, impacting PEMEX´s access to the financial markets, the cost and terms of PEMEX's new debt and contract renegotiations that PEMEX may carry out during 2024. These conditions have negatively impacted PEMEX´s financial performance and also its liquidity position.

As of September 30, 2024 and 2023, PEMEX recognized a net (loss) income of Ps.(430,102,758) and Ps.3,024,796, respectively. In addition, as of September 30, 2024 and December 31, 2023, PEMEX had a negative equity of Ps.1,739,181,706, and Ps.1,652,978,810, respectively, mainly due to continuous net losses in prior years, and a negative working capital of Ps.565,807,098 and Ps.585,176,915, as of September 30, 2024 and December 31, 2023, respectively.

PEMEX has budget autonomy, and, in public finance terms, is subject to the cash flows financial balance goals approved in the *Decreto de Presupuesto de Egresos de la Federación* ("Federal Expenditure Budget Decree"). This represents the difference between its gross revenues (inflows) and its total budgeted expenditures (outflows) including the financial cost of its debt, which is proposed by the SHCP and approved by the Chamber of Deputies. The Federal Budget for 2024 authorized PEMEX to have a financial balance budget of Ps.145,000,000, conduct financing activities that do not represent a net debt in terms of public debt greater than Ps.203,705,500 and conduct other financing activities that do not represent net public debt. This financial balance does not consider the payment of principal during 2024, which PEMEX expects to cover with equity contributions from the

120 of 125

PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 121 of 125 Mexican Government. PEMEX has short-term debt principal maturities (including interest payable) of Ps.358,663,020 as of September 30, 2024. The combined effect of the above-mentioned events indicates substantial doubt about PEMEX’s ability to continue as a going concern. Actions- PEMEX and the Mexican Government are carrying out the following actions, among others, to preserve liquidity and let PEMEX pay its commitments: The application of the tax credit decree to automotive fuels published in the Official Gazette of the Federation of March 4, 2022, was in effect for 2023 and remains in effect through 2024. This decree allows PEMEX to substantially recover from the Mexican Government the difference between the international reference price of gasoline and diesel and the price at which they trade in the domestic market, accounting for inflation. In October 31, 2023, the Mexican Government adjusted PEMEX’s tax regime and set its Profit-sharing Duty at 30.0% for 2024, a reduction of 10.0% points from the applicable rate in 2023 of 40.0%. On February 13, 2024, the Mexican Government issued a decree in the Official Gazette of the Federation suspending the collection of PEMEX’s Profit-sharing Duty and Hydrocarbons Extraction Duty for the months of October, November and December 2023 and January 2024. Additionally, on August 23, 2024, the Mexican Government issued a decree in the Official Gazette of the Federation suspending the collection of PEMEX’s Profit-sharing Duty for the months of May, June and July of 2024 and Hydrocarbons Extraction Duty for the months of June and July of 2024. The suspension granted PEMEX a reduction in its tax burden of Ps.91,348,348 for the corresponding period in 2023 and Ps.79,281,298 during 2024. Also on September 24, 2024, the Mexican Government issued a decree in the Official Gazette of the Federation deferring the collection of PEMEX’s Profit-sharing Duty and Hydrocarbons Extraction Duty for the month of August 2024, to be paid up to October 30, 2024. The Mexican Government's Federal Budget for 2024 includes Ps.145,000,000 for PEMEX during 2024 to help improve its financial position. In addition, PEMEX has plans to raise funds from the markets in accordance with prevailing conditions and to refinance its debt. Further, PEMEX has the capacity to refinance its short-term debt maturities through direct loans and revolving credit facilities. PEMEX's ability to refinance its short-term debt depends on factors beyond its control. The Revenue Law for 2024 also authorized PEMEX to incur a net additional indebtedness up to Ps.203,705,500 (Ps.138,119,100 and U.S.$3,726,500), which is considered as public debt by the Mexican Government and may be used to partially cover its financial balance in 2024. PEMEX reviews and aligns its capital expenditures portfolio in accordance with updated economic assumptions on a periodic basis and giving priority to those projects which increase production in an efficient manner and at the lowest cost. On December 13, 2022, the Board of Directors of Petróleos Mexicanos approved the business plan of Petróleos Mexicanos and its Subsidiary Companies for 2023-2027 (the “2023-2027 Business Plan”). Prices of crude oil, natural gas and petroleum products showed a recovery in 2022 but decreased 20.00% in 2023. If international values for the Mexican oil price were higher than the average price of U.S.$56.7 per barrel, which was the reference price used to PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 122 of 125 prepare our financial balance for 2024, this additional revenue would enable PEMEX to achieve its business plan objectives more quickly. During the nine-month period ended September 30, 2024, the average price of crude oil was U.S.$72.5 per barrel. Petróleos Mexicanos and its Subsidiary Entities are not subject to the Commercial Bankruptcy Law of Mexico and none of PEMEX’s existing financing agreements include any financial covenants that could lead to the demand for immediate payment of its debt due to having negative equity or non-compliance with financial ratios. As a reference, PEMEX prepared its condensed consolidated interim financial statements as of September 30, 2024 and December 31, 2023 on a going concern basis. There are certain conditions that have generated material uncertainty and significant doubts concerning the entity’s ability to continue operating, including recurring net losses, negative working capital and negative equity. Those financial statements do not contain any adjustments that would be required if they were not prepared on a going concern basis. G.Non-controlling interest PEMEX does not currently own all of the shares of PMI CIM and COMESA, variations in income and equity from these entities are also presented in the condensed consolidated interim statements of changes in equity (deficit) as “non-controlling interest.” As of September 30, 2024 and December 31, 2023, non-controlling interest represented (losses) of Ps.(255,669) and Ps.(116,639), respectively, in PEMEX’s equity (deficit). NOTE 19. CONTINGENCIES In the ordinary course of business, PEMEX is named in a number of lawsuits of various types. PEMEX evaluates the merit of each claim and assesses the likely outcome. PEMEX has not recorded provisions related to ongoing legal proceedings since an unfavorable resolution is not expected in such proceedings, with the exception of the proceeding described in further detail in this Note. PEMEX is involved in various civil, tax, criminal, administrative, labor and commercial lawsuits and arbitration proceedings. The results of these proceedings are uncertain as of the date of these condensed consolidated interim financial statements. As of September 30, 2024 and December 31, 2023, PEMEX had accrued a reserve of Ps.13,209,002 and Ps.12,436,092, respectively, for these contingent liabilities. As of September 30, 2024, the current status of the principal lawsuits in which PEMEX is involved is as follows: • On April 4, 2011, Pemex Exploration and Production was summoned before the Séptima Sala Regional Metropolitana (“Seventh Regional Metropolitan Court”) of the Tribunal Federal de Justicia Fiscal y Administrativa (“Tax and Administrative Federal Court”) in connection with an administrative claim (No. 4957/11-17-07-1) filed by EMS Energy Services de México, S. de R.L. de C.V. and Energy Maintenance Services Group I. LLC requesting that Pemex Exploration and Production’s termination of the public works contract be declared null and void. In a concurrent proceeding, the plaintiffs also filed an administrative claim (No. 13620/15-17-06) against Pemex Exploration and Production before the Sexta Sala Regional Metropolitana (“Sixth Regional Metropolitan Court”) of the Tax and Administrative Federal Court in Mexico City seeking damages totaling U.S.$193,713 related to the above-mentioned contract. Pemex Exploration and Production filed a response requesting the two administrative claims be joined in a single proceeding, which was granted. On April 30, 2019, a judgment was issued by the Segunda Seccion de la Sala Superior (“Second Section of the Superior Court”) in favor of Pemex PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 123 of 125 Exploration and Production. On June 25, 2019, the plaintiffs filed an amparo (D.A. 397/2019) before the Tercer Tribunal Colegiado en Materia Administrativa del Primer Circuito (“Third Administrative Joint Court of the First Circuit”), which was granted. On March 12, 2020, Pemex Exploration and Production filed a motion to review against the resolution granting this amparo before the Third Administrative Joint Court of the First Circuit. On October 1, 2020, the Third Administrative Joint Court declared the resolution null and void, no amount was granted in favor of the plaintiffs, among others. On February 24, 2022, an amparo (350/2020) was granted in favor of EMS Energy Services de México, S. de R.L. On March 17, 2022, a motion was filed to draw the resolution by the Suprema Corte de Justicia de la Nación (Supreme Court of Justice of the Nation). On June 16, 2022, a resolution was issued in connection with the amparo 350/2020 stating that the plaintiffs partially proved their requests, and the resolution was declared null and void, among others. On August 1, 2022, a motion to review this resolution was filed and admitted (RF 574/2022) by the Third Administrative Joint Court of the First Circuit. On September 13, 2022, representations were made under the amparo (D.A. 539/2022) filed by the plaintiffs before such Court. On April 18, 2024, a resolution was issued by the Third Administrative Joint Court of the First Circuit modifying the appealed judgment and granting the Amparo to EMS Energy Services de México, S. de R.L. de C.V. On July 10, 2024, a resolution was issued by the Superior Court ordering PEP to the following: (i) the payment of 27 estimates for a total amount of U.S.$27,244, plus VTA; (ii) the payment of damages; (iii) the refund of the penalties applied for U.S.$4,143 plus VTA; (iv) the refund of the standby letter of credit standby for U.S.$13,975, and (v) the payment of financial expenses. On August 27, 2024, the tax review was filed. As of the date of these condensed consolidated interim financial statements, a final resolution is still pending. • Constructora Norberto Odebrecht, S.A. filed an administrative claim against Pemex Industrial Transformation (file No. 4742/19-17-01-7) seeking U.S.$113,582 and Ps.14,607 in connection with a termination resolution (no. 1,757) dated January 14, 2019, and issued by Pemex Industrial Transformation, which awarded U.S.$51,454 in favor of Pemex Industrial Transformation. The claim was admitted. On November 11, 2020, Pemex Industrial Transformation filed a response to this claim. The accounting expert filed his opinion. On June 2, 2022 an opinion by the accounting expert appointed by Pemex Industrial Transformation was filed. A third accounting expert was appointed, who did not ratify his position; therefore, a resolution dated October 2, 2023 was issued requesting the Expert Unit to appoint another expert. On February 2, 2024, the independent accounting expert accepted his assignment and was granted 15 days to render his report. On March 19, 2024, the Superior Court decided to exercise its power of attraction. On May 2, 2024, the Superior Court issued a resolution requesting the Expert Unit to appoint another expert, since the previously appointed expert did not ratify the report. On August 2,2024, a resolution was issued, granting the independent expert a term to render the report and ratify it. The term continues elapsing. As of the date of these condensed consolidated interim financial statements, a final resolution is still pending. • On November 24, 2021, Pemex Industrial Transformation filed a repeal request (no. RRL2021014568) seeking that the resolutions dated October 7, 2021, issued by the Hydrocarbons Verification Manager of the Tax Administration Service be declared null and void. These resolutions established charges for Special Taxes on Production and Services, Value Added Taxes, fines among other for an amount of Ps.3,084,975. As of the date of these condensed consolidated interim financial statements, a final resolution is still pending. • Micro Smart Systems de México, S. de R.L. de C.V. (MSSM) filed before the Sala Regional del Golfo Norte (Regional Court of the North Gulf) of the Tax and Administrative Federal Court (574/22-18-01-8) challenging a settlement statement dated February 17, 2022 related to a works contract number No. 424049831 issued by Pemex Exploration and Production and seeking U.S.$240,448. On April 5, 2022, the claim was admitted which was notified on May 17, 2022. On July 1, 2022, Pemex Exploration and Production filed a response to this claim, requesting Pemex Exploration and Production evidence, which was filed on August 8, 2022, and admitted by the Regional Court of the North Gulf on August 17, 2022. On September 2, 2022, this Regional Court confirmed the rejection of the evidence filed by the plaintiffs. On September 29, 2022, the Primera Sección de la Sala Superior (First Section of the Superior Court) denied a compliant motion filed by MSSM against the settlement statement dated February 17, 2022. On October 3, 2022, it was agreed that the plaintiff would make various statements in relation to the defense of the claim. On October 7, 2022 a resolution was issued regarding the PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 124 of 125 complaint filed by the plaintiff confirming the resolution issued on August 28, 2018. On November 14, 2022, the First Section of the Superior Court agreed to an amparo proceeding (1833/2022) against acts issued by the Juzgado Octavo de Distrito en Materia Administrativa (Eighth Administrative District Court), in Mexico City and required such authority to render the justified report. On May 17, 2023, the Regional Court of the North Gulf, summoned the parties to file its rejoinders, which were filed by Pemex Exploration and Production on June 14, 2023. On June 22, 2023, the Regional Court ordered the file to be sent to the First Section of the Superior Court. On September 19, 2023, the Northern Gulf Regional Court sent the file to the First Section of the Superior Court for a final resolution. On November 14, 2023, the First Section of the Superior Court published a resolution requiring the Northern Gulf Regional Court to send all the documents that integrate the evidentiary file offered in the trial. On December 12, 2023, an extract of a clarification agreement concerning the referral of evidence to the First Section of the Superior Court was notified in the jurisdictional gazette. On June 14, 2024, the First Section of the Superior Court issued a resolution (574/22-18-01-8/1549/23-PL-09-04) designating the delegates by Micro Smart Systems de México S. de R.L. de C.V. On September 9, 2024, the suspension of the trial was decreed until the determination regarding the compliance with the resolution of the First Section of the Superior Chamber issued within the trial 752/17-18-01-7/1625/19-S1-05-04 becomes final. As of the date of these condensed consolidated interim financial statements, the final resolution of this process is pending. • Odebrecht Ingeniería y Construcción Internacional de México, S.A. de C.V. (Odebrecht), filed an oral commercial proceeding (314/2021IV) against Pemex Industrial Transformation before the Juzgado Tercero de Distrito en Materia de Extinción de Dominio y Especiales en Juicios Orales (Third District Court in Matters of Extinction of Ownership and Special Oral Commercial Lawsuits), claiming benefits related to the contract DCPA-OP-GCP-DGTRI-A-3-15, for the amount of Ps.1,838,753 for unpaid work performed, as well as damages. On December 6, 2021, Pemex Industrial Transformation filed a response to this claim, and a preliminary hearing date was set for May 6, 2022. As a result of the unfavorable resolution of July 7, 2022, which ordered the payment of estimates, both Pemex Industrial Transformation and Odebrecht filed a direct amparo against that resolution, where the Décimo Tercer Tribunal Colegiado en Materia Civil (Thirteenth Civil Collegiate Court), granted the injunction and protection of the resolution of July 7, 2022 to Pemex Industrial Transformation denied the adhesive amparo filed by Odebrecht and dismissed the direct amparo filed by Odebrecht. In compliance with the execution of the direct amparos (533/2022 and 538/2022), filed by Pemex Industrial Transformation and Odebrecht, the Third District Court on Extinction of Ownership and Special Oral Commercial Lawsuits in Mexico City issued the final resolution on November 13, 2023, in the Commercial Oral Proceeding 314/2021-IV. Against such resolution, Pemex Industrial Transformation and Odebrecht filed a direct amparo (juicio de amparo directo), which to date is only filed by Pemex Industrial Transformation, before the Thirteenth Collegiate Court in Civil Matters, under file number 908/2023. Odebrecht filed a complaint appeal against the dismissal of Amparo 16/2024 and also challenged the presiding judge of the Décimo Tercer Tribunal Colegiado en Materia Civil (Thirteenth Civil Collegiate Court). In parallel, Odebrecht filed an appeal before the Supreme Court of Justice of the Nation regarding the legal criteria applied in the order that dismissed its amparo lawsuit. Both proceedings are pending. As for the amparo filed by Pemex Industrial Transformation, its processing is suspended until the appeal is resolved. As of the date of these condensed consolidated interim financial statements, the final resolution of this process is pending. • On September 9, 2022, Pemex Industrial Transformation filed a repeal request against a tax credit for the 2016 fiscal year related to the Special Tax on Production and Services and Value Added Tax for an amount of Ps.5,852,222, seeking that this resolution is declared null and void. As of the date of these condensed consolidated interim financial statements, a final resolution is still pending. • On September 22, 2023, Pemex Industrial Transformation filed a repeal request against a tax credit for the 2017 fiscal year related to the Special Tax on Production and Services and Value Added Tax, updates, fines and surcharges for the months of January to December 2017 for an amount of Ps.8,349,608, seeking that this resolution is declared null and void. As of the date of these condensed consolidated interim financial statements, a final resolution is still pending.

PEMEX Consolidated Ticker: PEMEX Quarter: 3 Year: 2024 125 of 125 The results of these proceedings are uncertain until their final resolutions are issued by the appropriate authorities. PEMEX has recorded liabilities for loss contingencies when it is probable that a liability has been incurred and the amount thereof can be reasonably estimated. When a reasonable estimation could not be made, qualitative disclosure was provided in the notes to these condensed consolidated interim financial statements. PEMEX does not disclose amounts accrued for each individual claim because such disclosure could adversely affect PEMEX’s legal strategy, as well as the outcome of the related litigation. NOTE 20. SUBSEQUENT EVENTS A.Recent financing activities During the period from October 1 to 21, PEMEX participated in the following financing activities: • On October 2, 2024, Petróleos Mexicanos issued a promissory note for the principal amount of Ps.5,000,000, from a credit facility bearing interest at a floating rate linked to 28-day TIIE plus a margin of 85 basis points, maturing in December 2024. • On October 2, 2024, Petróleos Mexicanos issued a promissory note for the principal amount of Ps.5,500,000, from a credit facility bearing interest at a floating rate linked to 28-day TIIE plus a margin of 85 basis points, maturing in December 2024. As of September 30, 2024, the outstanding amount under the PMI Trading revolving credit line was U.S.$181,255. Between October 1 to 21, PMI Trading had not financing operation. The available amount under this revolving credit lines was U.S.$43,775 as of October 21, 2024. As of October 21, 2024, PEMEX had U.S.$5,902,000 and Ps. 20,500,000 in available credit lines in order to provide liquidity, of which U.S.$230,000 are available and the credit lines in pesos is fully drawn. B. Exchange rates and crude oil prices As of October 25, 2024, the Mexican peso-U.S. dollar exchange rate was Ps.19.9338 per U.S. dollar, which represents a 1.6% depreciation of the value of the peso in U.S. dollar terms as compared to the exchange rate as of September 30, 2024, which was Ps.19.6290 per U.S. dollar. This decrease in U.S. dollar exchange rate, has led to an estimate loss of Ps.25,092,159 in PEMEX’s foreign exchange gains as of October 25, 2024. As of October 25, 2024, the weighted average price of the crude oil exported by PEMEX was U.S.$66.91 per barrel. This represents a price increase of approximately 4.9% as compared to the average price as of September 30, 2024, which was U.S.$63.76 per barrel. Dividends paid, ordinary shares: 0 Dividends paid, other shares: 0 Dividends paid, ordinary shares per share: 0 Dividends paid, other shares per share: 0